FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-193376-15

January 20, 2015

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET
$1,423,095,880
(Approximate Total Mortgage Pool Balance)

$1,243,928,000
(Approximate Offered Certificates)

COMM 2015-LC19

Deutsche Mortgage & Asset Receiving Corporation Depositor

German American Capital Corporation Ladder Capital Finance LLC Cantor Commercial Real Estate Lending, L.P. KeyBank National Association Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Cantor Fitzgerald & Co.

Joint Bookrunning Managers and Co-Lead Managers

KeyBanc Capital Markets	Goldman, Sachs & Co.

Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-193376) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2015-LC19 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the other Free Writing Prospectus expected to be dated January 20, 2015, relating to the offered certificates (hereinafter referred to as the “Free Writing Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Joint Bookrunners & Co-Lead Managers:	Deutsche Bank Securities Inc. Cantor Fitzgerald & Co.

Co-Managers:	KeyBanc Capital Markets Inc. and Goldman, Sachs & Co.

Mortgage Loan Sellers:
German American Capital Corporation* (“GACC”) (47.5%), Ladder Capital Finance LLC (“LCF”) (24.5%), Cantor Commercial Real Estate Lending, L.P. (“CCRE”) (17.9%) and KeyBank National Association (“KeyBank”) (10.1%).
*An indirect wholly owned subsidiary of Deutsche Bank AG.

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Operating Advisor:	Park Bridge Lender Services LLC

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Trustee:	Wells Fargo Bank, National Association

Certificate Administrator:	Wells Fargo Bank, National Association

Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC

Determination Date:	The 6th day of each month, or if such 6th day is not a business day, the following business day, commencing in March 2015.

Distribution Date:	4th business day following the Determination Date in each month, commencing in March 2015.

Cut-off Date:	Payment Date in February 2015 (or related origination date, if later). Unless otherwise noted, all Mortgage Loan statistics are based on balances as of the Cut-off Date.

Settlement Date:	On or about February 4, 2015

Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.

ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.

SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.

Day Count:	30/360

Tax Treatment:	REMIC

Rated Final Distribution Date:	February 2048

Minimum Denominations:	$10,000 (or $100,000 with respect to Class X-A) and in each case in multiples of $1 thereafter.

Clean-up Call:	1%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-LC19 Mortgage Trust
TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
German American Capital Corporation	13	33	$676,492,935	47.5%
Ladder Capital Finance LLC	19	62	$348,487,410	24.5%
Cantor Commercial Real Estate Lending, L.P.	18	20	$254,032,683	17.9%
KeyBank National Association	9	24	$144,082,853	10.1%
Total:	59	139	$1,423,095,880	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$1,423,095,880
Number of Mortgage Loans:	59
Number of Mortgaged Properties:	139
Average Mortgage Loan Cut-off Date Balance:	$24,120,269
Average Mortgaged Property Cut-off Date Balance:	$10,238,100
Weighted Average Mortgage Rate:	4.2788%
Weighted Average Mortgage Loan Original Term to Maturity or ARD (months):	119
Weighted Average Mortgage Loan Remaining Term to Maturity or ARD (months):	117
Weighted Average Mortgage Loan Seasoning (months):	2
% of Mortgaged Properties Leased to a Single Tenant:	20.5%
Credit Statistics(1):
Weighted Average Mortgage Loan U/W NCF DSCR:	2.09x
Weighted Average Mortgage Loan Cut-off Date LTV(2)(3):	62.7%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(2):	56.4%
Weighted Average U/W NOI Debt Yield(3):	10.8%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity:	30.0%
% Mortgage Loans with Interest Only through Maturity or ARD:	40.7%
% Mortgage Loans with Interest Only followed by Amortization:	29.3%
Weighted Average Remaining Amortization Term (months)(4):	353
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	60.4%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(5):	59.2%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	39.5%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(6):	70.3%
% Mortgage Loans with Upfront Engineering Reserves:	25.8%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	52.4%
% Mortgage Loans with In Place Hard Lockboxes:	80.8%
% Mortgage Loans with Cash Traps Triggered at Levels ≥ 1.05x:	80.4%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	88.2%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	9.7%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Prior to an Open Period and also Defeasance Only After a Lockout Period and Prior to an Open Period:	2.1%
(1)	With respect to the One Memorial Loan, the Gateway Center Phase II Loan and the Walgreens Portfolio Loan, LTV, DSCR and debt yield calculations include the related pari passu companion loan(s).
(2)
With respect to 5 mortgage loans, representing 14.2% of the initial outstanding principal balance, the Cut-off Date LTV and Maturity Date or ARD LTV have in certain cases been calculated based on the “as complete” or “as stabilized” value. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.

(3)	With respect to 1 mortgage loan, representing 1.8% of the initial outstanding principal balance, the Cut-off Date LTV and U/W NOI Debt Yield have been calculated net of any related earnouts.
(4)	Excludes loans which are interest only for the full loan term or through a related anticipated repayment date.
(5)	Includes FF&E Reserves.
(6)	Represents the percent of the allocated initial outstanding principal balance of retail, office, industrial and mixed use properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-LC19 Mortgage Trust
SUMMARY OF THE CERTIFICATES

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/Morningstar)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class A-1	Aaa(sf)/AAAsf/AAA	$50,900,000	30.000%(6)	2.76	1 - 58	43.9%	15.4%
Class A-2	Aaa(sf)/AAAsf/AAA	$45,000,000	30.000%(6)	4.97	58 - 60	43.9%	15.4%
Class A-SB	Aaa(sf)/AAAsf/AAA	$81,648,000	30.000%(6)	7.39	60 - 115	43.9%	15.4%
Class A-3	Aaa(sf)/AAAsf/AAA	$300,000,000	30.000%(6)	9.67	115 - 117	43.9%	15.4%
Class A-4	Aaa(sf)/AAAsf/AAA	$518,619,000	30.000%(6)	9.88	117 - 119	43.9%	15.4%
Class X-A(7)	NR/AAAsf/AAA	$1,070,879,000(8)	N/A	N/A	N/A	N/A	N/A
Class A-M(9)	Aa1(sf)/AAAsf/AAA	$74,712,000(10)	24.750%	9.93	119 - 119	47.2%	14.4%
Class B(9)	NR/AA-sf/AA-	$107,287,000(10)	17.211%	9.93	119 - 119	51.9%	13.0%
Class PEZ(9)	NR/A-sf/A-	$247,761,000(10)	12.590%(6)	9.93	119 - 119	54.8%	12.4%
Class C(9)	NR/A-sf/A-	$65,762,000(10)	12.590%(6)	9.93	119 - 119	54.8%	12.4%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/Morningstar)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class X-B(7)	NR/A-sf/AAA	$173,049,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-C(7)	NR/BBB-sf/AAA	$70,656,000(8)	N/A	N/A	N/A	N/A	N/A
Class D	NR/BBB-sf/BBB-	$70,656,000	7.625%	9.93	119 - 119	57.9%	11.7%
Class E	NR/BB-sf/BB-	$33,799,000	5.250%	9.93	119 - 119	59.4%	11.4%
Class F	NR/B-sf/B	$14,231,000	4.250%	9.99	119 - 120	60.0%	11.3%
Class G	NR/NR/B-	$14,544,000	3.228%	10.02	120 - 120	60.7%	11.2%
Class H	NR/NR/NR	$45,937,880	0.000%	11.83	120 - 143	62.7%	10.8%
(1)
The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, or (iv) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate. For any distribution date, the pass-through rates on the Class E, Class F, Class G and Class H Certificates will equal the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs. The Class PEZ Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interest of the Class A-M, Class B and Class C trust components represented by the Class PEZ Certificates. The pass-through rates on the Class A-M, Class B and Class C trust components will at all times be the same as the pass-through rate of the Class A-M, Class B and Class C Certificates, respectively.

(2)
Approximate; subject to a permitted variance of plus or minus 5%. In addition, the notional amount of the Class X-A, Class X-B and Class X-C Certificates may vary depending upon the final pricing of the classes of certificates and/or trust components whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B or Class X-C Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the settlement date of this securitization.

(3)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates with a Certificate Balance is based on (i) modeling assumptions and prepayment assumptions described in the Free Writing Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates are repaid on the respective anticipated repayment dates.

(4)
“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Certificates and all other classes, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(5)
“Underwritten NOI Debt Yield” for any class with a Certificate Balance is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all Certificates and the denominator of which is the total initial Certificate Balance of the related class of Certificates and all other classes, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)
The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are represented in the aggregate. The initial subordination levels for the Class PEZ and Class C Certificates are equal to the initial subordination level of the underlying Class C trust component which will have an initial outstanding balance on the settlement date of $65,762,000.

(7)
As further described in the Free Writing Prospectus, the pass-through rate applicable to the Class X-A, Class X-B and Class X-C Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary to accrue on the basis of a 360 day year consisting of twelve 30-day months), over (ii)(A) with respect to the Class X-A Certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 Certificates and the Class A-M trust component (based on their Certificate Balances), (B) with respect to the Class X-B Certificates, the weighted average of the pass-through rates of the Class B and Class C trust components (based on their Certificate Balances) and(C) with respect to the Class X-C Certificates, the pass-through rate of the Class D Certificates.

(8)
The Class X-A, Class X-B and Class X-C Certificates (the “Class X Certificates”) will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balances of each of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-M trust component. The interest accrual amounts on the Class X-B Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balances of each of the Class B and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-LC19 Mortgage Trust
SUMMARY OF THE CERTIFICATES

Class C trust components. The interest accrual amounts on the Class X-C Certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D Certificates.
(9)
Up to the full Certificate Balance of the Class A-M, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for up to the full Certificate Balance of the Class A-M, Class B and Class C Certificates.

(10)
On the settlement date, the issuing entity will issue the Class A-M, Class B and Class C trust components, which will have outstanding principal balances on the settlement date of $74,712,000, $107,287,000 and $65,762,000, respectively. The Class A-M, Class B, Class PEZ and Class C Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the Class A-M, Class B and Class C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-M, Class B and Class C trust components, respectively. The Class PEZ Certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-M, Class B and Class C trust components. Following any exchange of Class A-M, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-M, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding principal balances of the Class A-M, Class B and Class C trust component that is represented by the Class A-M, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly. The initial Certificate Balance of each of the Class A-M, Class B and Class C Certificates represents the Certificate Balance of such class without giving effect to any exchange. The initial Certificate Balance of the Class PEZ Certificates is equal to the aggregate of the initial Certificate Balance of the Class A-M, Class B and Class C Certificates and represents the maximum Certificate Balance of the Class PEZ Certificates that could be issued in an exchange; such initial Certificate Balance is not included in the aggregate certificate principal balance of the offered certificates set forth on the cover page of this Term Sheet. The Certificate Balances of the Class A-M, Class B and Class C Certificates to be issued on the settlement date will be reduced, in required proportions, by an amount equal to the Certificate Balance of the Class PEZ Certificates issued on the settlement date.

Short-Term Certificate Principal Paydown Summary(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-1	CCRE	Holiday Inn Express Houston	Hospitality	$4,576,284	58	66.3%	2.02x	15.4%
A-2	LCF	56-15 Northern Boulevard	Retail	$8,990,414	59	69.2%	1.30x	8.6%
A-2	LCF	3 Palms Oceanfront Hotel	Hospitality	$6,690,616	59	55.8%	1.64x	13.4%
A-2/A-SB	CCRE	Valwood Business Park	Industrial	$24,275,000	60	75.0%	1.26x	8.9%
A-SB	LCF	Centennial Commerce Center	Industrial	$4,230,000	83	68.2%	1.63x	10.9%
(1)
This table identifies loans with balloon payments due during the principal paydown window assuming 0% CPR and no losses or extensions for the indicated Certificates. See “Yield and Maturity Considerations—Yield Considerations” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-LC19 Mortgage Trust
STRUCTURE OVERVIEW

Principal Payments:
Payments in respect of principal of the Certificates will be distributed, first, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to the planned principal balance for the related Distribution Date set forth on Annex A-3 to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero, then, to the Class A-M trust component (and correspondingly to the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class A-M trust component) until the principal balance of the Class A-M trust component has been reduced to zero, then, to the Class B trust component (and correspondingly to the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class B trust component) until the principal balance of the Class B trust component has been reduced to zero, then, to the Class C trust component (and correspondingly to the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class C trust component), until the principal balance of the Class C trust component has been reduced to zero, and then, to the Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero. Notwithstanding the foregoing, if the total principal balance of the Class A-M, Class B and Class C trust components and the Certificate Balances of the Class D through Class H Certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the Certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, on a pro rata basis, based on the Certificate Balance of each such Class, then, to the extent of any recoveries on realized losses, to the Class A-M trust component (and correspondingly to the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class A-M trust component), then, to the extent of any recoveries on realized losses, to the Class B trust component (and correspondingly to the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class B trust component), then, to the extent of any recoveries on realized losses, to the Class C trust component (and correspondingly to the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class C trust component), then, to the extent of any recoveries on realized losses, to the Class D, Class E, Class F, Class G and Class H Certificates, in that order, in each case until the Certificate Balance of each such Class or trust component is reduced to zero (or previously allocated realized losses have been fully reimbursed).

The Class X-A, Class X-B and Class X-C Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-M trust component; (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C trust components; and (iii) the notional amount of the Class X-C Certificates will be reduced by the principal distributions and realized losses allocated to the Class D Certificates.

Interest Payments:
On each Distribution Date, interest accrued for each Class of the Certificates or trust component at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such Class, then, to the Class A-M trust component (and correspondingly to the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests of the accrued and unpaid interest on the Class A-M trust component), then, to the Class B trust component (and correspondingly to the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests of the accrued and unpaid interest on the Class B trust component), then, to the Class C trust component (and correspondingly to the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests of the accrued and unpaid interest on the Class C trust component), and then, to the Class D, Class E, Class F, Class G and Class H Certificates, in that order, in each case until the interest payable to each such Class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-LC19 Mortgage Trust
STRUCTURE OVERVIEW

mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, or (iv) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate.  For any distribution date, the pass-through rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs. The pass-through rate on the Class A-M, Class B and Class C trust components will at all times be the same as the pass-through rate of the Class A-M, Class B and Class C Certificates, respectively. The Class PEZ Certificates will not have a pass-through rate, but will be entitled to receive the sum of interest distributable on the percentage interest of the Class A-M, Class B and Class C trust components represented by the PEZ Certificates.

As further described in the Free Writing Prospectus, the pass-through rate applicable to the Class X-A, Class X-B and Class X-C Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) (A) with respect to the Class X-A Certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-M trust component (based on their Certificate Balances), (B) with respect to the Class X-B Certificates, the weighted average of the pass-through rates of the Class B and Class C trust components (based on their Certificate Balances) and (C) with respect to the Class X-C Certificates, the pass-through rate of the Class D Certificates.

Prepayment Interest Shortfalls:
Net prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing certificate classes.

Loss Allocation:
Losses will be allocated to each Class of Certificates in reverse alphabetical order starting with Class H through and including Class D, then, to the Class C trust component (and correspondingly to the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class C trust component), then, to the Class B trust component (and correspondingly to the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class B trust component), then, to the Class A-M trust component (and correspondingly to the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class A-M trust component), and then to Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any Class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates and trust components that are components of the notional amount of such Class of Class X Certificates.

Prepayment Premiums:
A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected will be allocated to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class D Certificates and the Class A-M, Class B and Class C trust components (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class or trust component on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class D Certificates and the Class A-M, Class B and Class C trust components on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such Class of Certificates or trust component currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate)	X	The percentage of the principal distribution amount to such Class or trust component as described in (a) above
(Mortgage Rate - Discount Rate)

The remaining percentage of the prepayment premiums will be allocated to the Class X Certificates in the manner described in the Free Writing Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the percentage allocated to such Classes as Discount Rates rise.

All prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) allocated in respect of (i) the Class A-M trust component as described above will be allocated between the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class A-M trust component, (ii) the Class B trust component as described above will be allocated between the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class B trust component, and (iii) the Class C trust component as described above will be allocated between the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class C trust component.

Loan Combinations:
The Mortgaged Property identified on Annex A–1 to the Free Writing Prospectus as One Memorial secures a Mortgage Loan with an outstanding principal balance as of the Cut–off Date of $144,000,000, evidenced by Note A-3, Note A-4, Note A-5 and Note A-6 (the “One Memorial Loan”), representing approximately 10.1% of the Initial Outstanding Pool Balance, and also secures on a pari passu basis one companion loan that has an outstanding principal balance as of the Cut-off Date of $80,000,000, evidenced by Note A-1 and Note A-2, which were included in the COMM 2014-CCRE21 transaction. The One Memorial Loan and related companion loan is pari passu in right of payment and are collectively referred to herein as the “One Memorial Loan Combination.”

The One Memorial Loan Combination will be served pursuant to the COMM 2014-CCRE21 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the One Memorial Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—One Memorial Loan Combination” in the Free Writing Prospectus.

The Mortgaged Property identified on Annex A–1 to the Free Writing Prospectus as Gateway Center Phase II secures a Mortgage Loan with an outstanding principal balance as of the Cut–off Date of $105,000,000, evidenced by Note A-3 (the “Gateway Center Phase II Loan”), representing approximately 7.4% of the Initial Outstanding Pool Balance, and also secures on a pari passu basis (i) one companion loan that has an outstanding principal balance as of the Cut-off Date of $120,000,000, evidenced by Note A-1, which was included in the COMM 2014-CCRE20 transaction and (ii) one companion loan that has an outstanding principal balance as of the Cut-off Date of $75,000,000, evidenced by Note A-2, which was included in the WFRBS 2014-C24 transaction. The Gateway Center Phase II Loan and related companion loans are pari passu in right of payment and are collectively referred to herein as the “Gateway Center Phase II Loan Combination.”

The Gateway Center Phase II Loan Combination is being serviced pursuant to the COMM 2014-CCRE20 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Gateway Center Phase II Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—Gateway Center Phase II Loan Combination” in the Free Writing Prospectus.

The Mortgaged Property identified on Annex A–1 to the Free Writing Prospectus as Walgreens Portfolio secures a Mortgage Loan with an outstanding principal balance as of the Cut–off Date of $39,065,000, evidenced by Note A-2 (the “Walgreens Portfolio Loan”), representing approximately 2.7% of the Initial Outstanding Pool Balance, and also secures on a pari passu basis a companion loan that has an outstanding principal balance as of the Cut-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-LC19 Mortgage Trust
STRUCTURE OVERVIEW

off Date of $80,000,000, evidenced by Note A-1, which is currently held by LCF. The Walgreens Portfolio Loan and related companion loan are pari passu in right of payment and are collectively referred to herein as the “Walgreens Portfolio Loan Combination.”

The Walgreens Portfolio Loan Combination will initially be serviced pursuant to the pooling and servicing agreement for this transaction and the related intercreditor agreement. Upon securitization of Note A-1, the servicing of the Walgreens Portfolio Loan Combination will transfer to the pooling and servicing agreement for that securitization. For additional information regarding the Walgreens Portfolio Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—Walgreens Portfolio Combination” in the Free Writing Prospectus.

Control Rights and Directing Holder:
Certain Classes of Certificates (the “Control Eligible Certificates”) will have certain control rights over servicing matters with respect to each Mortgage Loan (other than the One Memorial Loan, the Gateway Center Phase II Loan and the Walgreens Portfolio Loan). The majority owner or appointed representative of the Class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Holder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a Mortgage Loan (other than the One Memorial Loan, the Gateway Center Phase II Loan and the Walgreens Portfolio Loan). Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to such Mortgage Loan.

It is expected that Eightfold Real Estate Capital Fund III, L.P. or its affiliate will be the initial Directing Holder with respect to each Mortgage Loan (other than the One Memorial Loan, the Gateway Center Phase II Loan and the Walgreens Portfolio Loan).

For a description of the directing holder for the One Memorial Loan Combination, the Gateway Business Center Phase II Loan Combination and the Walgreens Portfolio Loan Combination see “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement—The Directing Holder” in the Free Writing Prospectus.

Control Eligible Certificates:	Class E, Class F, Class G and Class H Certificates.

Controlling Class:
The Controlling Class will be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance of such Class.

The Controlling Class as of the Settlement Date will be the Class H Certificates.

Appraised-Out Class:	Any Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reductions Amounts allocable to such Class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of an Appraisal Reduction Amounts in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan for which an Appraisal Reduction Event has occurred. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the Appraisal Reduction Amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the Appraisal Reduction Amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

Control Termination Event:	Will occur when no Class of Control Eligible Certificates has an aggregate Certificate Balance (as notionally or actually reduced by any Appraisal Reduction Amounts and Realized Losses) equal to or greater than 25% of the initial Certificate Balance of such Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-LC19 Mortgage Trust
STRUCTURE OVERVIEW

Upon the occurrence and the continuance of a Control Termination Event, the Directing Holder will no longer have any Control Rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan.

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Mortgage Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:
Will occur when, without giving regard to the application of any Appraisal Reduction Amounts (i.e., giving effect to principal reduction through Realized Losses only), there is no Class of Control Eligible Certificates that has an aggregate Certificate Balance equal to 25% or more of the initial Certificate Balance of such Class.

Upon the occurrence and continuance of a Consultation Termination Event the Directing Holder will have no rights under the pooling and servicing for this securitization (the “Pooling and Servicing Agreement”) other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer as of the Settlement Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer (other than with respect to the One Memorial Loan Combination, the Gateway Center Phase II Loan Combination and the Walgreens Portfolio Loan Combination) may generally be replaced at any time by the Directing Holder.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the One Memorial Loan, the Gateway Center Phase II Loan and the Walgreens Portfolio Loan) will occur based on a vote of holders of all voting eligible Classes of Certificates as described below. See “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement” in the Free Writing Prospectus for a description of the special servicer appointment and replacement rights with respect to the One Memorial Loan Combination, the Gateway Center Phase II Loan Combination and the Walgreens Portfolio Loan Combination.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to the One Memorial Loan, the Gateway Center Phase II Loan and the Walgreens Portfolio Loan, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of Certificates evidencing not less than 25% of the voting rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates, the Certificate Administrator will be required to promptly provide written notice to all certificateholders of such request and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction (within 180 days) of (i) Holders of at least 75% of a Certificateholder Quorum or (ii) the Holders of more than 50% of the voting rights of each Class of Non-Reduced Certificates, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to the One Memorial Loan, the Gateway Center Phase II Loan and the Walgreens Portfolio Loan).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all classes of Certificates entitled to principal, on an aggregate basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-LC19 Mortgage Trust
STRUCTURE OVERVIEW

In addition, other than with respect to the One Memorial Loan, the Gateway Center Phase II Loan and the Walgreens Portfolio Loan, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer (other than with respect to the One Memorial Loan, the Gateway Center Phase II Loan and the Walgreens Portfolio Loan). The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect to the One Memorial Loan, the Gateway Center Phase II Loan and the Walgreens Portfolio Loan) must be confirmed by a majority of the voting rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates.

See “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement” in the Free Writing Prospectus for a description of the special servicer appointment and replacement rights with respect to the One Memorial Loan Combination, the Gateway Center Phase II Loan Combination and the Walgreens Portfolio Loan Combination.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the Pooling and Servicing Agreement will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the Pooling and Servicing Agreement will be capped in the aggregate at $1,000,000 for each Mortgage Loan. If a new special servicer begins servicing the Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:
The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the Pooling and Servicing Agreement (including in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Loan Combination, if any, and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Loan Combination, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly permitted in the Pooling and Servicing Agreement and other than commercially reasonable treasury management fees, banking fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any mortgage loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:
With respect to the Mortgage Loans (other than with respect to the One Memorial Loan Combination, the Gateway Center Phase II Loan Combination and the Walgreens Portfolio Loan Combination) and prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-LC19 Mortgage Trust
STRUCTURE OVERVIEW

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the Certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote, provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The Operating Advisor will not have consultation rights in respect of the One Memorial Loan Combination, the Gateway Center Phase II Loan Combination and the Walgreens Portfolio Loan Combination.

Liquidated Loan Waterfall:
On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-LC19 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)
						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV(2)
$2,392,431	-	$7,499,999	22	$104,894,838	7.4%	4.6798%	110	1.65x	66.6%	58.3%
$7,500,000	-	$14,999,999	11	$108,972,887	7.7%	4.5667%	114	1.48x	70.6%	58.6%
$15,000,000	-	$24,999,999	7	$148,855,979	10.5%	4.5762%	109	1.40x	72.0%	61.7%
$25,000,000	-	$49,999,999	11	$388,038,155	27.3%	4.3602%	121	1.76x	65.0%	59.0%
$50,000,000	-	$74,999,999	4	$230,044,022	16.2%	4.1333%	119	1.94x	62.4%	53.7%
$75,000,000	-	$144,000,000	4	$442,290,000	31.1%	4.0171%	117	2.94x	54.7%	52.6%
Total/Weighted Average			59	$1,423,095,880	100.0%	4.2788%	117	2.09x	62.7%	56.4%

Distribution of Mortgage Rates(1)
						Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV(2)
3.3650%	-	4.4999%	28	$1,026,838,466	72.2%	4.1233%	118	2.30x	60.4%	55.1%
4.5000%	-	4.7499%	20	$260,990,196	18.3%	4.5780%	118	1.53x	70.2%	61.3%
4.7500%	-	5.5160%	11	$135,267,218	9.5%	4.8825%	107	1.59x	65.4%	56.5%
Total/Weighted Average			59	$1,423,095,880	100.0%	4.2788%	117	2.09x	62.7%	56.4%

Property Type Distribution(1)(4)
					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units/Rooms/Pads/ NRA/Bed	Cut-off Date Balance per Unit/Room/Pad/ NRA/Bed	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV(2)
Office	10	$392,782,611	27.6%	2,398,998	$321	4.2611%	117	86.4%	1.66x	62.1%	55.6%
CBD	2	$239,000,000	16.8%	1,249,471	$408	4.1710%	117	84.5%	1.77x	59.5%	55.6%
Medical	2	$71,418,933	5.0%	243,356	$294	4.4223%	118	95.3%	1.41x	66.3%	54.8%
Design Center	1	$50,000,000	3.5%	516,582	$97	4.3280%	119	78.3%	1.42x	64.3%	56.0%
Suburban	5	$32,363,678	2.3%	389,589	$84	4.4667%	118	93.3%	1.69x	67.9%	56.2%
Retail	75	$351,940,243	24.7%	2,376,698	$305	4.3622%	116	99.2%	1.63x	68.5%	64.1%
Anchored(5)	72	$341,049,707	24.0%	2,281,339	$309	4.3544%	116	99.4%	1.63x	68.5%	64.4%
Unanchored(5)	3	$10,890,537	0.8%	95,359	$166	4.6084%	119	92.5%	1.49x	68.9%	56.0%
Hospitality	21	$257,421,224	18.1%	2,363	$145,510	4.3970%	116	75.5%	2.09x	61.1%	49.3%
Full Service	7	$161,010,506	11.3%	1,136	$181,228	4.2655%	116	78.4%	2.16x	58.1%	47.7%
Limited Service	12	$85,166,234	6.0%	1,035	$89,456	4.6589%	116	69.2%	1.86x	66.9%	51.9%
Extended Stay	2	$11,244,484	0.8%	192	$58,631	4.2961%	118	82.2%	2.72x	60.8%	51.9%
Mixed Use	5	$182,567,916	12.8%	637,131	$5,176	3.9336%	125	94.6%	4.55x	47.7%	45.0%
Office/Lab/Industrial	1	$98,290,000	6.9%	289,912	$339	3.3650%	119	100.0%	7.04x	30.5%	30.5%
Office/Retail	3	$74,102,604	5.2%	347,103	$257	4.6184%	133	87.2%	1.70x	66.7%	62.1%
Multifamily/Retail	1	$10,175,311	0.7%	116	$87,718	4.4400%	118	96.6%	1.33x	74.7%	60.4%
Multifamily	10	$131,027,075	9.2%	2,451	$60,086	4.4705%	118	97.0%	1.36x	72.5%	65.0%
Other	11	$52,390,000	3.7%	859,169	$97	3.5710%	119	NAP	2.40x	54.4%	54.4%
Industrial	3	$31,277,195	2.2%	495,518	$64	4.8012%	68	94.2%	1.33x	73.8%	69.2%
Manufactured Housing Community	2	$12,889,617	0.9%	297	$44,381	4.5480%	119	94.2%	1.35x	74.6%	62.0%
Self Storage	2	$10,800,000	0.8%	245,434	$54	4.5007%	119	95.1%	1.61x	62.4%	55.3%
Total/Weighted Average	139	$1,423,095,880	100.0%			4.2788%	117	90.1%	2.09x	62.7%	56.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-LC19 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(4)
				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV(2)
California	8	$238,825,144	16.8%	4.3225%	119	1.62x	64.5%	53.3%
Southern(6)	6	$228,699,322	16.1%	4.3140%	119	1.62x	64.8%	53.6%
Northern(6)	2	$10,125,823	0.7%	4.5138%	118	1.76x	58.0%	47.1%
Texas	11	$165,901,285	11.7%	4.4546%	108	1.63x	65.0%	56.0%
Massachusetts	1	$144,000,000	10.1%	4.0200%	116	1.98x	54.5%	54.5%
New York	3	$140,465,414	9.9%	4.3892%	112	1.65x	68.3%	65.9%
New York City	1	$105,000,000	7.4%	4.2770%	115	1.75x	66.5%	66.5%
Remaining New York State	2	$35,465,414	2.5%	4.7213%	102	1.35x	73.5%	64.2%
Maryland	4	$129,465,311	9.1%	3.6644%	119	5.67x	40.2%	37.7%
Washington	2	$70,524,173	5.0%	4.7271%	134	1.70x	60.6%	56.5%
Other	110	$533,914,554	37.5%	4.3353%	118	1.77x	67.6%	60.3%
Total/Weighted Average	139	$1,423,095,880	100.0%	4.2788%	117	2.09x	62.7%	56.4%

Distribution of Cut-off Date LTV Ratios(1)(2)(3)
						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV
30.5%	-	54.9%	7	$365,473,853	25.7%	3.7879%	118	3.57x	47.3%	46.1%
55.0%	-	59.9%	4	$50,359,789	3.5%	4.7962%	111	1.51x	57.5%	45.2%
60.0%	-	64.9%	6	$215,960,861	15.2%	4.3584%	124	1.73x	62.1%	53.5%
65.0%	-	69.9%	16	$465,688,934	32.7%	4.4240%	116	1.63x	68.1%	61.3%
70.0%	-	74.9%	22	$253,139,502	17.8%	4.4434%	119	1.43x	73.0%	63.9%
75.0%	-	75.3%	4	$72,472,941	5.1%	4.6507%	98	1.36x	75.0%	66.2%
Total/Weighted Average			59	$1,423,095,880	100.0%	4.2788%	117	2.09x	62.7%	56.4%

Distribution of Maturity Date or ARD LTV Ratios(1)(2)
						Weighted Averages
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV
29.8%	-	49.9%	10	$314,245,938	22.1%	4.0314%	119	3.47x	50.1%	40.8%
50.0%	-	54.9%	8	$255,337,506	17.9%	4.0242%	116	2.20x	55.2%	54.0%
55.0%	-	59.9%	10	$295,022,601	20.7%	4.3898%	119	1.52x	68.4%	57.0%
60.0%	-	64.9%	18	$249,802,171	17.6%	4.5998%	119	1.50x	70.3%	62.3%
65.0%	-	69.9%	6	$228,828,664	16.1%	4.2766%	117	1.68x	69.1%	67.8%
70.0%	-	73.3%	7	$79,859,000	5.6%	4.6591%	100	1.42x	72.9%	71.6%
Total/Weighted Average			59	$1,423,095,880	100.0%	4.2788%	117	2.09x	62.7%	56.4%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)
						Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV(2)
1.19x	-	1.39x	14	$267,039,575	18.8%	4.4988%	111	1.32x	72.7%	64.3%
1.40x	-	1.44x	6	$123,413,949	8.7%	4.3473%	119	1.42x	64.9%	54.5%
1.45x	-	1.54x	11	$201,278,573	14.1%	4.5553%	118	1.47x	66.9%	54.2%
1.55x	-	1.99x	20	$534,983,304	37.6%	4.3238%	118	1.82x	63.9%	60.9%
2.00x	-	2.49x	5	$137,685,723	9.7%	3.9751%	117	2.19x	58.4%	51.6%
2.50x	-	2.99x	1	$34,904,756	2.5%	3.9000%	118	2.60x	49.2%	39.0%
3.00x	-	7.04x	2	$123,790,000	8.7%	3.5370%	119	6.32x	35.2%	35.2%
Total/Weighted Average			59	$1,423,095,880	100.0%	4.2788%	117	2.09x	62.7%	56.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-LC19 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity or ARD(1)
				Weighted Averages
Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV(2)
60	4	$44,532,314	3.1%	5.0423%	59	1.40x	70.1%	65.8%
84	1	$4,230,000	0.3%	4.5500%	83	1.63x	68.2%	62.5%
120	53	$1,330,778,566	93.5%	4.2370%	118	2.12x	62.5%	55.9%
144	1	$43,555,000	3.1%	4.7500%	143	1.85x	61.6%	61.6%
Total/Weighted Average	59	$1,423,095,880	100.0%	4.2788%	117	2.09x	62.7%	56.4%

Distribution of Remaining Terms to Maturity or ARD(1)
						Weighted Averages
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV(2)
58	-	60	4	$44,532,314	3.1%	5.0423%	59	1.40x	70.1%	65.8%
83	-	84	1	$4,230,000	0.3%	4.5500%	83	1.63x	68.2%	62.5%
115	-	120	53	$1,330,778,566	93.5%	4.2370%	118	2.12x	62.5%	55.9%
143	-	143	1	$43,555,000	3.1%	4.7500%	143	1.85x	61.6%	61.6%
Total/Weighted Average			59	$1,423,095,880	100.0%	4.2788%	117	2.09x	62.7%	56.4%

Distribution of Underwritten NOI Debt Yields(1)(3)
						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
7.8%	-	7.9%	4	$202,778,664	14.2%	4.2685%	117	1.73x	68.4%	67.8%
8.0%	-	8.9%	21	$480,373,575	33.8%	4.2610%	114	1.67x	65.0%	60.5%
9.0%	-	9.9%	10	$292,338,105	20.5%	4.4370%	122	1.51x	65.6%	56.6%
10.0%	-	12.4%	10	$95,169,819	6.7%	4.5621%	117	1.53x	68.0%	57.8%
12.5%	-	14.9%	10	$189,164,677	13.3%	4.4747%	117	1.85x	64.0%	49.5%
15.0%	-	24.1%	4	$163,271,040	11.5%	3.6689%	117	5.40x	39.0%	36.7%
Total/Weighted Average			59	$1,423,095,880	100.0%	4.2788%	117	2.09x	62.7%	56.4%

Amortization Types(1)
				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV(2)
Amortizing Balloon	25	$426,636,216	30.0%	4.4181%	116	1.70x	64.9%	51.5%
Interest Only, then Amortizing	21	$417,052,000	29.3%	4.4759%	115	1.41x	69.8%	61.9%
Interest Only	4	$318,055,000	22.3%	4.2192%	119	2.01x	59.3%	59.3%
Interest Only, ARD	9	$261,352,664	18.4%	3.8096%	119	3.89x	51.8%	51.8%
Total/Weighted Average	59	$1,423,095,880	100.0%	4.2788%	117	2.09x	62.7%	56.4%

Footnotes:
(1)
With respect to the One Memorial Loan, the Gateway Center Phase II Loan and the Walgreens Portfolio Loan, LTV, DSCR, debt yield, and cut-off date balance per Unit/Room/Pad/NRA/Bed calculations include the related pari passu companion loan(s).

(2)
With respect to 5 mortgage loans, representing 14.2% of the initial outstanding principal balance, the Cut-off Date LTV Ratio and Maturity Date or ARD LTV have in certain cases been calculated based on the “as complete” or “as stabilized” value. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.

(3)	With respect to 1 mortgage loan, representing 1.8% of the initial outstanding principal balance, the Cut-off Date LTV and U/W NOI Debt Yield have been calculated net of any related earnouts.
(4)	Reflects allocated loan amount for properties securing multi-property mortgage loans.
(5)	Anchored retail includes anchored, single tenant and shadow anchored properties. Unanchored retail includes unanchored and CBD properties.
(6)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-LC19 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization
One Memorial	GACC	Cambridge, MA	Office	$144,000,000	10.1%	GSMS 2007-EOP
Decorative Center of Houston	LCF	Houston, TX	Office	50,000,000	3.5%	LBUBS 2005-C3
Candlewood Lake Plaza	CCRE	Brookfield, CT	Retail	41,946,629	2.9%	GECMC 2005-C1
Hotel ZaZa	GACC	Dallas, TX	Hospitality	34,904,756	2.5%	MSC 2005-HQ5
Sweetwater Ranch	GACC	Richardson, TX	Multifamily	26,100,000	1.8%	CSFB 2005-C1
Valwood Business Park	CCRE	Carrollton, TX	Industrial	24,275,000	1.7%	CSFB 2004-C5
Hi Desert Plaza	CCRE	Victorville, CA	Retail	10,950,000	0.8%	MLMT 2005-CKI1
Edgewood Apartments	CCRE	Hagerstown, MD	Mixed Use	10,175,311	0.7%	COMM 2005-LP5
Hampden Villa	CCRE	Aurora, CO	Retail	10,000,000	0.7%	JPMCC 2006-LDP8
DTC Self Storage	KeyBank	Centennial, CO	Self Storage	6,200,000	0.4%	GECMC 2006-C1
Villa Fontana Mobile Estates	CCRE	Fontana, CA	Manufactured Housing Community	4,050,000	0.3%	JPMCC 2005-LDP5
CVS Winter Garden	KeyBank	Winter Garden, FL	Retail	3,925,000	0.3%	JPMCC 2005-CIBC11
Wildflower Village	CCRE	Gilbert, AZ	Retail	3,250,000	0.2%	JPMCC 2005-CIBC11
Total				$369,776,696	26.0%
(1)
Includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization.  The table above is based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the depositor, the mortgage loan sellers or any other underwriter.

Ten Largest Mortgage Loans

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/NRA(1)	Cut-off Date LTV Ratio(1)(2)(3)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
One Memorial	GACC	Cambridge, MA	Office	$144,000,000	10.1%	$606	54.5%	1.98x	8.4%
Gateway Center Phase II	GACC	Brooklyn, NY	Retail	105,000,000	7.4%	$498	66.5%	1.75x	7.8%
9911 Belward Campus Drive	LCF	Rockville, MD	Mixed Use	98,290,000	6.9%	$339	30.5%	7.04x	24.1%
Central Plaza	GACC	Los Angeles, CA	Office	95,000,000	6.7%	$108	67.2%	1.46x	9.7%
Embassy Suites La Jolla	GACC	San Diego, CA	Hospitality	64,915,772	4.6%	$190,929	61.2%	2.06x	13.3%
TPI Hospitality Pool B	GACC	Various, MN	Hospitality	60,128,250	4.2%	$101,912	69.5%	1.81x	12.5%
Harmon Meadow Portfolio	GACC	Various, NJ	Various	55,000,000	3.9%	NAP	54.4%	2.40x	8.7%
Decorative Center of Houston	LCF	Houston, TX	Office	50,000,000	3.5%	$97	64.3%	1.42x	9.4%
Genesee Plaza	CCRE	San Diego, CA	Office	44,943,933	3.2%	$282	61.1%	1.43x	9.1%
Stone 34	GACC	Seattle, WA	Mixed Use	43,555,000	3.1%	$337	61.6%	1.85x	9.1%
Total/Weighted Average				$760,832,955	53.5%		57.8%	2.48x	11.4%
(1)	With respect to the One Memorial Loan and the Gateway Center Phase II Loan, LTV, DSCR, debt yield and cut-off date balance per Room/NRA calculations include the related pari passu companion loans.
(2)
With respect to the Gateway Center Phase II Loan, the Cut-off Date LTV Ratio has been calculated using the “as complete” value. The “as complete” appraised value takes into account the completion of certain build out tenants opening for business at the property. The “as is” appraised value Cut-off Date LTV Ratio is 67.7%.

(3)
With respect to the TPI Hospitality Pool B Loan, the Cut-off Date LTV Ratio has been calculated using the “as complete” value for the Holiday Inn and Suites Arbor Lakes and Hampton Inn Maple Grove mortgaged properties.  The “as complete” appraised value takes into future PIP work, for which $3.5 million in aggregate was reserved at closing. The “as-is” appraised value Cut-off Date LTV Ratio is 72.9%.

Pari Passu Companion Loan Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loans Cut-off Date Balance	Loan Combination Cut-off Date Balance	Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
One Memorial	$144,000,000	$80,000,000	$224,000,000	COMM 2014-CCRE21	Midland Loan Services	LNR	COMM 2014-CCRE21
Gateway Center Phase II	$105,000,000	$195,000,000	$300,000,000	COMM 2014-CCRE20	Wells Fargo	Torchlight	COMM 2014-CCRE20
Walgreens Portfolio	$39,065,000	$80,000,000	$119,065,000	See (1) below	See (1) below	See (1) below	See (1) below
(1)
Prior to the securitization of the Walgreens Portfolio pari passu companion loan designated as Note A-1, the Walgreens Portfolio Loan Combination will be serviced under the pooling and servicing agreement of this securitization and the related intercreditor agreement, and the directing holder will be the holder of the pari passu companion loan, which initially is expected to be held by LCF or an affiliate thereof. After the securitization of the Walgreens Portfolio pari passu companion loan designated as Note A-1, it is expected that the Walgreens Portfolio Loan Combination will be serviced under the pooling and servicing agreement entered into in connection with that securitization and the related intercreditor agreement, and it is expected that the directing holder of the Walgreens Portfolio Loan Combination will be the directing holder or its equivalent under that securitization. See “Description of the Mortgage Pool—Loan Combinations—The Walgreens Portfolio Loan Combination” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-LC19 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Existing Mezzanine Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
Walgreens Net Lease Portfolio II(1)	$43,139,962	$12,313,578	1.81x	1.55x	69.5%	89.4%	7.8%	6.1%
Walgreens Net Lease Portfolio I(2)	$35,438,702	$10,115,382	1.81x	1.55x	69.9%	89.9%	7.8%	6.1%
Enclave West(3)	$22,680,000	$3,240,000	1.58x	1.27x	70.0%	80.0%	9.7%	8.5%
Flagler West Corporate	$18,750,000	$2,000,000	1.56x	1.28x	73.5%	81.4%	10.4%	9.4%
(1)
With respect to the Walgreens Net Lease Portfolio II Loan, the lender allocated $12,313,578 of mezzanine proceeds for illustration of combined debt metrics. See Collateral Asset Summary – Loan No. 11, herein.

(2)
With respect to the Walgreens Net Lease Portfolio I Loan, the lender allocated $10,115,382 of mezzanine proceeds for illustration of combined debt metrics. See Collateral Asset Summary – Loan No. 14, herein.

(3)
With respect to the Enclave West Loan, the mezzanine loan has an anticipated repayment date (“ARD”) of April 15, 2015, with a revised interest rate for the period from the ARD through the final maturity date of February 1, 2025 equal to 15.0000%. The Mortgage Loan, including the mezzanine loan after the ARD and the increase in interest rate, has a Total Debt U/W NCF DSCR of 1.16x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$144,000,000 54.5% 1.98x 8.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$144,000,000 54.5% 1.98x 8.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Boston Office Economic Joint Venture (DE) LP; Boston Office Voting Joint Venture (DE) LP
Borrower:	One Memorial Owner LLC
Original Balance(1):	$144,000,000
Cut-off Date Balance(1):	$144,000,000
% by Initial UPB:	10.1%
Interest Rate:	4.0200%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 6, 2024
Amortization:	Interest Only
Additional Debt(1):	$80,000,000 Pari Passu Debt
Call Protection:	L(28), D(87), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$357,619	Springing
Free Rent:	$133,088	$0

Financial Information(3)
Cut-off Date Balance / Sq. Ft.:	$606
Balloon Balance / Sq. Ft.:	$606
Cut-off Date LTV:	54.5%
Balloon LTV:	54.5%
Underwritten NOI DSCR(4):	2.07x
Underwritten NCF DSCR(4):	1.98x
Underwritten NOI Debt Yield:	8.4%
Underwritten NCF Debt Yield:	8.1%
Underwritten NOI Debt Yield at Balloon:	8.4%
Underwritten NCF Debt Yield at Balloon:	8.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Cambridge, MA
Year Built / Renovated:	1985 / 2008
Total Sq. Ft.:	369,436
Property Management:	Oxford I Asset Management USA, Inc.
Underwritten NOI:	$18,869,538
Underwritten NCF:	$18,120,906
Appraised Value:	$410,900,000
Appraisal Date:	August 18, 2014

Historical NOI
Most Recent NOI:	$19,642,327 (T-12 July 31, 2014)
2013 NOI:	$17,058,979 (December 31, 2013)
2012 NOI:	$15,866,544 (December 31, 2012)
2011 NOI:	$15,749,326 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	97.7% (September 2, 2014)
2013 Occupancy:	98.0% (December 31, 2013)
2012 Occupancy:	98.0% (December 31, 2012)
2011 Occupancy:	98.0% (December 31, 2011)
(1)
The One Memorial Loan Combination is evidenced by six pari passu notes in the aggregate principal amount of $224.0 million. The non-controlling Note A-3, Note A-4, Note A-5 and Note A-6 with an aggregate Original Balance and Cut-off Date Balance of $144.0 million will be included in the trust. Note A-1 and Note A-2 with an aggregate Original Balance and Cut-off Date Balance of $80.0 million represent the controlling notes and were included in the COMM 2014-CCRE21 securitization. For additional information on the pari passu companion loans, see “The Loan” herein. The One Memorial Loan Combination will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—Loan Combinations” in the Free Writing Prospectus.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate One Memorial Loan Combination.
(4)
Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payment. Based on a 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR would be 1.47x and 1.41x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$144,000,000 54.5% 1.98x 8.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Microsoft(2)	AA+/Aaa/AAA	170,658	46.2%	$73.73	53.8%	12/31/2017
Intersystems Corp(3)(4)(5)	NR/NR/NR	158,866	43.0%	$60.67	41.2%	3/31/2018
Flagship Ventures(5)	NR/NR/NR	21,750	5.9%	$52.73	4.9%	3/31/2016
Total Major Tenants		351,274	95.1%	$66.52	100.0%
Cafeteria/Storage/Management(6)		9,786	2.6%	$0.00	0.0%
Total Occupied Collateral		361,060	97.7%	$64.72	100.0%
Vacant		8,376	2.3%
Total		369,436	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	The Microsoft lease contains two five-year extension options with 15 and 18 months prior notice, respectively, at fair market rent. Microsoft does not have any early termination options.
(3)	The Intersystems Corp lease contains three five-year extension options with 12 months prior notice at fair market rent. Intersystems Corp does not have any early termination options.
(4)
Intersystems Corp recently exercised the option to lease an additional 7,098 sq. ft. (suite 1410), which lease term commenced in October 2014. Pursuant to this lease, Intersystems Corp is entitled to three months of free rent for this space. At loan closing, the borrower reserved $133,088, which amount represents three months of rent for suite 1410.

(5)	Intersystems Corp has exercised its expansion option to take over the 21,750 sq. ft. Flagship Ventures space upon the expiration of the Flagship Ventures lease in March 2016.
(6)	Cafeteria/Storage/Management includes 4,169 sq. ft. of storage space, 3,405 sq. ft. of cafeteria space and 2,212 sq. ft. of management office space.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	1	21,750	5.9%	21,750	5.9%	$52.73	4.9%	4.9%
2017	9	170,658	46.2%	192,408	52.1%	$73.73	53.8%	58.8%
2018	10	158,866	43.0%	351,274	95.1%	$60.67	41.2%	100.0%
2019	0	0	0.0%	351,274	95.1%	$0.00	0.0%	100.0%
2020	0	0	0.0%	351,274	95.1%	$0.00	0.0%	100.0%
2021	0	0	0.0%	351,274	95.1%	$0.00	0.0%	100.0%
2022	0	0	0.0%	351,274	95.1%	$0.00	0.0%	100.0%
2023	0	0	0.0%	351,274	95.1%	$0.00	0.0%	100.0%
2024	0	0	0.0%	351,274	95.1%	$0.00	0.0%	100.0%
Thereafter	3	9,786	2.6%	361,060	97.7%	$0.00	0.0%	100.0%
Vacant	NAP	8,376	2.3%	369,436	100.0%	NAP	NAP
Total / Wtd. Avg.	23	369,436	100.0%			$64.72	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$144,000,000 54.5% 1.98x 8.4%

The Loan. The One Memorial loan (the “One Memorial Loan”) consists of the non-controlling Note A-3, Note A-4, Note A-5 and Note A-6 in the aggregate original principal amount of $144.0 million of a fixed rate loan in the aggregate principal amount of $224.0 million (the “One Memorial Loan Combination”). The One Memorial Loan Combination is secured by the borrower’s fee simple interest in a 17-story, Class A office building containing 369,436 sq. ft. located at 1 Memorial Drive in Cambridge, Massachusetts (the “One Memorial Property”). The One Memorial Loan Combination is evidenced by six pari passu notes. Only the non-controlling Note A-3, Note A-4, Note A-5 and Note A-6, with an aggregate original principal balance of $144.0 million, will be included in the COMM 2015-LC19 mortgage trust. The controlling Note A-1 and Note A-2, with an aggregate original principal balance of $80.0 million, were securitized in the COMM 2014-CCRE21 transaction. The One Memorial Loan Combination has a 10-year interest only term.

The One Memorial Loan accrues interest at a fixed rate equal to 4.0200% and has a cut-off date balance of $144.0 million. Proceeds of the One Memorial Loan Combination, along with approximately $185.9 million of sponsor equity, were used to purchase the One Memorial Property for $405.0 million, fund upfront reserves of approximately $0.5 million and pay closing costs of approximately $4.4 million. Based on the appraised value of $410.9 million as of August 18, 2014, the cut-off date LTV ratio of the One Memorial Loan Combination is 54.5%. The most recent prior financing of the One Memorial Property was included in the GSMS 2007-EOP securitization.

The relationship between the holders of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 is governed by an intercreditor agreement which is described under “Description of the Mortgage Pool―Loan Combinations―The One Memorial Loan Combination” in the Free Writing Prospectus.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1/Note A-2	$80,000,000	$80,000,000	COMM 2014-CCRE21	Yes
Note A-3 – A-6	$144,000,000	$144,000,000	COMM 2015-LC19	No
Total	$224,000,000	$224,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$224,000,000	54.6%	Purchase Price	$405,000,000	98.8%
Sponsor Equity	$185,882,644	45.4%	Reserves	$490,707	0.1%
			Closing Costs	$4,391,938	1.1%
Total Sources	$409,882,644	100.0%	Total Uses	$409,882,644	100.0%

The Borrower / Sponsor. The borrower, One Memorial Owner LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sole member of the borrower is One Memorial REIT Investor (DE) LLC (the “Sole Member”), an entity that consists of a joint venture between Boston Office Economic Joint Venture (DE) LP and Boston Office Voting Joint Venture (DE) LP. The Sole Member is ultimately indirectly owned 45% by OMERS Administrative Corporation Canada (“OMERS”) and 55% by Commingled Pension Trust Fund (Strategic Property) of JP Morgan Chase Bank, N.A. (“JPM SPF”). The sponsors did not sign a guaranty of recourse obligations; however, Boston Office Economic Joint Venture (DE) LP signed the environmental indemnity.

OMERS is one of Canada’s largest pension funds with an excess of $65.1 billion of assets as of December 31, 2013. OMERS manages a diversified global portfolio of stocks and bonds as well as real estate, infrastructure and private equity investments. OMERS was established in 1962 to invest pension funds for local government employees in Ontario.

JPM SPF is one of JP Morgan Asset Management’s core funds with a net asset value of over $21.5 billion as of March 31, 2014. JPM SPF owns and acquires real estate projects with stabilized occupancies; in an effort to produce a high level of current income combined with moderate appreciate potential. Its investment portfolio generally consists of premier office, retail, residential and industrial properties with high-quality physical improvements, in primary markets and competitive positions within their markets.

The Property. The One Memorial Property consists of a 17-story, Class A office building totaling 369,436 sq. ft., located in the Kendall Square area of Cambridge, Massachusetts, adjacent to the Massachusetts Institute of Technology campus. The One Memorial Property was constructed in 1985 and includes a six-level parking garage with 396 parking spaces, which gives a parking ratio of approximately 1.07 spaces per 1,000 sq. ft. The One Memorial Property has undergone approximately $9.2 million ($25.01 PSF) in renovations since 2008 (including a $7.8 million lobby renovation in 2008) and has an additional $5.9 million ($16.03 PSF) of improvements planned through 2019.

As of September 2, 2014, the One Memorial Property is 97.7% leased to three tenants: Microsoft (46.2% NRA, rated AA+/Aaa/AAA by Fitch/Moody’s/S&P), Intersystems Corp (43.0% NRA) and Flagship Ventures (5.9% NRA). Microsoft has been a tenant of the One Memorial Property since 2007, while Intersystems Corp was one of the original tenants in 1987.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$144,000,000 54.5% 1.98x 8.4%

Environmental Matters. The Phase I environmental report dated September 15, 2014 identified a recognized environmental condition (“REC”) at the One Memorial Property that dates back to historic uses prior to the current development. The REC involves the presence of chlorinated volatile organic compounds (“CVOCs”) in the ground water. The seller of the One Memorial Property, EOP-One Memorial Drive, L.L.C., together with EOP Operating Limited Partnership (collectively, the “Seller Indemnitors”), have contractually agreed to test, remediate and obtain a “no further action” designation from the Massachusetts Department of Environmental Protection (“MassDEP”). In addition, the Seller Indemnitors have provided a pollution legal liability (“PLL”) insurance policy that provides coverage for third party property and personal injury claims (but not for remediation of the REC). For additional information see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in the Free Writing Prospectus.

Major Tenants.

Microsoft (170,658 sq. ft., 46.2% of NRA, 53.8% of U/W Base Rent). Microsoft Corporation (“Microsoft”) (NASDAQ: MSFT; rated AA+/Aaa/AAA by Fitch/Moody’s/S&P) is a worldwide leader in developing and selling a variety of products used by consumers and businesses. Founded in 1975, Microsoft’s core products are the Windows PC operating system and the Office business productivity application suite that are sold in part through PC makers such as Acer, Lenovo, Dell, Hewlett-Packard, and Toshiba, who pre-install the software on devices. Other products include enterprise applications (Microsoft Dynamics), server and storage software, video game consoles and mobile phone software.

Microsoft has been a tenant at the One Memorial Property since 2007, and occupies the 10th through 17th floors, with some space on the first floor. The One Memorial Property serves as Microsoft’s New England research and development headquarters. Microsoft consolidated many of their locations in suburban Boston to the One Memorial Property. The One Memorial Property is also home to Microsoft’s NERD Center, which is a state of the art amphitheater and break-out facility utilized for conferences, education seminars and other tech events. According to the previous owner, Microsoft invested over $17.0 million ($99.61 PSF) in its space.

Microsoft has no early termination options and has two five-year extension options remaining, each with 15 and 18 months prior notice, respectively, at fair market rent.

Intersystems Corp (158,866 sq. ft., 43.0% of NRA, 41.2% of U/W Base Rent). Headquartered at the One Memorial Property, Intersystems Corp develops advanced data management, connectivity, and analytics technologies that help clients make breakthroughs in healthcare, financial services, government, utilities, and other industries that demand high software performance and reliability. Leading organizations around the world such as Kaiser Permanente, NHS Scotland, TD Ameritrade, Petrobras, and others rely on Intersystems Corp’s products to power their core enterprise systems. Intersystems Corp was founded in 1978 by its CEO Phillip Ragon, who owns the business. As of December 31, 2013, Intersystems Corp produced $463.0 million in revenue and employed 1,300 employees.

Intersystems Corp was an original tenant at the One Memorial Property in 1987, leasing approximately 34,000 sq. ft. Intersystems Corp has since increased in size to 158,866 sq. ft. after exercising an expansion option and leasing 7,098 sq. ft. at $75.00 PSF commencing in October 2014. Intersystems Corp now occupies space on the 2nd through 6th and 8th through 9th floors. Intersystems Corp is entitled to three months of free rent for this expansion space, which amount was escrowed at closing. Intersystems Corp does not have any early termination options and has three five-year extension options remaining with 12 months prior notice at fair market rent. In addition, Intersystems Corp has exercised an option for the 21,750 sq. ft. Flagship Ventures space upon such tenant’s lease expiration in March 2016.

Flagship Ventures (21,750 sq. ft., 5.9% of NRA, 4.9% of U/W Base Rent). Founded in 2000 and based in Cambridge, Massachusetts, Flagship Ventures is a venture capital firm that innovates and invests in three principal business sectors, including therapeutics, health technologies and sustainability/clean technologies. The firm currently manages an active portfolio of over 40 companies and over $900 million in capital.

Flagship Ventures has been a tenant at the One Memorial Property since 2004 and has indicated its intention to vacate on March 31, 2016. Intersystems Corp has exercised an option for the 21,750 sq. ft. space currently occupied by Flagship Ventures on the 7th floor at a rental rate of $61.75 PSF, which such occupancy will commence April 1, 2016 and expire March 31, 2018. Flagship Ventures is currently paying rent of $52.73 PSF and does not have any extension or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$144,000,000 54.5% 1.98x 8.4%

The Market. The One Memorial Property is located in the Kendall Square area of East Cambridge, Massachusetts, which is part of the Greater Boston metropolitan area. Within the United States, the largest distribution of biotechnology companies is located in Massachusetts. This is largely due to the presence of the Massachusetts Institute of Technology (“M.I.T.”) and Harvard University, as well as some of the country’s leading hospitals located within the Massachusetts General Complex or Longwood Medical Area. Major employers within the area include Massachusetts General Hospital, Brigham and Women’s Hospital, and Harvard University. The Boston, Massachusetts unemployment rate has decreased from 8.0% in 2010 to 5.5% as of July 2014, while the City of Cambridge has a July 2014 unemployment rate of 4.1%.

The One Memorial Property is located in the East Cambridge submarket. The East Cambridge/Kendall Square area is home to a number of prominent businesses, research institutions and foundations, including M.I.T., Novartis Pharmaceuticals, Genzyme, Draper Laboratories and The Broad Institute. The East Cambridge/Kendall Square neighborhood is served by the M.B.T.A. trolley system, specifically the Red and Green Lines. These rail lines provide direct and easy access to the North and South Stations (both commuter rail depots), Boston’s Financial District, Boston Common, as well as the entire trolley network. These stations are a short walking distance from the One Memorial Property. The central part of East Cambridge has a commercial and transit center at Lechmere Square, with a longstanding neighborhood retail strip to the west. The southern part of East Cambridge, a former industrial area adjacent to the M.I.T., now serves as home to many offices and research labs, as well as several large apartment buildings. Kendall Square is the major commercial and transit center in the southern section. The Charles River waterfront contains hotels, luxury apartment buildings, high-tech businesses, a regional shopping mall, and the Boston Museum of Science.

The Cambridge office market is one of the most competitive markets nationally as vacancy decreased by 0.30% from Q1 2014 to the Q2 2014 vacancy rate of 6.8%. Overall availability decreased to 8.7% in Q2 2014 from 10.0% in Q1 2014 as a lack of viable options for large office tenants continues to be a trend. Asking rents averaged $47.87 PSF as of Q2 2014, an approximately $6.00 PSF increase over Q1 2014 asking rents. The East Cambridge office submarket accounts for approximately 67.0% of the total office inventory in Cambridge. As of Q2 2014, East Cambridge office submarket vacancy was 6.0% with asking rent of $56.11 PSF, a $7.50 PSF increase over Q1 2014.

The appraisal identified three new construction projects in the immediate vicinity of the One Memorial Property. These built to suit projects include 300 Massachusetts Avenue, a 250,000 sq. ft. lab/office building for Millennium, 181 Massachusetts Avenue, a 550,000 sq. ft. lab/office building for Novartis, and 75-125 Binney Street, two office/lab buildings totaling 390,000 sq. ft. for ARIAD Pharmaceuticals. Additionally, the appraisal identified five executed leases within nearby competitive Class A office buildings. A summary of comparable office leases is provided in the subsequent chart:

Comparable Office Rentals(1)
Name	One Memorial Property		5 Cambridge Center	101 Main Street	1 Main Street	One Broadway	55 Cambridge Parkway
Building Sq. Ft.	369,436		237,752	341,830	305,589	312,000	277,761
Year Built	1985		1981	1983	1986	1969	1985
Tenant Name	Various		VMWare (Renewal)	Aegerion Pharma (Renewal)	GoDaddy	Emdeon (Expansion)	Waypoint Capital
Size (Sq. Ft.)	Various		69,552	22,247	9,906	5,527	11,180
Rent PSF	$66.52	(2)	$67.50	$65.50	$62.00	$65.00	$57.00
(1)	Source: Appraisal.
(2)	Rent PSF for the One Memorial Property represents the average rent for tenants paying rent per the September 2, 2014 rent roll.

The appraisal concluded market rent for the One Memorial Property to be $75.00 PSF for office space and $15.00 PSF for storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$144,000,000 54.5% 1.98x 8.4%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 7/31/2014	U/W	U/W PSF
Base Rent(1)	$19,144,086	$19,233,114	$22,545,807	$23,226,011	$23,563,343	$63.78
Rent Abatements	0	0	(2,276,520)	0	0	0.00
Value of Vacant Space	0	0	0	0	145,910	0.39
Gross Potential Rent	$19,144,086	$19,233,114	$20,269,287	$23,226,011	$23,709,252	$64.18
Total Recoveries	516,357	613,729	298,425	483,323	763,517	2.07
Total Other Income	1,465,340	1,531,324	1,678,736	1,587,705	1,601,210	4.33
Less: Vacancy(2)	0	0	0	0	(1,110,588)	(3.01)
Effective Gross Income	$21,125,783	$21,378,167	$22,246,448	$25,297,039	$24,963,391	$67.57
Total Operating Expenses	5,376,457	5,511,623	5,187,469	5,654,712	6,093,853	16.50
Net Operating Income	$15,749,326	$15,866,544	$17,058,979	$19,642,327	$18,869,538	$51.08
TI/LC	9,529,486	0	2,515,197	0	656,273	1.78
Capital Expenditures	455,093	0	52,747	0	92,359	0.25
Net Cash Flow	$5,764,747	$15,866,544	$14,491,035	$19,642,327	$18,120,906	$49.05

(1)
U/W Base Rent includes an additional $196,185 in base rent which represents the rental rate increase of the 21,750 sq. ft. space Intersystems Corp will be taking over from Flagship Ventures in April 2016.

(2)	U/W Vacancy represents 4.5% of gross income. In place vacancy as of September 2, 2014 is 2.3%.

Property Management. The One Memorial Property is managed by Oxford I Asset Management USA, Inc., a borrower affiliate.

Lockbox / Cash Management. The One Memorial Loan Combination is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Provided no Trigger Period (as defined herein) exists, all funds in the lockbox account are swept daily to the borrower’s operating account. Upon the occurrence and during the continuance of a Trigger Period, amounts on deposit in the clearing account will be swept to a cash management account established and maintained by the lender, and applied to payment of all required payments and reserves as set forth in the One Memorial Loan Combination documents.

A “Trigger Period” will commence (i) upon an event of default, (ii) if the debt service coverage ratio falls below 1.15x as of the last day of any calendar quarter or (iii) upon the occurrence of a Major Tenant Trigger Period (as defined herein), until such time as (a) with respect to clause (i), the event of default has been cured, (b) with respect to clause (ii), the debt service coverage ratio is at least 1.20x for two consecutive quarters and (c) with respect to clause (iii), the Major Tenant Trigger Period is no longer continuing.

A “Major Tenant Trigger Period” will commence upon (i) the date that is 15 months (with respect to Microsoft) or 12 months (with respect to Intersystems Corp) prior to the expiration of the related lease, (ii) the date that is 15 months prior to the expiration of any other Sweep Tenant (as defined herein) lease, (iii) the latest date required under any Sweep Tenant lease to exercise a renewal or extension of its lease (and such renewal or extension is not exercised), (iv) the early termination, cancellation or surrender of any Sweep Tenant lease, (v) a monetary or material non-monetary default under a Sweep Tenant lease that continues beyond any applicable notice or cure period or (vi) a bankruptcy or insolvency proceeding of a Sweep Tenant or a parent entity of any such party. A Major Tenant Trigger Period will end upon (A) with respect to (i) through (iv) above, 80% of the space demised to the Sweep Tenant is re-leased pursuant to the One Memorial Loan Combination documents and sufficient funds have accumulated in the special rollover reserve to cover all reasonable leasing expenses and free rent payments in connection therewith subject to the cap described below, (B) with respect to (v) above, the default has been cured, (C) with respect to (vi) above, the applicable lease has been assumed or assigned pursuant to bankruptcy court order or a plan of reorganization that has become effective and (D) such time as the amount on deposit in the reserve equals $35.00 PSF of applicable space that caused such Major Tenant Trigger Period.

A “Sweep Tenant” is (i) Microsoft, (ii) Intersystems Corp, (iii) any successor or assign of the foregoing under its respective lease or (iv) a future tenant leasing 110,000 or more sq. ft. of the space occupied by Microsoft or Intersystems Corp.

Initial Reserves. At closing, the borrower deposited (i) $357,619 into the TI/LC reserve account for approved leasing expenses and (ii) $133,088 into a free rent reserve account for the Intersystems Corp expansion space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$144,000,000 54.5% 1.98x 8.4%

Ongoing Reserves. Upon the occurrence and during the continuance of a Trigger Period, the borrower is required on a monthly basis to deposit reserves of (i) 1/12 of the estimated annual real estate taxes into the tax reserve account, (ii) 1/12 of the estimated annual insurance premiums into the insurance reserve account, provided, if an acceptable blanket insurance policy is in place, such deposits into the insurance reserve will not be required and (iii) $7,697 into a capital expenditure account subject to a replacement reserve cap of $92,364. Additionally, during a Major Tenant Trigger Period, all excess cash will be deposited into the TI/LC reserve account subject to a reserve cap equal to $35.00 PSF of applicable space that caused such Major Tenant Trigger Period.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$144,000,000 54.5% 1.98x 8.4%

ONE MEMORIAL

17
Microsoft
13,555 SF 12/2017
16
Microsoft
21,301 SF 12/2017
15
Microsoft
21,750 SF 12/2017
14
Microsoft
14,652 SF 12/2017
Intersystems Corp
7,098 SF 4/2018
12
Microsoft
21,750 SF 12/2017
11
Microsoft
21,750 SF 12/2017
10
Microsoft
21,750 SF 12/2017
9
Intersystems Corp
21,750 SF 3/2018
8
Intersystems Corp
12,747 SF 3/2018
Intersystems Corp
9,003 SF 3/2018
7
Flagship Ventures
21,750 SF 3/2016
6
Intersystems Corp
20,960 SF 3/2018
5
Intersystems Corp
20,670 SF 3/2018
4
Intersystems Corp
10,473 SF 3/2018
Intersystems Corp
10,197 SF 3/2018
3
Intersystems Corp
20,670 SF 3/2018
2
Intersystems Corp
25,298 SF 3/2018
1
Microsoft
21,158 SF 12/2017
Microsoft
12,992 SF 12/2017
Cafeteria
3,405 SF
Equity Office Properties – GYM
2,212 SF
Storage
4,169 SF
BUILDING
2016
2017
2018

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$144,000,000 54.5% 1.98x 8.4%

CARTIFACT
EAST CAMBRIDGE
Cambridge
One Memorial
1 Memorial Drive
Cambridge, MA 02142
LONGFELLOW BRIDGE
CHARLES RIVER
HARVARD BRIDGE
MEMORIAL DR
MASSACHUSETTS AVE
Massachusetts Institute of Technology
John A. Ahern Field
Donnelly Park
Lechmere Canal
CAMBRIDGESIDE GALLERIA MALL
HOTEL MARLOWE
ROYAL SONESTA HOTEL
ESPLANADE
BROAD INSTITUTE
CANCER RESEARCH TECHNOLOGY
ONE KENDALL SQUARE
VOLPE NATIONAL TRANSPORTATION SYSTEMS CENTER
CAMBRIDGE CENTER MARRIOTT HOTEL
RESIDENCE INN MARRIOTT
ONE BROADWAY
101 MAIN STREET
ONE MAIN STREET
MIT SLOAN SCHOOL
MIT FACULTY CLUB
STATA CENTER
MAIN ST
BROADWAY
BINNEY ST
ROGERS ST
CHARLES ST
Somerville
Cambridge
Boston

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 66.5% 1.75x 7.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 66.5% 1.75x 7.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	The Related Companies, L.P.
Borrower:	Gateway Center Properties Phase II Owner, LLC
Original Balance(1):	$105,000,000
Cut-off Date Balance(1):	$105,000,000
% by Initial UPB:	7.4%
Interest Rate:	4.2770%
Payment Date:	6th of each month
First Payment Date:	October 6, 2014
Maturity Date:	September 6, 2024
Amortization:	Interest Only
Additional Debt(1)(2):	$195,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection:	L(29), D(86), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$10,025,448	Springing
Required Repairs:	$18,087,509	NAP
Rent Concession:	$2,680,329	$0

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$498
Balloon Balance / Sq. Ft.:	$498
Cut-off Date LTV(5):	66.5%
Balloon LTV(5):	66.5%
Underwritten NOI DSCR:	1.81x
Underwritten NCF DSCR:	1.75x
Underwritten NOI Debt Yield:	7.8%
Underwritten NCF Debt Yield:	7.6%
Underwritten NOI Debt Yield at Balloon:	7.8%
Underwritten NCF Debt Yield at Balloon:	7.6%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Brooklyn, NY
Year Built / Renovated:	2014 / NAP
Total Sq. Ft.:	602,164
Property Management:	Related Gateway Phase II, LLC
Underwritten NOI:	$23,538,009
Underwritten NCF:	$22,771,407
“As Complete” Appraised Value(5):	$451,000,000
“As Complete” Appraisal Date(5):	October 1, 2014

Historical NOI(6)
Most Recent NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP
2011 NOI:	NAP

Historical Occupancy(6)
Most Recent Occupancy:	99.5% (September 9, 2014)
2013 Occupancy:	NAP
2012 Occupancy:	NAP
2011 Occupancy:	NAP
(1)
The Gateway Center Phase II Loan Combination is evidenced by three pari passu notes in the aggregate original principal amount of $300.0 million. The non-controlling Note A-3 with an Original Balance and Cut-off Date Balance of $105.0 million will be included in the trust. The pari passu companion loans are comprised of the controlling Note A-1, with an original principal balance of $120.0 million, which was included in the COMM 2014-CCRE20 securitization, and the non-controlling Note A-2 with an original principal balance of $75.0 million, which was included in the WFRBS 2014-C24 securitization. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Gateway Center Phase II Loan Combination.
(5)
Cut-off Date LTV and Balloon LTV are based on the “As Complete” Appraised Value, which assumes the remaining construction has been completed. At closing, $18,087,509 was reserved for construction costs. Based on the Gateway Center Phase II Loan Combination amount of $300.0 million and the “As-is” Appraised Value of $443.0 million as of September 19, 2014, the “As-is” Cut-off Date LTV and “As-is” Balloon LTV are both 67.7%.

(6)	The Gateway Center Phase II Property was opened in 2014; as such, Historical NOI and Historical Occupancy are not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 66.5% 1.75x 7.8%

Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Lease Expiration	Annual UW Base Rent PSF	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost (% of Sales)(2)
Anchor Tenants
JC Penney(3)	CCC/Caa1/CCC+	124,168	20.6%	8/17/2034	$9.35	NAP	NAP	NAP
Shoprite	NR/NR/NR	89,774	14.9%	8/22/2034	$27.50	NAP	NAP	NAP
Burlington Coat Factory	NR/NR/B	73,864	12.3%	8/24/2029	$34.00	NAP	NAP	NAP
Total Anchor Tenants		287,806	47.8%		$21.34

Major Tenants
Sports Authority	NR/NR/NR	33,593	5.6%	10/7/2026	$34.50	NAP	NAP	NAP
TJ Maxx	NR/A3/A+	32,922	5.5%	8/21/2024	$40.00	NAP	NAP	NAP
Nordstrom Rack	A-/Baa1/A-	32,697	5.4%	10/6/2024	$40.00	NAP	NAP	NAP
Raymour & Flanigan	NR/NR/NR	31,479	5.2%	7/23/2027	$46.00	NAP	NAP	NAP
Michaels	NR/B3/NR	22,516	3.7%	8/12/2024	$50.00	NAP	NAP	NAP
Subtotal Major Tenants		153,207	25.4%		$41.50
Remaining Major Tenants		71,606	11.9%		$58.79	NAP	NAP	NAP
Total Major Tenants		224,813	37.3%		$47.00
In-line Tenants (4)		64,154	10.7%		$94.52	NAP	NAP	NAP
Total In-line and Major Tenants		288,967	48.0%		$57.55

Restaurant / Food Court		22,319	3.7%		$71.90	NAP	NAP	NAP
Total Occupied Collateral		599,092	99.5%		$40.69

Vacant		3,072	0.5%
Total		602,164	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	No sales figures are available, as the first tenant to open for business was in July 2014.
(3)	JC Penney owns the improvements and leases the land from the borrower.
(4)	In-line Tenants include New York & Co, AT&T and GameStop (totaling 10,870 sq. ft. in the aggregate), two of which have provided letters of intent (“LOI”) for their respective space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 66.5% 1.75x 7.8%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	1	1,870	0.3%	1,870	0.3%	$102.09	0.8%	0.8%
2020	1	1,332	0.2%	3,202	0.5%	$105.00	0.6%	1.4%
2021	0	0	0.0%	3,202	0.5%	$0.00	0.0%	1.4%
2022	1	4,041	0.7%	7,243	1.2%	$100.00	1.7%	3.0%
2023	0	0	0.0%	7,243	1.2%	$0.00	0.0%	3.0%
2024	16	169,681	28.2%	176,924	29.4%	$58.50	40.7%	43.7%
2025	3	17,376	2.9%	194,300	32.3%	$87.65	6.2%	50.0%
Thereafter	11	404,792	67.2%	599,092	99.5%	$30.12	50.0%	100.0%
Vacant	NAP	3,072	0.5%	602,164	100.0%	NAP	NAP
Total / Wtd. Avg.	33	602,164	100.0%			$40.69	100.0%
(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan. The Gateway Center Phase II loan (the “Gateway Center Phase II Loan”) consists of the non-controlling Note A-3 with a cut-off date balance of $105.0 million of a fixed rate whole loan in the aggregate original principal amount of $300.0 million (the “Gateway Center Phase II Loan Combination”). The Gateway Center Phase II Loan Combination is secured by the borrower’s fee simple interest in a 602,164 sq. ft., one and two-level, anchored retail center located at 550 Gateway Drive in Brooklyn, New York (the “Gateway Center Phase II Property”). The Gateway Center Phase II Loan Combination was co-originated by German American Capital Corporation (“GACC”) and Wells Fargo Bank, National Association (“WFB”) and is evidenced by three pari passu notes. Only the non-controlling Note A-3, with an aggregate cut-off date balance of $105.0 million, will be included in the COMM 2015-LC19 mortgage trust. The controlling Note A-1 with a cut-off date balance of $120.0 million was included in the COMM 2014-CCRE20 securitization. The non-controlling Note A-2 with a cut-off date balance of $75.0 million was included in the WFRBS 2014-C24 securitization. The Gateway Center Phase II Loan Combination has a 10-year term and pays interest only throughout the term at a fixed rate equal to 4.2770%.

The proceeds of the Gateway Center Phase II Loan Combination were used to retire existing debt of approximately $230.1 million, fund reserves of approximately $30.8 million, pay closing costs of approximately $3.5 million and give the borrower a return of equity of approximately $35.6 million.

The Gateway Center Phase II Property is anchored by JC Penney, Shoprite and Burlington Coat Factory. Based on the “As Complete” appraised value of $451.0 million as of October 1, 2014, the cut-off date LTV of the Gateway Center Phase II Loan Combination is 66.5% and the remaining implied equity is $151.0 million. The most recent prior financing of the Gateway Center Phase II Property was not included in a securitization; however, Gateway Center Phase I (not part of the collateral), which is adjacent to the Gateway Center Phase II Property and also owned and developed by the sponsor, was securitized in UBSBB 2013-C6.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$120,000,000	$120,000,000	COMM 2014-CCRE20	Yes
Note A-2	$75,000,000	$75,000,000	WFRBS 2014-C24	No
Note A-3	$105,000,000	$105,000,000	COMM 2015-LC19	No
Total	$300,000,000	$300,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 66.5% 1.75x 7.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$300,000,000	100.0%	Existing Debt	$230,144,582	76.7%
			Reserves	$30,793,286	10.3%
			Closing Costs	$3,472,213	1.2%
			Return of Equity	$35,589,919	11.9%
Total Sources	$300,000,000	100.0%	Total Uses	$300,000,000	100.0%

The Borrower / Sponsor. The borrower, Gateway Center Properties Phase II Owner, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent managers in its organizational structure. The sponsor of the borrower and non-recourse carve-out guarantor is The Related Companies, L.P. (“Related”). Founded in 1972, Related is a privately owned, vertically integrated real estate firm that develops, acquires, manages, finances and markets real estate developments within the United States and internationally.

Related’s real estate portfolio currently includes luxury residential, affordable and workforce apartments, commercial office, retail and mixed-use developments in Boston, Chicago, Los Angeles, San Francisco, South Florida, Abu Dhabi, Sao Paolo and Shanghai. These developments include Time Warner Center and Tribeca Green in Manhattan, New York, CityPlace in West Palm Beach, Florida and The Century in Los Angeles, California. Related is also currently developing the Hudson Yards project on Manhattan’s west side, a 12.7 million sq. ft. mixed use development which is expected to be completed in 2018. Since its inception, Related has developed or acquired over $22.0 billion of real estate and currently employs over 2,000 employees across six offices in the United States (Boston, Chicago, Las Vegas, Miami, New York and San Francisco) and two international offices (Abu Dhabi, UAE and Shanghai, China).

The Property. The Gateway Center Phase II Property is a 602,164 sq. ft., one and two-level, anchored retail power center located in Brooklyn, New York. As of September 9, 2014, 18 of the Gateway Center Phase II Property’s 33 tenants were open for business, representing 78.0% of NRA, including: JC Penney, Shoprite, Burlington Coat Factory, Michaels, Raymour & Flanigan, Petco, TJ Maxx, Pier 1 Imports, Dress Barn, Skechers, Carters, Five Below, Applebee’s, GNC, Sprint, Bath & Body Works, Gap and Aldi. In addition to the retail space, the Gateway Center Phase II Property includes 2,087 parking spaces (a ratio of approximately 3.5 spaces per 1,000 sq. ft.), and three pads leased to the following tenants: JC Penney, Applebee’s and Bank of America. The JC Penney store at the Gateway Center Phase II Property is the only new store that JC Penney opened last year through September 2014, suggesting a significant commitment by the company to the property and trade area. JC Penney leases its pad from the sponsor and has invested $25.0 million building out its space. Furthermore, JC Penney prepaid $10.0 million in pad rent, which reflects a 28.9% prepayment of JC Penney’s entire contract throughout its 20-year lease term.

Prior to development, the Gateway Center Phase II Property consisted of undeveloped land located adjacent to Gateway Center Phase I, a retail power center that was also developed by the sponsor. Completed in 2002, Gateway Center Phase I consists of approximately 638,000 sq. ft. and is anchored by Home Depot, Target and BJ’s Wholesale Club. As of July 2014, Gateway Center Phase I was 100.0% leased.

The Gateway Center Phase II Property was 97.1% pre-leased prior to the opening of the first tenant (Applebee’s) on July 23, 2014. As of January 13, 2015, 98.3% of the Gateway Phase II Property has been turned over to tenants and 96.1% has opened for business, with 22,488 sq. ft. of leased space remaining to be opened and 1,151 sq. ft. remaining vacant. Of those tenants that have yet to open for business, none accounts for greater than 1.3% of NRA. The top five tenants at the Gateway Center Phase II Property account for 354,321 sq. ft. (58.8% of NRA) and include: JC Penney (CCC/Caa1/CCC+ by Fitch/Moody’s/S&P), Shoprite, Burlington Coat Factory (B by S&P), Sports Authority and TJ Maxx (A3/A+ by Moody’s/S&P), all of which are on long-term leases.

Environmental Matters. The Phase I environmental report, dated June 18, 2014, recommended that the open spill case from February 7, 2014 be monitored until administrative closure is granted by the New York State Department of Environmental Conservation and that the drums in the southern portion of the Gateway Center Phase II Property be provided secondary containment or properly disposed under manifest if no longer in use. Although construction was not fully completed at the time of inspection, all necessary approvals for landfill development have been received and a remedial action plan had been developed and approved. The Phase I environmental report also recommended that a closure report be submitted to the New York City Department of Environmental Protection, as required by the approved remedial action plan. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 66.5% 1.75x 7.8%

Major Tenants.

JC Penney (124,168 sq. ft., 20.6% of NRA). JC Penney Company, Inc. (“JC Penney”) (NYSE: JCP), rated CCC/Caa1/CCC+ by Fitch/Moody’s/S&P, respectively, is one of the largest apparel and home furnishing retailers in the United States, and offers a wide selection of national, private and exclusive brands for men, women and children. JC Penney has approximately 1,100 stores across the country and also offers general merchandise through its website, jcp.com. JC Penney has eleven 5-year renewal options, exercisable on 12-months notice.

Shoprite (89,774 sq. ft., 14.9% of NRA). Shoprite is part of Wakefern Food Corp., the largest retailer-owned cooperative in the United States. Wakefern Food Corp., headquartered in Keasbey, New Jersey, is comprised of 45 members who individually own and operate supermarkets under the Shoprite banner across New Jersey, New York, Connecticut, Pennsylvania, Delaware and Maryland. Wakefern Food Corp. operates over 2.5 million sq. ft. of grocery and non-food warehousing and, together with Shoprite, employs more than 50,000 people across six states. Shoprite has five 5-year renewal options and one 3-year and 11-month renewal option upon at least 365 days’ notice.

Burlington Coat Factory (73,864 sq. ft., 12.3% of NRA). Burlington Coat Factory (NYSE: BURL), rated B by S&P, is a national retail chain which offers current, high quality, designer merchandise at discount prices. Burlington Coat Factory stores feature coats, apparel, shoes, and accessories for the entire family as well as baby clothing, furniture, travel gear, toys, home décor items, and gifts. Burlington Coat Factory operates over 520 stores in 44 states and Puerto Rico. Burlington Coat Factory has three consecutive five-year renewal options that will be automatically exercised unless the tenant provides the landlord with notice at least 365 days prior to the expiration of the initial lease term or the then current option period.

Industrial and Commercial Abatement Program (ICAP). The sponsor is currently in the process of finalizing a 15-year Industrial & Commercial Abatement Program (“ICAP”) and successfully received a 25-year ICAP tax abatement on the Gateway Center Phase I property. According to the sponsor, the Gateway Center Phase II Property is located in an area designated as a special commercial abatement area (“SCAA”). In general, projects in a SCAA qualify for a 25-year abatement. The exception is where more than 25% of the floor area is used for retail purposes (in which case, the first 10% of the building’s floor area would qualify for a 25-year benefit, while the remaining retail space would qualify for a 15-year benefit). Since the Gateway Center Phase II Property’s leases are net leases, the tenants will directly benefit from the abatement as it will reduce their respective occupancy costs through the expiration of the abatement program in 2040. Real estate taxes were underwritten to the borrower’s 2014/2015 budget based on actual assessments.

The Market. The Gateway Center Phase II Property is located within the East Brooklyn submarket, just north of the Belt Parkway and bound by Atlantic Avenue to the north, North Conduit Avenue to the east, 108th Street to the west and the Jamaica Bay to the south. Primary vehicular access is provided by the Belt Parkway, which provides access to Brooklyn, Staten Island, Queens and Long Island. East-west bound access is provided via Flatlands Avenue, and north-south bound access is provided by Fountain Avenue and Pennsylvania Avenue. Nearby MTA bus and subway access is available via the “2” and “3” train lines located a half mile north of the Gateway Center Phase II Property, the “L” train located approximately three quarters of a mile west and MTA bus stops located in front of the Gateway Center Phase II Property. The Gateway Center Phase II Property benefits from Starrett City, which is located to the west of the Gateway Center Phase II Property and comprises 46 multi-story residential apartment buildings, as well as from several nearby two-family starter homes directly to the north. In addition, the sponsor has been approved for the development of approximately 2,385 residential housing units known as the Gateway Estates, located adjacent to the Gateway Center Phase II Property. The estimated 2014 population within a one-, three- and five-mile radius of the Gateway Center Phase II Property is 32,795, 528,407 and 1,677,356, respectively. The 2014 average household income within a one-, three- and five-mile radius of the Gateway Center Phase II Property is $45,372, $57,640, and $61,534, respectively.

As of Q2 2014, there are currently 70.2 million sq. ft. of retail space located in the Brooklyn retail market. Power centers comprise approximately 1.1 million sq. ft. of available retail space, all of which originate from the North Brooklyn submarket. As of Q2 2014, average vacancy was 0.0% for power center retail and 4.2% for general retail in the Brooklyn retail market. Total year-to-date net absorption for the Brooklyn retail market as of Q2 2014 was 141,634 sq. ft., at an average rental rate of $41.14 PSF NNN.

The Gateway Center Phase II Property has an average rent of $40.69 PSF, which is approximately 98.3% of the average market rent. The appraiser identified five comparable retail centers within a six-mile radius of the Gateway Center Phase II Property with an average occupancy of 97.6%. The appraiser’s competitive set is detailed below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 66.5% 1.75x 7.8%

Competitive Set (1)
Name	Gateway Center Phase II Property	Gateway Center Phase I	Triangle Junction	Canarsie Plaza	Shops at Skyview Center	Rego Park Center
Distance from Subject	NAP	0.1 miles	4.1 miles	2.1 miles	2.6 miles	5.3 miles
City, State	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Queens, NY	Queens, NY
Year Built	2014	2001	2008	2010	2013	1996
Total Occupancy	99.5%(2)	100.0%	100.0%	93.0%	95.0%	100.0%
Total Size (Sq. Ft.)	602,164(2)	638,000	300,000	277,907	676,492	346,852
Anchor Tenants	JC Penney Shoprite Burlington Coat Factory	Target Home Depot BJ’s Wholesale Club	Target	BJ’s Wholesale Club	Target	Sears Marshall’s Toys R Us
(1)	Source: Appraisal.
(2)	Based on rent roll dated September 9, 2014.

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W PSF
Base Rent(1)	$24,522,387	$40.72
Value of Vacant Space	264,328	0.44
Gross Potential Rent	$24,786,716	$41.16
Total Recoveries	3,791,167	6.30
Total Other Income	81,354	0.14
Less: Vacancy & Credit Loss(2)	(264,328)	(0.44)
Effective Gross Income	$28,394,908	$47.15
Total Operating Expenses	4,856,899	8.07
Net Operating Income	$23,538,009	$39.09
TI/LC	673,142	1.12
Capital Expenditures	93,461	0.16
Net Cash Flow	$22,771,407	$37.82

Average Effective Annual Rent PSF(3)	$40.69

(1)
U/W Base Rent includes $145,989 in straight line rent steps for credit tenants taken from October 2015 through the earlier of September 2024 and individual tenant lease term expiration (includes TJ Maxx and Nordstrom Rack) as well as two LOI tenants (GameStop and New York & Co).

(2)
U/W Vacancy & Credit Loss is based on an economic vacancy of 0.9% of total gross income. The Gateway Center Phase II Property is 99.5% leased as of September 9, 2014 and Gateway Center Phase I is 100.0% occupied as of July 2014.

(3)	Based on the U/W Base Rent, excluding the straight line rent steps, and the physical occupancy of 99.5%.

Property Management. The Gateway Center Phase II Property is managed by Related Gateway Phase II, LLC, a borrower affiliate.

Lockbox / Cash Management. The Gateway Center Phase II Loan is structured with a hard lockbox and in place cash management. Tenants are required to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily into a cash management account under the control of the lender. Provided no Trigger Period (as defined below) exists, all funds in the cash management account after payment of all required monthly debt service and reserve amounts due under the Gateway Center Phase II Loan documents will be remitted to the borrower two times each calendar month.

A “Trigger Period” will occur on the date upon which (i) the debt service coverage ratio falls below 1.10x (based on a 30-year amortization schedule) until the debt service coverage ratio is equal to or greater than 1.15x for two consecutive quarters, (ii) there is an event of default under the loan documents, or (iii) there is an event of default under any mezzanine loan (if applicable).

Initial Reserves. At closing, the borrower deposited (i) $18,087,509 into an initial capital expenditure reserve for the completion of construction on certain capital expenditures, (ii) $10,025,448 into an upfront rollover reserve for outstanding approved leasing expenses and (iii) $2,680,329 into a rent concession reserve to cover the potential gap in rent collections related to tenants that were not yet open for business on the loan closing date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 66.5% 1.75x 7.8%

Ongoing Reserves. During a Trigger Period, the borrower is required to deposit on a monthly basis reserves of (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, (ii) 1/12 of the annual insurance premiums into an insurance reserve account, (iii) $10,037 into a replacement reserve account, subject to a replacement reserve cap of $240,891, and (iv) $55,560 into a TI/LC reserve account, subject to a TI/LC reserve cap of $1,333,450.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. After August 14, 2017, certain affiliates of the borrower are permitted one time during the term of the Gateway Center Phase II Loan to obtain a mezzanine loan secured by the direct or indirect equity interests in the borrower, provided, among other conditions, that: (i) the mezzanine loan is no more than $50,000,000 and when added to the Gateway Center Phase II Loan Combination will result in (a) a combined LTV of no more than 66.5%, and (b) a combined debt service coverage ratio of no less than 1.27x, and (ii) the mezzanine lender has entered into an intercreditor agreement acceptable to the lender and any applicable rating agency.

New Market Tax Credit Debt. In connection with certain tax credits allocated in connection with the development of the Gateway Center Phase II Property, an affiliate of the sponsor, Gateway Leverage Lender, LLC (“Leverage Lender”), made loans to (a) Gateway USBDCE Investment Fund, LLC (“USB Investment Fund”), a 99.99% member in USBCDE Sub-CDE 83, LLC (“USB CDE”), itself a 0.13% member in Gateway Center Properties Phase II, LLC (“Borrower Member”), the sole member of the borrower and borrower’s predecessor-in-interest as owner of the Gateway Center Phase II Property, and (b) Gateway Related Investment Fund, LLC (“Related Investment Fund”), a 99.99% member in RCDG Sub-CDE III, LLC (“Related CDE”), itself a 0.63% member in Borrower Member, in an aggregate amount equal to $30,501,077 (collectively, the “Leverage Loan”). The Leverage Loan is secured by a pledge by Related Investment Fund of its 99.99% membership interest in Related CDE and a pledge by USB Investment Fund of its 99.99% membership interest in USB CDE.

At the same time, the Borrower Member obtained loans from Related CDE and USB CDE (collectively, the “Subordinate Lenders”) in an aggregate amount equal to $30,501,077 (collectively, the “Subordinate Loans”). The Subordinate Loans are secured by a pledge of the membership interests of the owners of Borrower Member (other than Subordinate Lenders) in Borrower Member (the “Equity Collateral”) and are subject to the terms of an intercreditor agreement between lender and the Subordinate Lenders pursuant to which Subordinate Lenders agree, among other things, that they will not take any action to realize upon the Equity Collateral without the prior written consent of the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 66.5% 1.75x 7.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 66.5% 1.75x 7.8%

Fort Lee
Ridgefield
Cliffside Park
Fairview
Edgewater
Guttenberg
West New York
Hudson River
WASHINGTON HEIGHTS
HAMILTON HEIGHTS
HARLEM
MORNINGSIDE HEIGHTS
EAST HARLEM
YORKVILLE
UPPER WEST SIDE
UPPER EAST SIDE
MIDTOWN WEST
MIDTOWN EAST
MANHATTAN
CHELSEA
WEST VILLAGE
EAST VILLAGE
SOHO
TRIBECA
LITTLE ITALY
CHINATOWN
LOWER EAST SIDE
FINANCIAL DISTRICT
BRONX
PARKCHESTER
SOUTH BRONX
UNION PORT
MOTT HAVEN
HUNTS POINT
THROGGS NECK
Long Island Sound
East River
COLLEGE POINT
WHITESTONE
STEINWAY
LA GUARDIA INTERNATIONAL AIRPORT
ASTORIA-LONG ISLAND CITY
East Elmhurst
JACKSON HEIGHTS
QUEENSBORO HILL
WOODSIDE
SUNNY SIDE
New York
MASPETH
QUEENS
FLUSHING
UTOPIA
FRESH MEADOWS
MIDDLE VILLAGE
FOREST HILLS
JAMAICA
WILLIAMSBURG
RIDGEWOOD
GLENDALE
BUSHWICK
WOODHAVEN-RICHMOND HILL
COBBLE HILL
FORT GREEN
BOERUM HILL
BEDFORD-STUYVESANT
BROOKLYN
EAST BROOKLYN
BROWNSVILLE
CANARSIE
GRAND CENTRAL PKWY
BROOKLYN QUEENS EXPY
JACKIE ROBINSON PKWY
VAN WYCK EXPY
BELT PKWY
FDR DR
WHITESTONE EXPY
JOHN F KENNEDY INTERNATIONAL AIRPORT
Gateway Center Phase II
550 Gateway Drive
Brooklyn, NY 11217
New York
Newark
MANHATTAN
QUEENS
BROOKLYN
Hempstead
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9911 Belward Campus Drive Rockville, MD 20850	Collateral Asset Summary – Loan No. 3 9911 Belward Campus Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$98,290,000 30.5% 7.04x 24.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9911 Belward Campus Drive Rockville, MD 20850	Collateral Asset Summary – Loan No. 3 9911 Belward Campus Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$98,290,000 30.5% 7.04x 24.1%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Acquisition
Credit Assessment (Moody’s/Fitch/Morningstar):	A3/BBB+/AA
Sponsor:	TechCore, LLC
Borrower:	GI TC Rockville, LLC
Original Balance:	$98,290,000
Cut-off Date Balance:	$98,290,000
% by Initial UPB:	6.9%
Interest Rate(1):	3.3650%
Payment Date:	6th of each month
First Payment Date:	February 6, 2015
Anticipated Repayment Date(1):	January 6, 2025
Maturity Date:	June 6, 2026
Amortization:	Interest only, ARD
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
TI/LC:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$339
Balloon Balance / Sq. Ft.:	$339
Cut-off Date LTV(3):	30.5%
Balloon LTV(3):	30.5%
Underwritten NOI DSCR:	7.06x
Underwritten NCF DSCR:	7.04x
Underwritten NOI Debt Yield:	24.1%
Underwritten NCF Debt Yield:	24.0%
Underwritten NOI Debt Yield at Balloon:	24.1%
Underwritten NCF Debt Yield at Balloon:	24.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office/Lab/Industrial
Collateral:	Fee Simple
Location:	Rockville, MD
Year Built / Renovated:	2005 / NAP
Total Sq. Ft.:	289,912
Property Management:	Goldstar Properties, LLC
Underwritten NOI:	$23,662,655
Underwritten NCF:	$23,604,672
Appraised Value:	$322,500,000
Appraisal Date:	November 25, 2014

Historical NOI
Most Recent NOI:	$22,887,639 (T-9 September 30, 2014 Ann.)
2013 NOI:	$22,500,894 (December 31, 2013)
2012 NOI:	$22,059,695 (December 31, 2012)
2011 NOI:	$21,626,873 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	100.0% (February 6, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	If the 9911 Belward Campus Drive Loan is not repaid in full by the Anticipated Repayment Date, the interest rate will increase from the initial rate of 3.3650% to 7.3650%.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	The “Go Dark” appraised value of $207.0 million would result in a Cut-off Date LTV and a Balloon LTV that each equal to 47.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9911 Belward Campus Drive Rockville, MD 20850	Collateral Asset Summary – Loan No. 3 9911 Belward Campus Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$98,290,000 30.5% 7.04x 24.1%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Human Genome Sciences, Inc.(1)	A+/A2/A+	289,912	100.0%	$88.48(2)	100.0%	5/31/2026(3)
Total Occupied Collateral		289,912	100.0%	$88.48	100.0%
Vacant		0	0.0%
Total		289,912	100.0%

(1)	In August 2012 Human Genome Sciences, Inc. became a subsidiary of GlaxoSmithKline, the guarantor of the 9911 Belward Campus Drive lease. The ratings shown are for GlaxoSmithKline.
(2)
U/W Base Rent PSF includes a $462,805 rent step that goes into effect on May 24, 2015 and $2,049,768 in step rent which represents the straight line of average rent underwritten throughout Human Genome Sciences, Inc.’s lease term. The current in-place base rent PSF is $79.82.

(3)
Human Genome Sciences, Inc. has two 10-year renewal options with 2% increases in base rent per annum. The renewal options are exercisable with 12 months notice prior to the expiration of the loan. The tenant has no termination options.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	289,912	100.0%	289,912	100.0%	$88.48	100.0%	100.0%
Vacant	NAP	0	0.0%	289,912	100.0%	NAP	NAP
Total / Wtd. Avg.	1	289,912	100.0%			$88.48	100.0%

The Loan. The 9911 Belward Campus Drive loan (the “9911 Belward Campus Drive Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in one three-story Class A office/lab/industrial building located at 9911 Belward Campus Drive in Rockville, Maryland (the “9911 Belward Campus Drive Property”) with an original principal balance of $98.29 million. The 9911 Belward Campus Drive Loan has a 10-year term and is interest only prior to the anticipated repayment date (“ARD”) and thereafter with a final maturity of June 6, 2026. The 9911 Belward Campus Drive Loan accrues interest at a fixed rate equal to 3.3650% until the ARD, then the interest rate will increase to 7.3650% and has a cut-off date balance of $98.29 million. Loan proceeds, along with approximately $231.9 million in equity from the sponsor, were used to purchase the 9911 Belward Campus Drive Property for $322.5 million and pay closing costs of approximately $7.4 million. Based on the appraised value of $322.5 million as of November 25, 2014, the cut-off date LTV ratio is 30.5%. The most recent prior financing of the 9911 Belward Campus Drive Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Sponsor Equity	$231,929,323	70.2%	Purchase Price	$322,500,000	97.7%
Loan Amount	$98,290,000	29.8%	Closing Costs	$7,439,873	2.3%
			Reserves	$279,450	0.1%
Total Sources	$330,219,323	100.0%	Total Uses	$330,219,323	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9911 Belward Campus Drive Rockville, MD 20850	Collateral Asset Summary – Loan No. 3 9911 Belward Campus Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$98,290,000 30.5% 7.04x 24.1%

The Borrower / Sponsor. The borrower, GI TC Rockville, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is TechCore, LLC (“TechCore”). TechCore is a $500 million core real estate fund established in 2012 by CalPERS with its real estate partner GI Partners to invest in technology advantaged properties in the United States. The fund, managed by the Menlo Park, California-based GI Partners, purchases data centers, internet gateways and corporate campuses for technology tenants, and life science properties located in core metropolitan cities throughout the nation and leased to industry leading tenants. GI Partners is a multi-strategy private equity investment manager with 46 investment professionals. Since inception, the firm has managed assets valued at more than $10 billion through three discretionary private equity funds and five separate real estate accounts for recognized institutional investors. CalPERS is the nation’s largest public pension fund with approximately $301 billion in assets, administering retirement benefits for nearly 1.7 million members, and spending over $7.7 billion annually to provide health benefits for nearly 1.4 million state, public school, and local public agency employees, retirees, and their families.

The Property. The 9911 Belward Campus Drive Property consists of one three-story Class A office/lab/industrial building totaling 289,912 sq. ft. located approximately two miles west of Interstate 270. The 9911 Belward Campus Drive Property is located 15 miles northwest from the Washington D.C. central business district.

Constructed in 2005 by Human Genome Sciences, Inc. and later sold to BioMed Realty Trust as part of a sale-leaseback transaction, the 9911 Belward Campus Drive Property is one of the few cell culture manufacturing facilities of its kind in the world. The facility is fully automated and has been approved by the FDA for processing BENLYSTA, the only new treatment for people with lupus in over 50 years. The facility has two of the largest bioreactors in the pharmaceutical industry which could be adapted to accommodate other FDA approved antibody products. The 9911 Belward Campus Drive Property features approximately 63,000 sq. ft. of utility and support areas, 55,000 sq. ft. of manufacturing space, and 30,000 sq. ft. of offices. The remaining 142,000 sq. ft. include the central plant and other mechanical equipment that is vital to the tenant’s manufacturing operations. Parking is provided via 225 surface parking spaces, which provide a parking ratio of 1.52 parking spaces per 1,000 sq. ft. The 9911 Belward Campus Drive Property has various pilor-scale and large-scale facilities offering batch and fed-batch cell culture reproduction using onsite bioreactors that could be used to accommodate other FDA approved monoclonal antibody products for numerous international manufacturers. The twin 20,000L bioreactors at the 9911 Belward Campus Drive Property are among the largest in the biopharmaceutical industry.

As of February 6, 2015, the 9911 Belward Campus Drive Property is 100.0% leased to Human Genome Sciences, Inc.

Environmental Matters. The Phase I environmental report dated October 23, 2014 recommended no further action at the 9911 Belward Campus Drive Property.

Tenant. The 9911 Belward Campus Drive Property is fully leased to Human Genome Sciences, Inc. (parent, and guarantor GlaxoSmithKline, rated A+/A2/A+ by Fitch/Moody’s/S&P). Human Genome Sciences, Inc. is the single-point of production for the FDA-approved drug BENLYSTA, the first new lupus medication in 50 years. Human Genome Sciences, Inc. has invested significant capital into its space, highlighting the mission-critical nature of the facility. Additionally, the parent of Human Genome Sciences, Inc., GlaxoSmithKline, reported annual revenues of $43.9 billion, or 2.2% over the previous year in December 2013. The Human Genome Sciences, Inc. lease is a triple net lease having a term that expires in May 2026. Human Genome Sciences, Inc. has two 10-year renewal options with 2% annual base rent increases which are exercisable 12 months prior to lease expiration. The tenant has no termination options.

The Market. The 9911 Belward Campus Drive Property is located on the border of Gaithersburg and Rockville, Maryland, approximately 15 miles northwest of downtown Washington D.C., in the I-270 Corridor. The 9911 Belward Campus Drive Property is located in the heart of “DNA Alley,” one of the largest life sciences hubs in the United States. DNA Alley hosts more than 9,200 workers in the private sector and an estimated 49,000 in federal government agencies. Rockville has more than 190 of Montgomery County’s 350 life science companies. In addition, more than 200 of the county’s 1,200 IT companies, which collectively employ approximately 90,000 workers, are located in Rockville. Other nearby institutions include the Centers for Advanced Research, Institute for Bioscience and Biotechnology Research, Johns Hopkins University – Montgomery County. Maryland is one of the top seven core US life science markets according to the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9911 Belward Campus Drive Rockville, MD 20850	Collateral Asset Summary – Loan No. 3 9911 Belward Campus Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$98,290,000 30.5% 7.04x 24.1%

Lease Comparables(1)(2)
Property	Tenant	Year Built	Lease Area (Sq. Ft.)	Base Rent (PSF)	Lease Term (yrs)
9911 Belward Campus Drive(3)	Human Genome Sciences, Inc.	2005	289,912	$88.48	20.0
10 Cambridge Center	Biogen Idec	NAV	152,664	$64.00	12.5
Alexandria Center @ Kendall Square	Ariad Pharmaceuticals	2015	386,111	$78.00	15.0
Longwood Center	Dana-Farber	2015	154,100	$77.00	12.0
Vertex Headquarters	Vertex	2013	1,082,417	$63.00	15.0
650 East Kendall Street (Building B)	Ispen	2009	62,600	$61.00	11.0
South Building	Pfizer	2014	183,857	$68.00	10.0
(1)	Source: Appraisal.
(2)	The Lease Comparables properties, other than the 9911 Belward Campus Drive Property, are located in Boston and Cambridge, Massachusetts.
(3)	Based on rent roll dated November 24, 2014.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	T-9 Ann. 9/30/2014	U/W	U/W PSF
Base Rent(1)	$22,059,995	$22,501,194	$22,888,200	$25,652,845	$88.48
Value of Vacant Space	0	0	0	0	0
Gross Potential Rent	$22,059,995	$22,501,194	$22,888,200	$25,652,845	$88.48
Total Recoveries	783,759	804,988	810,822	948,082	3.27
Total Other Income	0	0	0	0	0
Less: Vacancy(2)	0	0	0	(1,330,046)	(4.59)
Effective Gross Income	$22,843,754	$23,306,182	$23,699,022	$25,270,881	$87.17
Total Operating Expenses	784,059	805,288	811,383	1,608,226	5.55
Net Operating Income	$22,059,695	$22,500,894	$22,887,639	$23,662,655	$81.62
TI/LC	0	0	0	0	0.00
Capital Expenditures	0	0	0	57,982	0.20
Net Cash Flow	$22,059,695	$22,500,894	$22,887,639	$23,604,672	$81.42

(1)
U/W Base Rent includes a $462,805 rent step that goes into effect on May 24, 2015 and $2,049,768 in step rent which represents the straight line of average rent underwritten throughout Human Genome Sciences, Inc.’s lease term.

(2)	U/W Vacancy represents 5.0% of gross income.

Property Management. The 9911 Belward Campus Drive Property is managed by Goldstar Properties, LLC.

Lockbox / Cash Management. The 9911 Belward Campus Drive Loan is structured with a hard lockbox and springing cash management. The borrower sent a tenant direction letter to Human Genome Sciences, Inc. instructing the tenant to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to the borrower’s operating account unless a Cash Management Period (as defined below) exists, in which event funds are swept to the cash management account under the control of the lender and disbursed in accordance with the 9911 Belward Campus Drive Loan documents.

A “Cash Management Period” will commence upon a Cash Trap Period (as defined below) or a Lease Sweep Period (as defined herein).

A “Cash Trap Period” will commence upon the occurrence of any of the following: (i) an event of default or (ii) the ARD.

Initial Reserves. None.

Ongoing Reserves. Monthly deposits to tax and insurance reserve accounts are waived so long as the loan has not experienced, (i) an event of default, (ii) a Cash Management Period and, even in such circumstances, tax reserve payments are not required if the tenant is paying taxes directly to the appropriate governmental authority and insurance reserve payments are not required for as long as the property is insured under a blanket insurance policy. Monthly deposits to a TI/LC reserve account are waived so long as a Lease Sweep Period is not in effect. The TI/LC reserve account shall be subject to a cap of $20,293,840.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9911 Belward Campus Drive Rockville, MD 20850	Collateral Asset Summary – Loan No. 3 9911 Belward Campus Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$98,290,000 30.5% 7.04x 24.1%

A “Lease Sweep Period” will commence upon the occurrence of any of the following: (a) Human Genome Sciences, Inc (or any replacement tenant occupying a material portion of the space) cancels or terminates its leases prior to its then current expiration date, (b) a bankruptcy or insolvency proceeding of Human Genome Sciences, Inc. or a material replacement tenant, (c) the date that the borrower receives notice by such tenant of its intent to surrender, cancel, terminate or not renew all or a material portion of the space leased, (d) such tenant has ceased or intends to cease operating its business at all or substantially all of its space at the 9911 Belward Campus Drive Property (provided that this trigger will not apply for any period that the tenant continues to pay rent and either (i) the tenant (or its direct or indirect parent guarantor) is rated at least “BBB” by S&P or its equivalent by the relevant rating agencies or (ii) in the event the tenant (or its direct or indirect parent guarantor) is no longer rated by any rating agencies, such tenant (or its direct or indirect parent) has at least $5.0 billion in stockholder equity and at least $100.0 million in cash and cash equivalents, or (e) 12 months prior to (i) the expiration of the term of the lease if the tenant has not renewed or extended such lease or (ii) the date the tenant may terminate the lease, if any, and the tenant has not waived any such option or such option is no longer effective, to the extent one exists. The amount swept on account of any Lease Sweep Period is capped at an amount equal to $70 multiplied by the number of sq. ft. under the lease.

A Lease Sweep Period will terminate upon (a) the applicable lease being renewed or extended subject to lender’s approval rights, if any, (b) the subject space being re-tenanted (subject to lender’s approval rights, if any), all leasing commissions and tenant improvement costs having been paid, the tenant having taken possession and commenced paying rent and the tenant delivering of a clean estoppel, (c) if the Lease Sweep Period was triggered by a bankruptcy, the tenant having affirmed its lease and given adequate assurances for the payment of rent, (d) the tenant waiving its termination option if the Lease Sweep Period was triggered under clause (e)(ii) above or (e) other than in connection with a Lease Sweep Period triggered by (c) or (e) above, the 9911 Belward Campus Drive Property achieving a debt yield of 8.0% for two consecutive calendar quarters since the commencement of the Lease Sweep Period.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9911 Belward Campus Drive Rockville, MD 20850	Collateral Asset Summary – Loan No. 3 9911 Belward Campus Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$98,290,000 30.5% 7.04x 24.1%

Gaithersburg Square
Lake Forest Mall
Gaithersburg
Rockville
Festival at Muddy Branch
Walnut Hills Shopping Center
Muddy Branch Square
Shady Grove Shopping Center
Shady Grove Adventist Hospital
9911 Belward Campus Drive
9911 Belward Campus Drive
Rockville, MD 20850
W DIAMOND AVE
CLOPPER RD
QUINCE ORCHARD RD
N FREDERICK AVE
S FREDERICK AVE
FREDERICK RD
MUDDY BRANCH RD
GREAT SENECA HWY
DARNESTOWN RD
KEY WEST AVE
W MONTGOMERY AVE
SHADY GROVE RD
WASHINGTON NATIONAL PIKE
DUFIEF MILL RD
TRAVILAH RD
270
370
355
200
119
Washington, DC
MARYLAND
VIRGINIA
DISTRICT OF COLUMBIA
Germantown
Gaithersburg
Olney
Rockville
Laurel
Aspen Hill
Wheaton-Glenmont
Silver Spring
Bethesda
College Park
Sterling
Reston
Potomac
McLean
Vienna
Arlington
Fairfax
Centreville
Annandale
Alexandria
Silver Hill
Burke
Clinton
Mt Vernon
Fort Washington
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

3440, 3450, 3460 and 3470 Wilshire Boulevard Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 4 Central Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 67.2% 1.46x 9.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3440, 3450, 3460 and 3470 Wilshire Boulevard Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 4 Central Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 67.2% 1.46x 9.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	David Y. Lee
Borrower:	Central Plaza, LLC
Original Balance:	$95,000,000
Cut-off Date Balance:	$95,000,000
% by Initial UPB:	6.7%
Interest Rate:	4.4000%
Payment Date:	6th of each month
First Payment Date:	January 6, 2015
Maturity Date:	December 6, 2024
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(89), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$123,631	$61,816
Insurance:	$0	Springing
Replacement:	$0	$18,333
TI/LC:	$2,786,490	$73,333
Free Rent:	$334,636	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$108
Balloon Balance / Sq. Ft.:	$92
Cut-off Date LTV:	67.2%
Balloon LTV:	57.3%
Underwritten NOI DSCR(2):	1.61x
Underwritten NCF DSCR(2):	1.46x
Underwritten NOI Debt Yield:	9.7%
Underwritten NCF Debt Yield:	8.8%
Underwritten NOI Debt Yield at Balloon:	11.3%
Underwritten NCF Debt Yield at Balloon:	10.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	1952 / 1992
Total Sq. Ft.:	880,035
Property Management:	Jamison Services, Inc.
Underwritten NOI(3):	$9,172,271
Underwritten NCF(3):	$8,340,694
Appraised Value:	$141,300,000
Appraisal Date:	August 22, 2014

Historical NOI
Most Recent NOI(3):	$7,904,946 (T-12 September 30, 2014)
2013 NOI:	$7,742,430 (December 31, 2013)
2012 NOI:	$5,422,802 (December 31, 2012)
2011 NOI:	$7,244,765 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	64.4% (November 30, 2014)
2013 Occupancy:	61.6% (December 31, 2013)
2012 Occupancy:	60.0% (December 31, 2012)
2011 Occupancy:	61.0% (December 31, 2011)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on amortizing debt service payments. Based on current interest-only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.16x and 1.97x, respectively.
(3)
The increase in Underwritten NOI over Most Recent NOI is due in part to 97,232 sq. ft. of new and renewal leases with lease commencement dates from October 2014 to February 2015, which were executed at a weighted average Underwritten base rent of $18.91 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3440, 3450, 3460 and 3470 Wilshire Boulevard Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 4 Central Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 67.2% 1.46x 9.7%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Wilfit Sports Club	NR/NR/NR	31,886	3.6%	$18.54	5.6%	9/4/2022
Jamison Services, Inc.(1)	NR/NR/NR	22,767	2.6%	$18.00	3.9%	9/30/2019
County of Los Angeles(2)	AA-/Aa2/AA-	21,500	2.4%	$21.13	4.3%	6/30/2015
Koletsky, Mancini, Feldman & Morrow(3)	NR/NR/NR	15,519	1.8%	$11.49	1.7%	Various
Lorera, Inc.	NR/NR/NR	14,914	1.7%	$7.32	1.0%	5/31/2016
Total Major Tenants		106,586	12.1%	$16.35	16.5%
Remaining Tenants		460,004	52.3%	$19.18	83.5%
Total Occupied Collateral		566,590	64.4%	$18.65	100.0%
Vacant		313,445	35.6%
Total		880,035	100.0%

(1)	Jamison Services, Inc. is a borrower affiliate.
(2)	County of Los Angeles has the right to terminate its lease at any time with nine months prior notice and payment of any remaining unamortized TI/LC funds.
(3)
The lease for 4,298 sq. ft. of Koletsky, Mancini, Feldman & Morrow’s space expires in July 2015, the lease for 823 sq. ft. of storage space expires in December 2015 and the lease for the remaining 10,398 sq. ft. expires in July 2024.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	6	8,437	1.0%	8,437	1.0%	$16.93	1.4%	1.4%
2015	107	135,764	15.4%	144,201	16.4%	$16.54	21.3%	22.6%
2016	41	71,341	8.1%	215,542	24.5%	$17.59	11.9%	34.5%
2017	42	105,785	12.0%	321,327	36.5%	$19.41	19.4%	53.9%
2018	17	43,672	5.0%	364,999	41.5%	$21.12	8.7%	62.6%
2019	22	120,201	13.7%	485,200	55.1%	$19.73	22.4%	85.1%
2020	2	22,515	2.6%	507,715	57.7%	$20.43	4.4%	89.4%
2021	1	3,917	0.4%	511,632	58.1%	$19.03	0.7%	90.1%
2022	2	34,188	3.9%	545,820	62.0%	$19.64	6.4%	96.5%
2023	0	0	0.0%	545,820	62.0%	$0.00	0.0%	96.5%
2024	3	11,564	1.3%	557,384	63.3%	$17.70	1.9%	98.4%
2025	1	9,206	1.0%	566,590	64.4%	$18.00	1.6%	100.0%
Thereafter	0	0	0.0%	566,590	64.4%	$0.00	0.0%	100.0%
Vacant	NAP	313,445	35.6%	880,035	100.0%	NAP	NAP
Total / Wtd. Avg.	244	880,035	100.0%			$18.65	100.0%
(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

The Loan. The Central Plaza loan (the “Central Plaza Loan”) is a $95.0 million fixed rate loan secured by the borrower’s fee simple interest in an 880,035 sq. ft., four-building interconnected office campus located at 3440, 3450, 3460 and 3470 Wilshire Boulevard in Los Angeles, California (the “Central Plaza Property”). The Central Plaza Loan has a 10-year term and is interest only for the first 24 months of the term and amortizes on a 30-year schedule thereafter. The Central Plaza Loan accrues interest at a fixed rate equal to 4.4000%. Loan proceeds, along with approximately $3.0 million of sponsor equity, were used to pay off existing debt of approximately $93.9 million, fund upfront reserves of approximately $3.2 million, and pay closing costs of approximately $0.9 million. Based on the appraised value of $141.3 million as of August 22, 2014, the cut-off date LTV ratio is 67.2%. The most recent prior financing of the Central Plaza Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$95,000,000	96.9%	Loan Payoff	$93,871,117	95.8%
Sponsor Equity	$2,989,730	3.1%	Reserves	$3,244,757	3.3%
			Closing Costs	$873,856	0.9%
Total Sources	$97,989,730	100.0%	Total Uses	$97,989,730	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3440, 3450, 3460 and 3470 Wilshire Boulevard Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 4 Central Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 67.2% 1.46x 9.7%

The Borrower / Sponsor. The borrower, Central Plaza, LLC, is a single purpose California limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is David Y. Lee, president of Jamison Services, Inc.

Jamison Services, Inc. is one of the largest private commercial property owners in Los Angeles County and specializes in the acquisition, operation, construction, leasing and ownership of office, medical and retail properties. Headquartered in Los Angeles, California, Jamison Services, Inc. manages and leases over 100 commercial buildings totaling approximately 22.0 million sq. ft.

The Property. The Central Plaza Property consists of three 12-story and one 11-story, Class B office buildings totaling 880,035 sq. ft., including 99,601 sq. ft. of ground floor retail space, and two parking structures located at 3440, 3450, 3460 and 3470 Wilshire Boulevard in Los Angeles, California. The Central Plaza Property is located along Wilshire Boulevard and Normandie Avenue, two major thoroughfares in Los Angeles within the Mid-Wilshire submarket of Los Angeles County. Public transportation is available within walking distance of the Central Plaza Property via LA Metro with stops next to the Central Plaza Property along Wilshire Boulevard, Normandie Avenue, and Vermont Avenue. The Wilshire/Normandie Station is located directly across the street and provides convenient access to the Union Station transportation hub and other major areas within the greater Los Angeles vicinity. The parking structures have a combined total of 1,931 spaces which equates to a ratio of 2.2 spaces per 1,000 sq. ft. The parking structures have provided steady parking income since 2011, averaging approximately $2.0 million annually. The Central Plaza Property was built in 1952 and renovated in 1992.

As of November 30, 2014, the Central Plaza Property was 64.4% leased to a granular tenant mix of more than 200 tenants, with no tenant representing greater than 3.6% of NRA or contributing more than 5.6% of U/W Base Rent. The Central Plaza Property’s retail space is 95.5% leased to a variety of retail tenants including, Bank of America, Robeks, GNC, Starbucks, McDonalds and Verizon. Since 2005, the sponsor has invested approximately $3.2 million in capital improvements, detailed below.

Capital Improvements
Description	Cost
Chiller & Cooling Tower	$899,805
HVAC Replacement	$556,093
Plumbing	$296,917
Parking System	$210,154
Fire/Life Safety System and Alarm	$299,674
Other	$970,173
Total	$3,232,816

Environmental Matters. The Phase I environmental report, dated October 22, 2014, recommended no further action at the Central Plaza Property other than the implementation of an asbestos operations and maintenance program, which is in place.

Major Tenants.

Wilfit Sports Club (31,886 sq. ft., 3.6% of NRA, 5.6% U/W Base Rent). Wilfit Sports Club (“Wilfit”) is a fitness club that serves tenants at the Central Plaza Property and the schools and office buildings in the surrounding Mid-Wilshire area. Wilfit has been at the Central Plaza Property since 2012 and spent nearly $1.2 million to build out their space. Wilfit recently expanded its suite in 2013 and renewed its lease through 2022. The club offers various amenities including professional trainers, personalized exercise programs, group exercises classes, a laundry service and free parking facilities and a variety of membership packages ranging from one day to a two year commitment. Wilfit has one five-year extension option with rent at fair market value and no termination options.

Jamison Services, Inc. (22,767 sq. ft., 2.6% of NRA, 3.9% U/W Base Rent). Jamison Services, Inc. (“Jamison”) is a privately held, full service real estate investment and management firm based in Los Angeles. Jamison is one of the largest landlords of commercial office buildings in Southern California with more than 100 properties in the region. In addition to commercial office buildings, Jamison’s portfolio includes medical buildings, shopping centers, and residential developments. Jamison is a borrower affiliate and uses the Central Plaza Property as its headquarters. Jamison has no termination options in its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3440, 3450, 3460 and 3470 Wilshire Boulevard Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 4 Central Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 67.2% 1.46x 9.7%

County of Los Angeles (21,500 sq. ft., 2.4% of NRA, 4.3% of U/W Base Rent, rated AA-/Aa2/AA- by Fitch/Moody’s/S&P). The Los Angeles County Department of Auditor-Controller (“County of Los Angeles”) oversees the assignment of tax rates to Los Angeles County property value assessments. The County of Los Angeles originally took occupancy at the Central Plaza Property in 2005 and expanded their space in 2007 with an additional 10,100 sq. ft., increasing their total footprint to 21,500 sq. ft. In July 2014, the County of Los Angeles sent notice of their intent to exercise their five-year renewal option. The County of Los Angeles has an ongoing right to terminate their lease with nine months prior notice and payment of remaining unamortized TI/LC funds.

The Market. The Central Plaza Property is located along Wilshire Boulevard at the intersection of Wilshire Boulevard and South Normandie Avenue in the Mid-Wilshire submarket within the Los Angeles office market. Los Angeles County had a 2013 population of approximately 10.0 million, with an unemployment rate of 9.0%. The county is served by many freeways, but the most proximate to the Central Plaza Property are Interstate 10 and US Highways 101 and 110. In addition, the Los Angeles International Airport, which is the sixth busiest airport in the world and third busiest in the United States, is approximately 10 miles south of the Central Plaza Property. Rail service in the area is provided by Amtrak, Metrolink, and Los Angeles County Metropolitan Transportation Authority with light rail, full-service rail and subway services. The closest rail station is the Wilshire/Western Station, located directly across the street from the Central Plaza Property. Bus service in the area is also provided by the Los Angeles County Metropolitan Transportation Authority with stops near to the Central Plaza Property on Wilshire Boulevard.

The Central Plaza Property is located in the Mid-Wilshire submarket which is one of the largest submarkets in Los Angeles County. As of yearend 2014, the Mid-Wilshire Class C submarket consisted of 183 buildings totalling 2,106,753 sq. ft. with an average rent of $23.08 PSF. The appraiser determined six recent comparable office leases (including two at the Central Plaza Property) with base rents ranging from $16.80 to $23.40 PSF (and adjusted base rents of $16.80 to $19.89 PSF) and determined a market rent of $18.00 PSF for office tenants at the Central Plaza Property. Comparable office leases are detailed below.

Office Lease Comparables(1)
Property	Address	Tenant	Year Built / Renovated	Net Rentable Area (Sq. Ft.)	Rent (PSF)
Central Plaza	3440-3470 Wilshire Boulevard	HSF Property Management Inc.	1952 / 1992	880,035	$18.00
Central Plaza	3440-3470 Wilshire Boulevard	Prisma Fashion Design School	1952 / 1992	880,035	$16.80
One Park Plaza	3250 Wilshire Boulevard	Confidential	1971 / NAV	406,000	$20.40
Paramount Plaza	3550 Wilshire Boulevard	Confidential	1969 / NAV	486,303	$20.40
Wilshire Financial Tower	3600 Wilshire Boulevard	Min Hong Joo	1961 / NAV	414,202	$21.60
Metroplex Wilshire	3530 Wilshire Boulevard	US Metro Bank	1985 / NAV	391,063	$23.40
(1)	Source: Appraisal

The Central Plaza Property has 99,601 sq. ft. of ground floor retail space. The appraiser determined five recent comparable retail leases (including two at the Central Plaza Property) with base rents ranging from $33.00 to $48.00 PSF (and adjusted base rents of $29.78 PSF to $42.00 PSF) and determined a market rent of $39.00 PSF for retail tenants at the Central Plaza Property. Comparable retail leases are detailed below.

Retail Lease Comparables(1)
Property	Address	Tenant	Year Built / Renovated	Rent (PSF)
Central Plaza	3440-3470 Wilshire Boulevard	Jensam Corp	1952 / 1992	$42.00
Central Plaza	3440-3470 Wilshire Boulevard	Togo’s Eateries, Inc.	1952 / 1992	$37.80
U.S. Bank Tower	633 West 5th Street	US Bank	1989 / NAV	$35.04
The 3500 Wilshire	3500 Wilshire Boulevard	Confidential	1953 / NAV	$33.00
City Center on 6th	3500 West 6th Street	Confidential	2008 / NAV	$48.00
(1)	Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3440, 3450, 3460 and 3470 Wilshire Boulevard Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 4 Central Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 67.2% 1.46x 9.7%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 9/30/2014	U/W	U/W PSF
Base Rent(1)	$8,649,075	$9,001,813	$9,393,188	$9,624,284	$10,835,005	$12.31
Value of Vacant Space	0	0	0	0	5,494,997	6.24
Gross Potential Rent	$8,649,075	$9,001,813	$9,393,188	$9,624,284	$16,330,001	$18.56
Total Recoveries	379,890	387,657	421,637	436,824	463,327	0.53
Total Other Income	2,332,910	1,984,236	2,188,431	2,417,524	2,417,524	2.75
Less: Vacancy & Credit Loss(2)	0	(1,719,856)	(271,475)	(271,475)	(5,494,997)	(6.24)
Effective Gross Income	$11,361,875	$9,653,850	$11,731,781	$12,207,157	$13,715,856	$15.59
Total Operating Expenses	4,117,110	4,231,048	3,989,351	4,302,211	4,543,584	5.16
Net Operating Income	$7,244,765	$5,422,802	$7,742,430	$7,904,946	$9,172,271	$10.42
TI/LC	0	0	0	0	611,569	0.69
Capital Expenditures	0	0	0	0	220,009	0.25
Net Cash Flow	$7,244,765	$5,422,802	$7,742,430	$7,904,946	$8,340,694	$9.48

(1)	U/W Base Rent includes $268,064 in contractual step rent through September 2015.
(2)	U/W Vacancy is based on in-place vacancy and represents 28.6% of total gross income.

Property Management. The Central Plaza Property is managed by Jamison Services, Inc., a borrower affiliate.

Lockbox / Cash Management. The Central Plaza Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender. Prior to a Trigger Period (as defined below), all sums deposited into the clearing account will be transferred into the borrower’s operating account. During a Trigger Period, any sums on deposit in the clearing account will be transferred on a daily basis to an account controlled by the lender and disbursed in accordance with the loan documents.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under the loan documents or (ii) the DSCR being less than 1.20x as of the last day of any calendar quarter and will end if (a) with respect to clause (i) the event of default has been cured and (b) with respect to clause (ii) the DSCR is at least 1.25x for two consecutive quarters.

Initial Reserves. At closing, the borrower deposited (i) $123,631 into a tax reserve account, (ii) $2,786,490 into a TI/LC reserve account of which $286,490 is scheduled to be used for existing approved leasing expenses and (iii) $334,636 into a rent abatement reserve account for existing free rent obligations due to certain tenants.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) $61,816 into a tax reserve account, (ii) $18,333 into a capital expenditure account capped at $660,000 and (iii) $73,333 into a TI/LC account subject to an initial cap of $5,000,000. The TI/LC cap will be reduced to $3,000,000 after the Central Plaza Property has achieved both (a) an occupancy greater than or equal to 80% and (b) a debt yield in excess of 10%. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3440, 3450, 3460 and 3470 Wilshire Boulevard Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 4 Central Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 67.2% 1.46x 9.7%

CARTIFACT
WILSHIRE CENTER
KOREATOWN
Central Plaza
3440, 3450, 3460 and
3470 Wilshire Boulevard
Los Angeles, CA 90010
WILSHIRE/WESTERN
WILSHIRE/NORMANDIE
WILSHIRE/VERMONT
VAN NUYS
Burbank
Glendale
Griffith Park
HOLLYWOOD
West Hollywood
Beverly Hills
Santa Monica
Los Angeles
DTLA
Culver City
VENICE
Marina Del Rey
PLAYA VISTA
LOS ANGELES INTERNATIONAL AIRPORT (LAX)
Inglewood
Vernon
Huntington Park
South Gate
El Segundo
Hawthorne
Manhattan Beach
Gardena
Lynwood

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

4550 La Jolla Village Drive San Diego, CA 92122	Collateral Asset Summary – Loan No. 5 Embassy Suites La Jolla	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$64,915,772 61.2% 2.06x 13.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4550 La Jolla Village Drive San Diego, CA 92122	Collateral Asset Summary – Loan No. 5 Embassy Suites La Jolla	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$64,915,772 61.2% 2.06x 13.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Sunstone Hotel Partnership, LLC
Borrower:	Sunstone Top Gun, LLC
Original Balance:	$65,000,000
Cut-off Date Balance:	$64,915,772
% by Initial UPB:	4.6%
Interest Rate:	4.1200%
Payment Date:	6th of each month
First Payment Date:	February 6, 2015
Maturity Date:	January 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Soft Springing Hard / In Place

Reserves(1)(2)
	Initial	Monthly
Tax:	$0	Springing
Insurance:	$0	Springing
FF&E:	$3,590,267	Springing

Financial Information
Cut-off Date Balance / Room:	$190,929
Balloon Balance / Room:	$152,520
Cut-off Date LTV:	61.2%
Balloon LTV:	48.9%
Underwritten NOI DSCR:	2.28x
Underwritten NCF DSCR:	2.06x
Underwritten NOI Debt Yield:	13.3%
Underwritten NCF Debt Yield:	12.0%
Underwritten NOI Debt Yield at Balloon:	16.6%
Underwritten NCF Debt Yield at Balloon:	15.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	San Diego, CA
Year Built / Renovated:	1987 / 2014
Total Rooms:	340
Property Management:	Embassy Suites Management LLC
Underwritten NOI:	$8,627,664
Underwritten NCF:	$7,789,321
Appraised Value:	$106,000,000
Appraisal Date:	September 5, 2014

Historical NOI
Most Recent NOI:	$8,840,963 (T-12 October 31, 2014)
2013 NOI:	$8,493,862 (December 31, 2013)
2012 NOI:	$8,229,430 (December 31, 2012)
2011 NOI:	$7,481,379 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	86.1% (October 31, 2014)
2013 Occupancy:	84.5% (December 31, 2013)
2012 Occupancy:	78.8% (December 31, 2012)
2011 Occupancy:	79.1% (December 31, 2011)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)
The tax, insurance and FF&E reserves are currently held by the property manager. Required deposits to the lender reserves are offset on a dollar-for-dollar basis to the extent such amounts are reserved for and/or such expenses are paid by the property manager in accordance with the management agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4550 La Jolla Village Drive San Diego, CA 92122	Collateral Asset Summary – Loan No. 5 Embassy Suites La Jolla	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$64,915,772 61.2% 2.06x 13.3%

Historical Occupancy, ADR, RevPAR(1)
	Embassy Suites La Jolla Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	79.1%	$154.58	$122.23	71.9%	$147.63	$106.21	109.9%	104.7%	115.1%
2012	78.8%	$161.19	$126.99	74.8%	$155.97	$116.69	105.3%	103.3%	108.8%
2013	84.5%	$162.94	$137.68	75.4%	$158.65	$119.66	112.0%	102.7%	115.1%
T-12 Oct 2014	86.1%	$167.80	$144.43	78.6%	$165.24	$129.81	109.6%	101.5%	111.3%
(1)	Source: Hospitality research report.

The Loan. The Embassy Suites La Jolla loan (the “Embassy Suites La Jolla Loan”) is a $65.0 million fixed rate loan secured by the borrower’s fee simple interest in a 340-room full-service hotel located at 4550 La Jolla Village Drive in San Diego, California (the “Embassy Suites La Jolla Property”). The Embassy Suites La Jolla Loan has a 10-year term and amortizes on a 30-year schedule. The Embassy Suites La Jolla Loan accrues interest at a fixed rate equal to 4.1200%. Loan proceeds were used to pay off previous debt of approximately $71.3 million, fund reserves of approximately $3.6 million, and pay closing costs of approximately $0.4 million. Based on the appraised value of $106.0 million as of September 5, 2014, the cut-off date LTV is 61.2%. The most recent prior financing of the Embassy Suites La Jolla Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$65,000,000	86.3%	Loan Payoff	$71,286,368	94.6%
Sponsor Equity	$10,320,200	13.7%	Reserves	$3,590,267	4.8%
			Closing Costs	$443,565	0.6%
Total Sources	$75,320,200	100.0%	Total Uses	$75,320,200	100.0%

The Borrower / Sponsor. The borrower, Sunstone Top Gun, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in the organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Sunstone Hotel Partnership, LLC.

Sunstone Hotel Investors, Inc. (“Sunstone”) (NYSE: SHO), the operating partner of Sunstone Hotel Partnership, LLC, is a real estate investment trust that focuses on the luxury lodging market. Sunstone has a portfolio of 30 hotels and resorts across the United States operating under premium brands such as Marriott, Hyatt, Hilton, Starwood, and Fairmont, among others.

In 2009 and 2010, some Sunstone Hotel Partnership, LLC sponsored properties were subject to defaults, deed-in-lieu foreclosure proceedings and mortgage loan discounted pay-offs. See “Risk Factors—Risks Related to the Mortgage Loans—Prior Bankruptcies, Defaults of Other Proceedings May Be Relevant to Future Performance” in the Free Writing Prospectus.

The Property. The Embassy Suites La Jolla Property is a 340-room full service hotel located in San Diego, California within San Diego County. The Embassy Suites La Jolla Property was built in 1987 and renovated in 2014, which included a $10.4 million complete renovation of all guestrooms and guest bathrooms, as well as improvements to the entry vestibule, lobby, restaurant and lounge. Since the borrower’s acquisition of the Embassy Suites La Jolla Property in 2006, approximately $17.4 million ($51,106 per room) in capital expenditures have been invested into the property. The Embassy Suites La Jolla Property consists of a 12-story tower, a three-story parking structure and a 23,000 sq. ft. parcel that is ground leased to P.F. Chang’s. The parking structure contains 365 parking spaces and a surface parking lot with an additional 49 parking spaces, for a total of 414 parking spaces or approximately 1.22 spaces per room.

The Embassy Suites La Jolla Property is currently undergoing an approximate $6.1 million (approximately $18,059 per room) capital improvement program that commenced in early 2014 and is anticipated to conclude in 2015. The capital program includes upgrades to the guestrooms, guestroom bathrooms, corridors, meeting rooms, lobby, building exterior and technology systems. Planned upgrades for the guestrooms include new sleeper sofas, upholstered chairs, desk chairs, desks, drapes and sheers, and lighting. Planned upgrades for the guestroom bathrooms include refinished marble on the floors and the surrounding area of the bathroom tub. The lobby, atrium area, restaurant, corridors, and meeting space are anticipated to receive new carpeting and select furniture. Other planned building improvements include refinishing the building exterior, replacing the roof, and updating the hotel’s technological systems.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4550 La Jolla Village Drive San Diego, CA 92122	Collateral Asset Summary – Loan No. 5 Embassy Suites La Jolla	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$64,915,772 61.2% 2.06x 13.3%

The subsequent table provides a summary of the current planned capital expenditures. Approximately $3.6 million was reserved at closing for capital improvements.

Budgeted Capital Expenditures(1)
Project	2014 Budget	2015 Budget
Guestrooms	$93,600	$1,064,880
Lobby & Meeting Rooms	$171,750	$0
Building Repairs	$2,141,210	$2,022,000
Miscellaneous	$401,453	$245,000
Total	$2,808,013	$3,331,880
(1) Source: Borrower

The Embassy Suites La Jolla Property features a 73-seat breakfast dining area and the 60-seat Indulge Restaurant & Lounge, 4,316 sq. ft. of meeting area in five rooms, complimentary breakfast, an exercise room, indoor swimming pool/spa, a gift shop, and a business center. Each of the guestrooms features flat panel televisions, a refrigerator, a microwave, a wet bar, work space and an ironing board. The Embassy Suites La Jolla Property features three types of guestrooms as shown in the subsequent chart:

Guestroom Breakdown(1)
Room Type	Room Count
King	272
Double/Double	67
Two-Bedroom Suite	1
Total	340
(1) Source: Appraisal

Environmental Matters. The Phase I environmental report dated December 10, 2014 recommended no further action at the Embassy Suites La Jolla Property.

The Market. The Embassy Suites La Jolla Property is located along La Jolla Village Drive in the University Towne Center submarket within the northern city limits of San Diego, California. The University Towne Center neighborhood is a mature residential and commercially-oriented neighborhood located approximately 15 miles north of San Diego’s central business district. In addition to containing the University of California at San Diego, the submarket contains numerous corporate centers, including the Eastgate Technology Park and a variety of Class A office inventory along La Jolla Village Drive. Tenants of the buildings span the high-technology, telecommunications, banking and finance industries. Prominent tenants include Oracle, Qualcomm, US Bank, Scripps Clinic, and Fish & Richardson, P.C, among others. The Embassy Suites La Jolla Property is also located in close proximity to two major thoroughfares, Interstate 5 and Interstate 805. Interstate 5 is the West Coast’s major artery and runs from the border of Canada to the border of Mexico. Interstate 805 parallels Interstate 5 and provides access to San Diego’s more inland areas. Additionally, Westfield UTC Shopping Center is located in the University Towne Center area. Westfield UTC Shopping Center is anchored by nationwide chain stores such as Macy’s, Sears and Nordstrom.

The Embassy Suites La Jolla Property competes primarily with branded select service and full service hotels located in La Jolla, Torrey Pines, Sorrento Valley, and the southern portion of Del Mar. Including the Embassy Suites La Jolla Property, the appraisal determined a competitive set of ten hotels, spanning 2,800 rooms. The subsequent chart presents the primary competitive set to the Embassy Suites La Jolla Property:

Primary Competitive Set(1)
Property	Rooms	Year Opened	Approximate Distance	2013 Occupancy(2)	2013 ADR(2)	2013 RevPAR(2)
Embassy Suites La Jolla Property	340	1987	NAP	84.5%	$162.94	$137.68
Hilton La Jolla Torrey Pines	394	1998	3.2 miles	78.0%	$168.00	$131.04
Hyatt Regency La Jolla at Aventine	417	1989	1.2 miles	73.0%	$169.00	$123.37
Marriot San Diego La Jolla	360	1985	0.5 miles	72.0%	$156.00	$112.32
Sheraton La Jolla	252	1963	1.8 miles	74.0%	$144.00	$106.56
Total / Wtd. Avg.	1,763			76.3%	$161.50	$123.18
(1)	Source: Appraisal
(2)	2013 Occupancy, 2013 ADR and 2013 RevPAR represent estimates from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4550 La Jolla Village Drive San Diego, CA 92122	Collateral Asset Summary – Loan No. 5 Embassy Suites La Jolla	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$64,915,772 61.2% 2.06x 13.3%

The appraiser determined demand segmentation of 60% commercial, 12% meeting and group and 28% leisure travel for the Embassy Suites La Jolla Property, compared to 52% commercial, 25% meeting and group and 23% leisure travel for the primary competitive set. The market demand mix is presented in the table below:

Demand Segmentation(1)
Property	Rooms	Commercial	Meeting and Group	Leisure
Embassy Suites La Jolla Property	340	60%	12%	28%
Hilton La Jolla Torrey Pines	394	40%	30%	30%
Hyatt Regency La Jolla at Aventine	417	50%	35%	15%
Marriot San Diego La Jolla	360	55%	30%	15%
Sheraton La Jolla	252	60%	10%	30%
Total	1,763	52%	25%	23%
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 10/31/2014	U/W	U/W per Room
Occupancy	79.1%	78.8%	84.5%	86.1%	86.1%
ADR	$154.57	$161.19	$162.94	$167.80	$167.80
RevPAR	$122.23	$126.99	$137.68	$144.43	$144.43

Room Revenue	$15,168,290	$15,802,990	$17,085,679	$17,923,958	$17,923,958	$52,718
F&B Revenue	1,134,104	1,200,904	1,245,618	1,227,493	1,227,493	3,610
Other Revenue	1,832,357	1,778,609	1,815,072	1,807,131	1,807,131	5,315
Total Revenue	$18,134,751	$18,782,502	$20,146,369	$20,958,582	$20,958,582	$61,643
Operating Expenses	4,255,432	4,402,654	4,671,993	4,671,219	4,671,219	13,739
Undistributed Expenses	4,756,973	4,942,201	5,289,993	5,528,729	5,528,729	16,261
Gross Operating Profit	$9,122,346	$9,437,648	$10,184,383	$10,758,634	$10,758,634	$31,643
Management Fee(1)	407,876	422,604	453,291	471,563	628,757	1,849
Total Fixed Charges	1,233,091	785,614	1,237,230	1,446,108	1,502,212	4,418
Net Operating Income	$7,481,379	$8,229,430	$8,493,862	$8,840,963	$8,627,664	$25,375
FF&E(2)	725,390	751,300	805,855	838,343	838,343	2,466
Net Cash Flow	$6,755,989	$7,478,129	$7,688,007	$8,002,620	$7,789,321	$22,910
(1)	U/W Management Fee is 3.0% of gross revenues. The contractual base management fee is 2.25% of gross revenues.
(2)	U/W FF&E based on 4.0% of gross revenues.

Property Management. The Embassy Suites La Jolla Property is managed by Embassy Suites Management LLC, a Hilton affiliate.

Lockbox / Cash Management. The Embassy Suites La Jolla Loan is structured with a soft springing hard lockbox and in place cash management. As long as the current property management agreement remains in effect, all revenues from the Embassy Suites La Jolla Property will be collected by the current hotel manager and deposited into the hotel operating account maintained by the current property manager. After payment of all operating expenses, including, but not limited to, property taxes, insurance, payment of management fees and deposits into the FF&E reserve account maintained by the current property manager, all net revenue will be deposited on a monthly basis by the current property manager into an account controlled by lender and disbursed in accordance with the Embassy Suites La Jolla Loan documents. If the current property management agreement is no longer in effect and the current property manager has not been replaced with an approved property manager with similar cash management arrangements which have been approved by lender in its reasonable discretion, all credit card receipts are required to be deposited by credit card processing companies directly into a clearing account, and all non-credit card receipts are required to be deposited in the clearing account within one business day of receipt by borrower or property manager. Amounts on deposit in the clearing account will be transferred daily to an account controlled by the lender and disbursed in accordance with the Embassy Suites La Jolla Loan documents. During a Trigger Period (as defined below), any excess funds will be held by the lender as additional collateral for the Embassy Suites La Jolla Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4550 La Jolla Village Drive San Diego, CA 92122	Collateral Asset Summary – Loan No. 5 Embassy Suites La Jolla	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$64,915,772 61.2% 2.06x 13.3%

A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) if the debt service coverage ratio falls below 1.35x on the last day of any calendar quarter. A Trigger Period will cease to exist upon (a) with respect to clause (i) above, such event of default has been cured and (b) with respect to clause (ii) above, the debt service coverage ratio equals or exceeds 1.40x for two consecutive quarters.

Initial Reserves. At closing, the borrower deposited $3,590,267 into a FF&E reserve for planned capital improvements at the Embassy Suites La Jolla Property.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit the greater of (a) 4.0% of the prior month’s gross rent, (b) the then-current amount required by the management agreement for FF&E or (c) the then-current amount required by the franchise agreement for FF&E; provided, that such deposit to the lender reserves will be reduced on a dollar-for-dollar basis to the extent such amounts are reserved for by the current property manager in accordance with the current property management agreement. In addition, the borrower is required to deposit 1/12 of the estimated annual taxes and 1/12 of the estimated annual insurance premiums into their respective accounts if (a) with respect to the tax reserve account, the taxes are not being reserved in accordance with the management agreement, provided, that the amount of any such tax deposit will be reduced on a dollar-for-dollar basis by any amount reserved or paid by the current property manager and (b) with respect to the insurance reserve account, an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4550 La Jolla Village Drive San Diego, CA 92122	Collateral Asset Summary – Loan No. 5 Embassy Suites La Jolla	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$64,915,772 61.2% 2.06x 13.3%

CARTIFACT
Embassy Suites La Jolla
4550 La Jolla Village Drive
San Diego, CA 92122
Del Mar Racetrack & Fairgrounds
Del Mar
North City
Rancho Penasquitos
Del Mar Heights
Carmel Valley
Sorrento Valley
Torrey Pines
Mira Mesa
Mira Mesa Mall
Mira Mesa Marketcenter
Mesa Shopping Center
Plaza Sorrento Shopping Center
San Diego Miramar College
Scripps Green Hospital
Pacific Ocean
Scripps Memorial Hospital La Jolla
University of California at San Diego
Scripps Institute of Oceanography
Westfield University Towne Center
Costa Verde Shopping Center
La Jolla Village Sq.
Miramar Air Force Base
La Jolla Village
University City
La Jolla
North Clairemont
San Diego
Kearny Mesa
Bay Ho
Genesee Plaza
Montgomery Field
Clairemont Mesa
Bay Park
Linda Vista
Serra Mesa
Rady Children's Hospital
Qualcomm Stadium
Mission Valley
University of San Diego
Westfield Mission Valley
Fashion Valley
Morena Mission
SeaWorld
Normal Heights
West University Heights
UCSD Medical Center-Hillcrest
Scripps Mercy Hospital
Old Town
San Diego Sports Arena
Loma Portal
North Hills
Escondido
Carlsbad
Encinitas
Rancho Santa Fe
Solana Beach
Fairbanks Ranch
Del Mar
Poway
Ramona
Pacific Ocean
Lakeside
Santee
La Jolla
La Mesa
El Cajon
Spring Valley
San Diego
Lemon Grove
National City
Chula Vista

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various, MN	Collateral Asset Summary – Loan No. 6 TPI Hospitality Pool B	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,128,250 69.5% 1.81x 12.4%

Holiday Inn and Suites Arbor Lakes

Staybridge Suites Arbor Lakes

Hilton Garden Inn Shoreview

Hampton Inn Maple Grove

COURTYARD

Courtyard by Marriott Arbor Lakes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, MN	Collateral Asset Summary – Loan No. 6 TPI Hospitality Pool B	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,128,250 69.5% 1.81x 12.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Thomas R. Torgerson
Borrower:	CYNW, LLC; Forstrom & Torgerson SSNW, LLC; Forstrom and Torgerson HNW, L.L.C.; Forstrom and Torgerson HS, L.L.C.; HINW, LLC
Original Balance:	$60,200,000
Cut-off Date Balance:	$60,128,250
% by Initial UPB:	4.2%
Interest Rate:	4.5000%
Payment Date:	6th of each month
First Payment Date:	February 6, 2015
Maturity Date:	January 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection(1):	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$494,950	$123,737
Insurance:	$46,556	Springing
FF&E:	$3,500,000	At least 1/12 of 4.0% of prior year’s gross income

Financial Information
Cut-off Date Balance / Room:	$101,912
Balloon Balance / Room:	$82,493
Cut-off Date LTV(3):	69.5%
Balloon LTV:	56.3%
Underwritten NOI DSCR:	2.05x
Underwritten NCF DSCR:	1.81x
Underwritten NOI Debt Yield:	12.5%
Underwritten NCF Debt Yield:	11.0%
Underwritten NOI Debt Yield at Balloon:	15.4%
Underwritten NCF Debt Yield at Balloon:	13.6%

Property Information
Single Asset / Portfolio:	Portfolio of five properties
Property Type:	Hospitality
Collateral:	Fee Simple
Location:	Various, MN
Year Built / Renovated:	Various
Total Rooms:	590
Property Management:	Torgerson Properties, Inc.
Underwritten NOI:	$7,492,735
Underwritten NCF:	$6,637,955
Appraised Value(3):	$86,500,000
Appraisal Date:	October 1, 2014

Historical NOI
Most Recent NOI:	$7,512,149 (September-November 2014)
2013 NOI:	$7,006,580 (December 31, 2013)
2012 NOI:	$6,873,361 (December 31, 2012)
2011 NOI:	$6,241,524 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy(4):	71.6% (September-November 2014)
2013 Occupancy:	69.2% (December 31, 2013)
2012 Occupancy:	69.1% (December 31, 2012)
2011 Occupancy:	68.6% (December 31, 2011)
(1)	Partial release is permitted. See “Partial Release” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)
Appraised Value is based on the “As-is” value for the Courtyard by Marriott Arbor Lakes, Staybridge Suites Arbor Lakes and Hilton Garden Inn Shoreview properties and the “As Complete” value for the Holiday Inn and Suites Arbor Lakes and Hampton Inn Maple Grove properties. At closing, $3,500,000 was reserved for anticipated PIP work to be completed at the Holiday Inn and Suites Arbor Lakes and Hampton Inn Maple Grove properties ($1,000,000 and $2,500,000 respectively). Based on the “As-is” values for the Holiday Inn and Suites Arbor Lakes and Hampton Inn Maple Grove properties, the Cut-off Date LTV is 72.9%.

(4)
Most Recent Occupancy is as of September 30, 2014 for Holiday Inn and Suites Arbor Lakes and Hilton Garden Inn Shoreview, and November 30, 2014 for Staybridge Suites Arbor Lakes, Courtyard by Marriott Arbor Lakes and Hampton Inn Maple Grove.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, MN	Collateral Asset Summary – Loan No. 6 TPI Hospitality Pool B	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,128,250 69.5% 1.81x 12.5%

Property Summary
Property Name	Location	Rooms	Year Built / Renovated	Allocated Loan Amount	Appraised Value(1)	Occupancy(2)
Holiday Inn and Suites Arbor Lakes	Maple Grove, MN	136	2007 / NAP	$14,000,000	$20,000,000	71.7%
Courtyard by Marriott Arbor Lakes	Maple Grove, MN	115	2008 / 2014	$13,300,000	$19,000,000	72.5%
Staybridge Suites Arbor Lakes	Maple Grove, MN	119	2000 / 2011	$13,300,000	$19,000,000	73.3%
Hampton Inn Maple Grove	Maple Grove, MN	120	1997 / 2013	$10,150,000	$15,000,000	69.4%
Hilton Garden Inn Shoreview	Shoreview, MN	100	1999 / 2013	$9,450,000	$13,500,000	70.8%
Total / Wtd. Avg.		590		$60,200,000	$86,500,000	71.6%
(1)
Appraised Value is based on the “As-is” value for the Courtyard by Marriott Arbor Lakes, Staybridge Suites Arbor Lakes and Hilton Garden Inn Shoreview properties and the “As Complete” value for the Holiday Inn and Suites Arbor Lakes and Hampton Inn Maple Grove properties. The “As-Is” values for the Holiday Inn and Suites Arbor Lakes and Hampton Inn Maple Grove properties are $19,000,000 and $12,000,000, respectively.

(2)	Based on rent roll dated September 30, 2014.

Holiday Inn and Suites Arbor Lakes – Historical Occupancy, ADR, RevPAR(1)
Year	Holiday Inn and Suites Arbor Lakes			Competitive Set			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	68.5%	$122.36	$83.78	53.3%	$97.43	$51.97	128.4%	125.6%	161.2%
2012	67.6%	$127.54	$86.17	54.8%	$106.05	$58.16	123.2%	120.3%	148.2%
2013	66.2%	$134.11	$88.78	61.7%	$110.31	$68.02	107.4%	121.6%	130.5%
T-12 Sept 2014	71.6%	$136.02	$97.45	63.7%	$115.25	$73.40	112.5%	118.0%	132.8%
Courtyard by Marriott Arbor Lakes – Historical Occupancy, ADR, RevPAR(1)
Year	Courtyard by Marriott Arbor Lakes			Competitive Set			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	72.4%	$121.90	$88.22	57.3%	$106.46	$61.04	126.2%	114.5%	144.5%
2012	71.5%	$127.88	$91.42	60.5%	$114.41	$69.24	118.1%	111.8%	132.0%
2013	71.3%	$128.13	$91.38	68.7%	$118.01	$81.09	103.8%	108.6%	112.7%
T-12 Sept 2014	72.5%	$133.10	$96.54	72.6%	$122.70	$89.04	100.0%	108.5%	108.4%
Staybridge Suites Arbor Lakes – Historical Occupancy, ADR, RevPAR(1)
Year	Staybridge Suites Arbor Lakes			Competitive Set			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	63.9%	$99.55	$63.65	62.1%	$102.44	$63.62	103.0%	97.2%	100.0%
2012	72.1%	$101.59	$73.21	68.8%	$105.85	$72.82	104.8%	96.0%	100.5%
2013	72.0%	$110.10	$79.27	70.4%	$108.73	$76.59	102.2%	101.3%	103.5%
T-12 Sept 2014	73.3%	$119.53	$87.64	73.3%	$112.10	$82.17	100.0%	106.6%	106.7%
Hampton Inn Maple Grove – Historical Occupancy, ADR, RevPAR(1)
Year	Hampton Inn Maple Grove			Competitive Set			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	68.0%	$101.25	$68.86	57.1%	$88.07	$50.26	119.2%	115.0%	137.0%
2012	64.8%	$106.47	$68.98	61.3%	$93.27	$57.15	105.7%	114.1%	120.7%
2013	67.6%	$107.05	$72.38	61.6%	$96.22	$59.26	109.8%	111.3%	122.1%
T-12 Sept 2014	69.5%	$111.57	$77.52	62.2%	$99.48	$61.86	111.7%	112.2%	125.3%
Hilton Garden Inn Shoreview – Historical Occupancy, ADR, RevPAR(1)
Year	Hilton Garden Inn Shoreview			Competitive Set			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	70.4%	$111.03	$78.19	67.7%	$99.68	$67.53	104.0%	111.4%	115.8%
2012	70.0%	$115.43	$80.86	66.6%	$107.26	$71.43	105.2%	107.6%	113.2%
2013	69.4%	$120.02	$83.29	68.0%	$110.02	$74.78	102.1%	109.1%	111.4%
T-12 Sept 2014	70.8%	$124.74	$88.27	69.2%	$113.42	$78.49	102.3%	110.0%	112.5%
(1)	Source: Hospitality research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, MN	Collateral Asset Summary – Loan No. 6 TPI Hospitality Pool B	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,128,250 69.5% 1.81x 12.5%

The Loan. The TPI Hospitality Pool B loan (The “TPI Pool B Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a portfolio of five hotel properties totaling 590 rooms and located in Maple Grove and Shoreview, Minnesota (the “TPI Hospitality Pool B Properties”). The TPI Pool B Loan has an original principal balance of $60.2 million and cut-off date balance of approximately $60.1 million. The TPI Pool B Loan has a 10-year term and accrues interest at a fixed rate equal to 4.5000%. Loan proceeds were used to retire existing debt of approximately $39.0 million, fund reserves of approximately $4.0 million, pay closing costs of approximately $1.2 million and return approximately $16.0 million of equity to the borrowers. Based on the appraised value of $86.5 million as of October 1, 2014 (based on the “As-is” values for the Courtyard by Marriott Arbor Lakes, Staybridge Suites Arbor Lakes and Hilton Garden Inn Shoreview and the “As Complete” value for the Holiday Inn and Suites Arbor Lakes and Hampton Inn Maple Grove properties) the Cut-off Date LTV is 69.5%. The most recent prior financing of the TPI Hospitality Pool B Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$60,200,000	100.0%	Loan Payoff	$38,955,653	64.7%
			Reserves	$4,041,506	6.7%
			Closing Costs	$1,163,070	1.9%
			Return of Equity	$16,039,771	26.6%
Total Sources	$60,200,000	100.0%	Total Uses	$60,200,000	100.0%

The Borrower / Sponsor. The borrowers are CYNW, LLC, Forstrom & Torgerson SSNW, LLC, Forstrom and Torgerson HNW, L.L.C., Forstrom and Torgerson HS, L.L.C. and HINW, LLC, each a single purpose Minnesota limited liability company structured to be bankruptcy remote, with two independent directors in their organizational structure. The sponsor and the non-recourse carve-out guarantor is Thomas R. Torgerson.

Thomas R. Togerson is the CEO and Chairman of the Board of TPI Hospitality and has over 30 years of hospitality industry experience. TPI Hospitality develops, builds and manages hotels and restaurants throughout the Twin Cities metro area, greater Minnesota and Naples, Florida. TPI Hospitality aligns with nationally recognized hotel and restaurant franchise companies like Hilton Hotels, Marriott Hotels, InterContinental Hotels Group (IHG), Best Western and Green Mill Restaurants.

The Properties. The TPI Hospitality Pool B Properties consist of four limited service hotels and one full service hotel located in the greater Minneapolis / St. Paul region of Minnesota. Four of the properties (Holiday Inn and Suites Arbor Lakes, Courtyard by Marriott Arbor Lakes, Staybridge Suites Arbor Lakes and Hampton Inn Maple Grove) are located within 1.1 miles of each other in Maple Grove, Minnesota, 15 miles from downtown Minneapolis. The fifth property, Hilton Garden Inn Shoreview, is located in Shoreview, Minnesota, 14 miles from downtown Minneapolis and nine miles from downtown St. Paul. TPI Hospitality often develops hotels and restaurants in close proximity to each other, creating a campus of TPI Hospitality properties that are able to meet the diverse needs of different types of travelers in a single location and provide for operating efficiencies between hotel teams and resources.

Holiday Inn and Suites Arbor Lakes is a 136-room, full service hotel located in Maple Grove, Minnesota. The hotel was built and opened for business in 2007, and has a franchise agreement with Holiday Hospitality Franchising, Inc., which expires in June 2016. Hotel features include a business center, on-site fitness center, indoor waterpark, dry cleaning and laundry pickup, a convenience store, and approximately 1,635 sq. ft. of meeting space as well as the 50-seat Palazzo Ristorante and 45-seat Sala Lounge. The property includes 44 standard king rooms, 27 double queen rooms, 30 double queen suites, 23 kid’s suites with bunk beds, six jacuzzi suites and six ADA-compliant rooms.

Courtyard by Marriott Arbor Lakes is a 115-room, limited service hotel located in Maple Grove, Minnesota. The hotel was built and opened for business in 2008, was renovated in 2014, and has a franchise agreement with Marriott International, Inc., which expires in January 2028. Hotel features include an indoor pool, whirlpool, fitness center, sundry/convenience store, and a small restaurant called The Bistro. The property includes 66 king rooms, 39 queen rooms, and 10 suites. Seven of the rooms are ADA-compliant. All rooms feature mini refrigerators, bathtubs and whirlpools, cable and satellite TV, wet bars and microwaves.

Staybridge Suites Arbor Lakes is a 119-room, limited service hotel located in Maple Grove, Minnesota. The hotel was built and opened for business in 2000, was renovated in 2011, and has a franchise agreement with Holiday Hospitality Franchising, Inc., which expires in June 2030. Hotel features include a 24-hour fitness center, business center, barbeque grills, indoor pool, self-laundry facilities, dry cleaning pickup, a convenience store and daily buffet breakfast. The property has 73 studio suites, 32 one bedroom suites and 14 two bedroom suites. Seven of the one bedroom suites are ADA-compliant. The suites feature cable/satellite TV, complimentary Wi-Fi, DVD players, coffee machines, dishwashers, full kitchens equipped with cookware, utensils, refrigerators, stoves, toasters and microwaves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, MN	Collateral Asset Summary – Loan No. 6 TPI Hospitality Pool B	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,128,250 69.5% 1.81x 12.5%

Hampton Inn Maple Grove is a 120-room, limited service hotel located in Maple Grove, Minnesota. The hotel was built and opened for business in 1997, was renovated in 2013, and has a franchise agreement with Promus Hotels, Inc., which expires in May 2017. Hotel features include complimentary hot breakfast, fitness room, indoor pool, coin laundry, business center, complimentary printing and photocopying service, and 625 sq. ft. of meeting space with audio/visual equipment rental. The property includes four suites, 59 king rooms and 57 double-double rooms. The rooms feature LCD flat panel TVs, coffee machines, complimentary Wi-Fi, lap desks, mini refrigerators and microwaves.

Hilton Garden Inn Shoreview is a 100-room, limited service hotel located in Shoreview, Minnesota. The hotel was built and opened for business in 1999, was renovated in 2013, and has a franchise agreement with Hilton Inns, Inc., which expires in June 2019. Hotel features include a fitness room, indoor pool, vending area, laundry and valet service, audio/visual equipment rental, business center, complimentary printing service and on-site convenience store as well as the Garden Grille Restaurant, 24-hour Pavilion Pantry Market, a Pavilion lounge and 1,350 sq. ft. of meeting space. The property includes 48 double rooms, 49 king rooms, and three suites. The rooms feature LCD flat panel TVs with HD channels, clock radios with MP3 connection, hypoallergenic pillows, complimentary remote printing, complimentary Wi-Fi, coffee machines, mini refrigerators and microwaves.

Environmental Matters. The Phase I environmental reports for the TPI Hospitality Pool B Properties, dated October 2014, recommended no further action at the TPI Hospitality Pool B Properties.

The Market. Four of the properties (Holiday Inn and Suites Arbor Lakes, Courtyard by Marriott Arbor Lakes, Staybridge Suites Arbor Lakes and Hampton Inn Maple Grove) are located within 1.1 miles of each other in Maple Grove, Minnesota, 15 miles from downtown Minneapolis. The fifth property, Hilton Garden Inn Shoreview, is located in Shoreview, Minnesota, 14 miles from downtown Minneapolis and nine miles from downtown St. Paul.

The Maple Grove hotels are situated off Elm Creek Boulevard, less than half a mile from Interstate 94, Interstate 694, and less than one mile from Interstate 494. I-94 divides into I-695 and I-494, and the three serve as the main east-west arterials in Minnesota, with direct connections to the Minneapolis CBD, 15 miles away, and Minneapolis Saint Paul International Airport (“MSP”), 32 miles away. MSP Airport is the 17th busiest airport in the United States. The Maple Grove P&T and Transit Station is located 0.6 miles away, which provides direct bus transportation to the Minneapolis CBD. The Maple Grove hotels can also be accessed via the Metro Blue Line and Metro Green Line from more southern regions of the Minneapolis metropolitan area. Furthermore, the commuter rail from Downtown Minneapolis is planned to be extended to Maple Grove/Brooklyn Park. The extension project is expected to be complete in 2016.

The main demand drivers for the Maple Grove hotels are corporate users, due to the presence of numerous Fortune 500 and national firms within the immediate vicinity. These include Boston Scientific’s Maple Grove campus, Target’s Northern Campus in Brooklyn Park, Medtronics and RR Donnelley & Sons. The Maple Grove hotels draw leisure guests due to a number of demand generators in the area. The most notable demand generator in the area is the National Sports Center, the world’s largest amateur sports and meeting facility, in nearby Blaine. The National Sports Center includes an 11,000 seat soccer stadium, 50 full-sized soccer fields, a golf course, velodrome, and eight-sheet ice rink. Other notable demand drivers include Target Field, which is home to the Minnesota Twins, Target Center, home of the Minnesota Timberwolves, and TCF Bank Stadium, home to the Minnesota Vikings as well as the nearby Shoppes at Arbor Lakes and Mall of America, located in Bloomington, Minnesota, 20 miles south of Maple Grove, Minnesota.

The Hilton Garden Inn Shoreview is situated off Route 10, which merges onto the Interstate 35 (“I-35”). Ramsey County is dissected by I-35, which serves as the main north-south arterial in Minneapolis, linking the state to Canada and Mexico. Nearby I-94 and I-694 provide east-west access through and around the Greater Minneapolis – St. Paul market, and to markets on the east and west coasts. The I-35 provides direct access to the Minneapolis CBD 12 miles away, and to MSP 17 miles away. In addition to access to the highway systems, Metro Transit also serves Shoreview and surrounding areas, providing bus transportation to and from the greater metropolitan area. Route 261 provides service from Shoreview to Downtown Minneapolis, and Route 62 provides service to downtown St. Paul. The Hilton Garden Inn Shoreview can also be accessed via the Metro Blue Line and Metro Green Line from more southern regions of the Minneapolis metropolitan area.

The Hilton Garden Inn Shoreview generates its revenue predominantly through commercial demand (60%), meeting & group demand (25%) and leisure demand (15%). Commercial demand is driven by the high concentration of corporate headquarters in the market. Companies that are headquartered in the Shoreview area include St. Jude Medical, H.B. Fuller and Lawson Software. The hotel is also located in close proximity to Target’s Northern Campus and several colleges and universities, including University of Minnesota – St. Paul Campus and Macalester College. Similar to the Maple Grove hotels, the Hilton Garden Inn Shoreview derives leisure demand from the National Sports Center, Target Field, TCF Bank Stadium, Shoppes at Arbor Lakes and Mall of America as well as the nearby Xcel Energy Center, home to the Minnesota Wild.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, MN	Collateral Asset Summary – Loan No. 6 TPI Hospitality Pool B	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,128,250 69.5% 1.81x 12.5%

Primary Competitive Set – Maple Grove(1)
Property	# of Rooms	Year Built	2013 Occupancy(2)	2013 ADR(2)	2013 RevPAR(2)
Minneapolis Boulevard Hotel	174	1985	50%	$80.00	$40.00
Country Inn & Suites Minneapolis West	135	1995	62%	$90.00	$55.80
Hilton Garden Inn Minneapolis Maple Grove	120	2003	74%	$110.00	$81.40
Cambria Suites Maple Grove	129	2009	68%	$105.00	$71.40
Total / Wtd. Average	558		62%	$94.65	$59.98
(1)	Source: Appraisal.
(2)
2013 Occupancy, 2013 ADR and 2013 RevPAR represent estimates from the appraisal. The minor variances between the underwriting, the hospitality research report and the above with respect to 2013 Occupancy, 2013 ADR and 2013 evPar are attributed to variances in reporting methodologies and/or timing differences.

Primary Competitive Set – Shoreview(1)
Property	# of Rooms	Year Built	2013 Occupancy(2)	2013 ADR(2)	2013 RevPAR(2)
Hilton Garden Inn Shoreview	100	1999	69%	$120.12	$83.36
Country Inn & Suites Roseville	91	2014	62%	$92.00	$57.04
Holiday Inn Express & Suites St. Paul NE Vadnais Heights	109	2000	62%	$95.00	$58.90
Courtyard Minneapolis St. Paul Roseville	120	2001	77%	$130.00	$100.10
Total/ Wtd. Average	420		68%	$110.33	$76.09
(1)	Source: Appraisal.
(2)
2013 Occupancy, 2013 ADR and 2013 RevPAR represent estimates from the appraisal. The minor variances between the underwriting, the hospitality research report and the above with respect to 2013 Occupancy, 2013 ADR and 2013 RevPAR are attributed to variances in reporting methodologies and/or timing differences.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 9/30/2014	U/W	U/W per Room
Occupancy	68.6%	69.1%	69.2%	71.6%	71.6%
ADR	$111.75	$116.05	$120.32	$125.50	$125.50
RevPAR	$76.61	$80.18	$83.26	$89.81	$89.81

Room Revenue	$16,497,065	$17,314,792	$17,929,031	$19,339,705	$19,339,705	$32,779
F&B Revenue	1,586,045	1,542,984	1,559,732	1,658,529	1,658,529	2,811
Other Revenue	347,453	364,756	378,454	371,266	371,266	629
Total Revenue	$18,430,563	$19,222,532	$19,867,217	$21,369,500	$21,369,500	$36,219
Operating Expenses	4,796,230	4,978,720	5,147,124	5,599,056	5,599,056	9,490
Undistributed Expenses	5,254,306	5,346,196	5,598,560	6,008,818	6,008,818	10,184
Gross Operating Profit	$8,380,027	$8,897,616	$9,121,533	$9,761,626	$9,761,626	$16,545
Management Fee	552,917	576,676	596,017	641,085	641,085	1,087
Total Fixed Charges	1,585,586	1,447,579	1,518,936	1,608,392	1,627,806	2,759
Net Operating Income	$6,241,524	$6,873,361	$7,006,580	$7,512,149	$7,492,735	$12,700
FF&E	737,223	768,901	794,689	854,780	854,780	1,449
Net Cash Flow	$5,504,302	$6,104,460	$6,211,892	$6,657,369	$6,637,955	$11,251

Property Management. The TPI Hospitality Pool B Properties are managed by Torgerson Properties, Inc., a borrower affiliate.

Lockbox / Cash Management. The TPI Pool B Loan is structured with a hard lockbox and springing cash management. All rents, revenues and receipts from the properties are required to be deposited directly into a clearing account controlled by the lender. Unless a Trigger Period (as defined below) is ongoing, all amounts on deposit in the clearing account will be swept into the borrowers’ account. During a Trigger Period, all amounts on deposit in the clearing account will be swept daily into an account controlled by the lender.

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the commencement of a Low Debt Service Period (as defined below) or (iii) a Franchise Expiration Trigger Event (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, MN	Collateral Asset Summary – Loan No. 6 TPI Hospitality Pool B	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,128,250 69.5% 1.81x 12.5%

A “Low Debt Service Period” will commence if, as of any calculation date, the debt service coverage ratio is less than 1.20x and will end if the properties have achieved a debt service coverage ratio of at least 1.30x for two consecutive calendar quarters.

A “Franchise Expiration Trigger Event” means, with respect to any property, the date that is 12 months prior to the expiration of the applicable franchise agreement. A Franchise Expiration Trigger Event will end if the amount swept into the FF&E reserve account (excluding required monthly deposits) exceeds the greater of (i) $8,000 per room at the applicable property and (ii) the amount required by the applicable franchisor for property improvements in connection with the extension of the franchise agreement (or, if such amount has not been determined, lender’s estimate of such amount, determined in lender’s sole but reasonable discretion).
.
Initial Reserves. At closing, the borrowers deposited (i) $494,950 into a tax reserve account, (ii) $46,556 into an insurance reserve account and (iii) $3,500,000 into a FF&E reserve account for anticipated PIP work ($2,500,000 of which is associated with PIP work to be completed at the Hampton Inn Maple Grove property and $1,000,000 with PIP work to be completed at the Holiday Inn and Suites Arbor Lakes property).

Ongoing Reserves. On a monthly basis, the borrowers are required to deposit reserves of (i) the greater of (x) 1/12 of 4.0% of the prior year’s gross income, (y) the amount required by the management agreement to be deposited into the FF&E reserve account and (z) the amount required by the franchise agreement to be deposited into the FF&E reserve account and (ii) $123,737 into the tax reserve account. In addition, if an acceptable blanket insurance policy is no longer in effect, the borrowers are required to deposit 1/12 of the annual insurance premiums into the insurance reserve account. During the occurrence of a Trigger Period caused by a Franchise Expiration Trigger Event, the borrowers are required deposit all available cash with respect to any anticipated PIP work into the FF&E reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. In connection with an arm’s length sale of a property to an unrelated third party, the borrowers may release an individual property or properties from the TPI Pool B Loan after the expiration of the lockout period by partially defeasing the greater of 125% of the allocated loan amount of the property or properties, or 100% of the net sales proceeds from the released property or properties, and provided, among other things, (i) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the partial release and 1.70x, (ii) the LTV for the remaining properties will not exceed the lesser of the LTV immediately preceding such release and 70.0%, (iii) no event of default under the loan will have occurred and be continuing and (iv) such release will comply with REMIC requirements.

Substitution. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, MN	Collateral Asset Summary – Loan No. 6 TPI Hospitality Pool B	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,128,250 69.5% 1.81x 12.5%

Maple Grove
The Shoppes at Arbor Lakes
Costco
Fountains at Arbor Lakes
Shoreview
Boston Scientific Corporation
NW Food Products
Bethel University
Target
Island Lake Golf Center
Coon Rapids
Spring Lake Park
Lino Lakes
Osseo
Brooklyn Park
Maple Grove
Mounds View
North Oaks
Brooklyn Center
Fridley
Arden Hills
New Brighton
Shoreview
Vadnais Heights
CRYSTAL AIRPORT
New Hope
Hilltop
Columbia Heights
Robbinsdale
Crystal
St Anthony
Roseville
Little Canada
Plymouth
Falcon Heights
Lauderdale
Medicine Lake
Golden Valley
Minneapolis
DOWNTOWN MINNEAPOLIS
University Of Minnesota-Twin Cities
Saint Paul
DOWNTOWN SAINT PAUL
SAINT PAUL DOWNTOWN AIRPORT
St Louis Park
Woodland
Hopkins
Minnetonka
Lilydale
Edina
Mendota
Mendota Heights
MINNEAPOLIS/ST PAUL INTERNATIONAL AIRPORT
Richfield
Sunfish Lake
CARTIFACT
Bloomington
Mall Of America

TPI Hospitality Pool B

	Property Name	Address	City/State	Zip Code
1	Holiday Inn and Suites Arbor Lakes	11801 Fountains Way	Maple Grove, MN	55369
2	Courtyard by Marriott Arbor Lakes	11871 Fountains Way	Maple Grove, MN	55369
3	Staybridge Suites Arbor Lakes	7821 Elm Creek Boulevard North	Maple Grove, MN	55369
4	Hampton Inn Maple Grove	7745 Elm Creek Boulevard North	Maple Grove, MN	55369
5	Hilton Garden Inn Shoreview	1050 Gramsie Road	Shoreview, MN	55126

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, NJ	Collateral Asset Summary – Loan No. 7 Harmon Meadow Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 55.4% 2.40x 8.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, NJ	Collateral Asset Summary – Loan No. 7 Harmon Meadow Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 55.4% 2.40x 8.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Credit Assessment (Moody’s/Fitch/Morningstar):	A3/NR/AA
Sponsor:	Hartz Financial Corp.
Borrower:	HMGL LLC
Original Balance:	$55,000,000
Cut-off Date Balance:	$55,000,000
% by Initial UPB:	3.9%
Interest Rate(1):	3.5710%
Payment Date:	6th of each month
First Payment Date:	February 6, 2015
Anticipated Repayment Date(1):	January 6, 2025
Maturity Date:	January 6, 2035
Amortization(2):	Interest Only, ARD
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$259,621	Springing
Insurance:	$0	Springing
TI/LC:	$0	Springing
Ground Rent:	$16,909	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$63
Balloon Balance / Sq. Ft.:	$63
Cut-off Date LTV:	54.4%
Balloon LTV:	54.4%
Underwritten NOI DSCR:	2.40x
Underwritten NCF DSCR:	2.40x
Underwritten NOI Debt Yield:	8.7%
Underwritten NCF Debt Yield:	8.7%
Underwritten NOI Debt Yield at Balloon:	8.7%
Underwritten NCF Debt Yield at Balloon:	8.7%
Property Information
Single Asset / Portfolio:	Portfolio of 13 properties
Property Type:	Various
Collateral:	Fee Simple / Leasehold
Location:	Various, NJ
Year Built / Renovated:	Various
Total Sq. Ft.:	873,834
Property Management:	Hartz Mountain Industries, Inc.
Underwritten NOI:	$4,775,691
Underwritten NCF:	$4,775,691
Appraised Value:	$101,100,000
Appraisal Date:	November, 2014

Historical NOI(4)
2013 NOI:	$2,933,590 (December 31, 2013)
2012 NOI:	$3,226,036 (December 31, 2012)
2011 NOI:	$2,127,536 (December 31, 2011)

Historical Occupancy(5)
2013 Occupancy:	NAP
2012 Occupancy:	NAP
2011 Occupancy:	NAP
(1)
Prior to the Anticipated Repayment Date, the Harmon Meadow Portfolio Loan accrues interest at a fixed rate of 3.5710%. From and after the Anticipated Repayment Date, the Harmon Meadow Portfolio Loan accrues interest at a fixed rate equal to the greater of (i) 7.0710% and (ii) the then 10-year swap yield on the Anticipated Repayment Date plus 3.5000%.

(2)	The Harmon Meadow Portfolio Loan is interest only through the Anticipated Repayment Date.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)
2013 NOI includes only partial year ground lease payments for Buffalo Wild Wings (lease began December 16, 2013), Red Robin (lease began November 18, 2013) and Carrabba’s Italian Grill (lease began March 1, 2013). 2011 NOI and 2012 NOI include rent from LA Fitness, which is no longer collateral for the loan, as well as Harmon Eye Care and Bazooka’s Sports Bar which previously occupied the space now leased by Carrabba’s Italian Grill.

(5)	The two retail properties in the Harmon Meadow Portfolio (Outback Steakhouse and Carrabba’s Italian Grill) are 100.0% occupied as of February 6, 2015.

Portfolio Summary
Property Address	Town	Collateral Type	Borrower’s Interest	Improvements
300 Plaza Drive	Secaucus, NJ	Fee Interest	Leased Fee	Holiday Inn
150 Harmon Meadow Boulevard	Secaucus, NJ	Fee Interest	Leased Fee	Raymour & Flanigan
455 Harmon Meadow Boulevard	Secaucus, NJ	Fee Interest	Leased Fee	Courtyard by Marriott
575 Park Plaza Drive	Secaucus, NJ	Fee Interest	Leased Fee	Hyatt Place
50 Plaza Drive	Secaucus, NJ	Fee Interest	Leased Fee	Extended Stay America
350 Lighting Way	Secaucus, NJ	Fee Interest	Leased Fee	La Quinta Inn & Suites
800 Plaza Drive	Secaucus, NJ	Fee Interest	Leased Fee	Residence Inn
450 Harmon Meadow Boulevard	Secaucus, NJ	Fee Interest	Leased Fee	Aloft Hotel
70 Challenger Road	Ridgefield Park, NJ	Fee Interest	Leasehold(1)	Hilton Garden Inn
450 Harmon Meadow Boulevard	Secaucus, NJ	Fee Interest	Leased Fee	Red Robin
470 Harmon Meadow Boulevard	Secaucus, NJ	Fee Interest	Leased Fee	Buffalo Wild Wings
425 Harmon Meadow Boulevard	Secaucus, NJ	Retail	Fee Simple	Outback Steakhouse
475 Harmon Meadow Boulevard	Secaucus, NJ	Retail	Fee Simple	Carrabba’s Italian Grill
(1)	The 70 Challenger Road Property consists of the borrower’s leasehold interest in a parcel of land which is subleased to a third party that owns the improvements constructed on the land.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, NJ	Collateral Asset Summary – Loan No. 7 Harmon Meadow Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 55.4% 2.40x 8.7%

The Loan. The Harmon Meadow Portfolio loan (the “Harmon Meadow Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in 10 parcels of land and two retail properties located throughout the Plaza at Harmon Meadow in Secaucus, New Jersey, as well as a leasehold interest in one parcel of land located in Ridgefield Park, New Jersey (together the “Harmon Meadow Properties”) with an original principal balance of $55.0 million. The Harmon Meadow Portfolio Loan has an anticipated repayment date of January 6, 2025 (the “Anticipated Repayment Date” or “ARD”) and a stated maturity date of January 6, 2035. Prior to the Anticipated Repayment Date, the Harmon Meadow Portfolio Loan is interest only and accrues interest at a fixed rate of 3.5710%. From and after the Anticipated Repayment Date, the Harmon Meadow Portfolio Loan accrues interest at a fixed rate that is equal to the greater of (i) 7.0710% and (ii) the then 10-year swap yield on the Anticipated Repayment Date plus 3.5000% (the “Adjusted Interest Rate”). See “Anticipated Repayment Date” herein. The most recent prior financing of the Harmon Meadow Properties was not included in a securitization.

Loan proceeds were used to retire existing debt of approximately $42.9 million, fund reserves of approximately $0.3 million and pay closing costs of approximately $0.8 million, giving the borrower a return of equity of approximately $11.1 million. Based on the appraised value of $101.1 million, the cut-off date LTV is 54.4%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$55,000,000	100.0%	Loan Payoff	$42,873,425	78.0%
			Closing Costs	$766,483	1.4%
			Reserves	$276,530	0.5%
			Return of Equity	$11,083,562	20.2%
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%

The Borrower / Sponsor. The borrower, HMGL LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Hartz Financial Corp.

Hartz Financial Corp. is a wholly-owned subsidiary of Hartz Mountain Development Corp., which is in turn wholly-owned by Hartz Mountain Industries, Inc. (“Hartz Mountain”). Hartz Mountain, headquartered in Secaucus, New Jersey is a privately held owner of commercial real estate, owning and operating a portfolio of more than 200 buildings in the New York / northern New Jersey area. The Hartz Mountain portfolio consists of over 38 million sq. ft. of retail, hotel, office, residential, and industrial properties as well as more than 200 undeveloped acres of land in northern New Jersey. Hartz Mountain is wholly-owned by the Hartz Group, Inc., a privately held company with interests in real estate, oil, gas and financial management owned by Leonard N. Stern and his family.

The Properties. The Harmon Meadow Portfolio Loan is secured by the borrower’s fee simple interest in 10 parcels of land, the borrower’s fee simple interest in two retail properties and the borrower’s leasehold interest in one parcel of land. The borrower’s fee simple interest in the 10 parcels of land and leasehold interest in the one parcel of land are each subject to individual ground leases pursuant to which the ground tenant constructed, developed and owns the improvements that sit on top of the ground. See “Ground Leases” herein.

All of the Harmon Meadow Properties, with the exception of the Hilton Garden Inn, which is located in Ridgefield Park, New Jersey, are located in Secaucus, New Jersey within the Plaza at Harmon Meadow development. Spanning 175 acres in the eastern portion of Secaucus, the Plaza at Harmon Meadow is a mixed-use development consisting of numerous offices, restaurants, retail outlets, cafes, hotels and entertainment centers. The complex is owned by Hartz Mountain Industries, Inc., a private family-owned and operated real estate holding company with its headquarters located within the development.

Two of the Harmon Meadow Properties located within the Plaza at Harmon Meadow, the Residence Inn and Aloft Hotel, are currently under construction and are expected to be completed in 2015 and 2016, respectively. The Aloft Hotel is expected to open in the spring of 2016 and has a rent commencement date of the earlier of October 23, 2015 and the date that construction of the hotel is complete. The Aloft Hotel will be a seven-story, 171-room hotel with 3,000 sq. ft. of meeting space, an indoor pool and fitness center. The borrower has agreed to master lease the property from the loan closing date to the Aloft Hotel’s rent commencement date at the initial rent due under the Aloft Hotel lease. The Residence Inn, opening in early 2015, will be a six-story, 154-room, all-suite hotel. Amenities will include an indoor heated pool, on-site fitness center, free wireless high speed internet access and two meeting rooms totaling 850 sq. ft. The Residence Inn ground lessee has already begun paying rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, NJ	Collateral Asset Summary – Loan No. 7 Harmon Meadow Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 55.4% 2.40x 8.7%

The two retail properties that serve as collateral for the Harmon Meadow Portfolio Loan are a 8,250 sq. ft. Outback Steakhouse and a 6,415 sq. ft. Carrabba’s Italian Grill. Both the Outback Steakhouse and the Carrabba’s Italian Grill are located in ground floor retail spaces connected to opposite ends of the Courtyard by Marriott hotel. Outback Steakhouse of Florida, LLC signed a 10-year triple net lease with four, five-year extension options. To date, Outback Steakhouse has exercised one of its extension options and the lease has a current expiration date of July 31, 2017. Carrabba’s Italian Grill has signed a triple net lease with an expiration date of April 30, 2022 and has two five-year extension options. In the trailing 12 month period ending August 2014, Outback Steakhouse had sales of $530 PSF and Carrabba’s Italian Grill had sales of $453 PSF.

Environmental Matters. The Phase I environmental reports dated November 24, 2014, recommended no further action.

The Market. The neighborhood surrounding the Plaza at Harmon Meadow development has a dense volume of commercial use as well as light manufacturing and residential uses along the waterfront. According to the United States Census Bureau, Secaucus had a population of 16,260 as of 2010; however July 2013 estimates indicate 12.6% growth with a population of 18,311, as development has continued throughout the market.

Notable tenants at the Plaza at Harmon Meadow include Kerasotes Theatres, the Meadowlands Exposition Center and the Mall at Mill Creek. According to the International Council of Shopping Centers, the Mall at Mill Creek has a gross leasable area of approximately 400,000 sq. ft. with tenants that include TJ Maxx, Wal-Mart, Sam’s Club, Sports Authority, Marshalls and Bob’s Discount Furniture, among others. The Meadowlands Exposition Center is located along the northern end of the plaza and contains approximately 61,000 sq. ft. of exhibit space. Numerous trade shows and cultural celebrations are held annually held at the exposition center. Additionally there are several hotels located within the plaza, all of which are nationally recognized, chain-affiliated properties including the Embassy Suites, Hampton Inn, Holiday Inn, Courtyard by Marriott, Hyatt Plaza, La Quinta Inn & Suites and the Extended Stay America. There are over 1,200 hotel rooms situated within the plaza. Additionally, there are two hotels under construction at the plaza including an Aloft Hotel and Residence Inn (both of which will sit on parcels that serve as collateral for the Harmon Meadow Portfolio Loan).

Secaucus, New Jersey is located approximately 10 miles west of Manhattan, New York, and 10 miles north of Newark, New Jersey. As a result, the area is easily accessible by car or public transportation. The New Jersey Turnpike, a portion of Interstate 95, connects Secaucus to Interstate 80 to the north and Central and South New Jersey to the south. Route 3 intersects the New Jersey Turnpike in Secaucus and provides access to Manhattan via the Lincoln Tunnel as well as demand generators including the Meadowlands Sports Complex and Garden State Parkway to the west. Secaucus also serves as a main junction for New Jersey Transit rail service via the Frank R. Lautenberg Secaucus Junction rail station. New Jersey Transit bus service is also provided with numerous stops, servicing Jersey City, Newark and the Port Authority Bus Terminal in Midtown Manhattan. Newark Liberty International and Teterboro Airports are located approximately 12 miles south and six miles northwest of Secaucus, respectively.

There are several demand drivers in the area such as the Meadowlands Sports Complex, one of the leading sports and entertainment facilities in New Jersey. Located in East Rutherford, approximately five miles east of the market, the complex includes MetLife Stadium, Meadowlands Racetrack and Timex Performance Center. Additionally, New York City serves as a large leisure demand generator for the Harmon Meadow Properties as the hotels located outside of Manhattan tend to capture leisure travelers not willing to pay the higher rates for downtown Manhattan hotels.

The Hilton Garden Inn is located in Ridgefield Park, New Jersey within Bergen County, approximately seven miles northwest of the Plaza at Harmon Meadow. Ridgefield Park is bordered by Interstate 80 to the north, Overpeck Creek to the east and the south and the Hackensack River to the west. Ridgefield Park is located near several major metropolitan areas, including Newark, New Jersey and New York, New York. According to the U.S. Census Bureau, the population of Ridgefield Park was approximately 12,869 in 2012, a 1.10% increase from 2010. The Hilton Garden Inn benefits from many of the same demand drivers and transportation options as the properties located at the Plaza at Harmon Meadow.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, NJ	Collateral Asset Summary – Loan No. 7 Harmon Meadow Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 55.4% 2.40x 8.7%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2011	2012	2013	U/W
Base Rent(2)(3)	$3,463,467	$3,341,386	$2,413,839	$3,264,408
Rent Steps	0	0	0	173,844
Gross Potential Rent	$3,463,467	$3,341,386	$2,413,839	$3,438,252
Total Recoveries	71,925	147,917	107,180	123,033
Total Other Income	678,976	1,039,977	1,244,417	1,631,647
Effective Gross Income	$4,214,369	$4,529,279	$3,765,435	$5,192,932
Total Operating Expenses	2,086,833	1,303,243	831,845	417,242
Net Operating Income	$2,127,536	$3,226,036	$2,933,590	$4,775,691
TI/LC	0	0	0	0
Capital Expenditures	0	0	0	0
Net Cash Flow	$2,127,536	$3,226,036	$2,933,590	$4,775,691

(1)	This chart reflects the in place cash flow analysis for the properties that serve as collateral for the Harmon Meadow Portfolio Loan.
(2)
Base Rent is based on rent roll dated December 24, 2014. Historical Base Rent includes LA Fitness income through December 2012, which was sold in December 2012 and is not part of the collateral, as well as Harmon Eye Care and Bazooka’s Sports Bar which are no longer in occupancy.

(3)
U/W Base Rent includes the Aloft Hotel, which will begin paying rent in October 2015. The borrower has agreed to master lease the Aloft Hotel from the loan closing date until Aloft Hotel’s rent commencement date.

Look-Through Cash Flow Analysis(1)
	2011	2012	2013	T-12 9/30/2014	U/W(2)
Occupancy	75.0%	76.5%	76.9%	76.9%	73.9%
ADR	$123.64	$133.04	$140.17	$151.51	$150.92
RevPAR	$92.73	$101.72	$107.84	$116.56	$111.58

Room Revenue	$30,832,841	$33,917,062	$35,857,997	$38,758,848	$50,355,916
F&B Revenue	2,116,586	2,174,598	2,493,078	2,774,182	3,110,601
Other Revenue (retail)(3)	0	0	0	0	1,669,611
Other Revenue (hotel)	380,144	384,518	438,465	437,405	599,508
Total Revenue	$33,329,571	$36,476,178	$38,789,540	$41,970,435	$55,735,636
Operating Expenses	9,818,585	10,712,427	11,643,723	12,662,807	14,840,961
Undistributed Expenses	9,136,030	9,713,832	9,870,100	10,748,049	14,431,796
Gross Operating Profit	$14,374,956	$16,049,919	$17,275,717	$18,559,579	$26,462,879
Management Fee	1,205,503	1,289,916	1,589,882	1,706,753	1,672,069
Total Fixed Charges	1,805,611	1,880,840	2,039,932	2,153,343	3,491,323
Net Operating Income	$11,363,842	$12,879,163	$13,645,903	$14,699,483	$21,299,487
FF&E	0	356,281	385,564	407,483	2,014,237
Net Cash Flow	$11,363,842	$12,522,882	$13,260,339	$14,292,000	$19,285,251
(1)
This chart reflects the look-through cash flow for the improvements of the leased fee properties, which are not collateral for the loan, as well as the two retail properties that do serve as collateral for the Harmon Meadow Portfolio Loan.

(2)
U/W values include the proposed Aloft Hotel and Residence Inn, which are expected to open in 2016 and 2015, respectively. Projected revenue for the Aloft Hotel and Residence Inn are based upon the appraiser’s projections.

(3)	Other Revenue (retail) reflects the U/W revenue for all five retail improvements (including the Outback Steakhouse and Carrabba’s Italian Grill).

Property Management. The Harmon Meadow Properties are managed by Hartz Mountain Industries, Inc., a borrower affiliate.

Lockbox / Cash Management. The Harmon Meadow Portfolio Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by lender. Unless a Trigger Event (as defined below) is ongoing, all amounts on deposit in the clearing account will be swept daily into the borrower’s account. During a Trigger Event, all amounts on deposit in the clearing account will be swept daily into an account controlled by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, NJ	Collateral Asset Summary – Loan No. 7 Harmon Meadow Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 55.4% 2.40x 8.7%

A “Trigger Event” will commence upon the occurrence of (i) an event of default or (ii) the Anticipated Repayment Date and will cease to exist upon (a) with respect to clause (i) such event of default has been cured and (b) with respect to clause (ii) the Harmon Meadow Portfolio Loan is repaid.

Initial Reserves. At closing, the borrower deposited (i) $259,621 into a tax reserve account and (ii) $16,909 into a ground rent reserve.

Ongoing Reserves. The borrower is required to deposit 1/12 of the annual real estate taxes into the tax reserve account, 1/12 of the annual insurance premiums into the insurance reserve account, and an amount equal to the monthly ground rent payable under the ground lease into the ground rent reserve account if, among other items, (a) with respect to the tax reserve account, (i) the tenant fails to pay tax premiums or (ii) the tenant lease is no longer in effect, (b) with respect to the insurance reserve account, (i) the tenant fails to pay the insurance premiums or (ii) the tenant lease is no longer in effect and (c) with respect to the ground rent reserve account, the borrower has not maintained an amount equal to one quarterly installment of base rent under the ground lease. With respect to the insurance reserve account, if an acceptable blanket insurance policy is in place for any of the Harmon Meadow Portfolio Properties, payments with respect to such Harmon Meadows Portfolio Properties into the insurance reserve account will be waived. Additionally, the following items will be transferred by the borrower into the rollover reserve account: (i) all sums paid with respect to (a) any settlement of claims of borrower against third parties in connection with any lease, (b) any lease termination payments and (c) any payments or income derived from an extraordinary event at the properties pursuant to which the borrower receives payments or income from or generated by the use, ownership or operation of the properties not otherwise covered by the loan documents.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Anticipated Repayment Date. During the post ARD period, all excess cash flow after payment of reserves, the interest calculated at the initial interest rate, and the properties’ operating expenses, will be applied to the outstanding principal balance of the Harmon Meadow Portfolio Loan until repaid in full. The additional ARD interest which is not paid current during the post ARD period will accrue and bear interest at the Adjusted Interest Rate.

Partial Release. None.

Substitution. None.

Ground Leases.

Holiday Inn (300 Plaza Drive): The land is currently subject to a long term ground lease that has a maturity date of December 31, 2062. The current ground lease has fixed annual payments of $110,000 with a percentage rent of 15.0% of gross sales over $3,279,520, less $50,000. There are no renewal options for this lease.

Raymour & Flanigan (150 Harmon Meadow Boulevard): The land is currently subject to a long term ground lease that has an initial maturity date of January 30, 2026. The current ground lease has fixed annual payments of $16.50 PSF which increase 10.0% to $18.15 PSF on September 14, 2015 and 15.0% to $20.87 PSF on September 14, 2020. The ground lease has three 10-year extension options with one year’s notice. The rent will increase by 10.0% every five years in each extension option.

Courtyard by Marriott (455 Harmon Meadow Boulevard): The land is currently subject to a long term ground lease that has an initial maturity date of June 28, 2037. The current ground lease has fixed annual payments of $292,969 and escalates 25.0% every five years beginning June 29, 2017. The ground lease has four 10-year extension options with 12-months notice.

Hyatt Place (575 Park Plaza Drive): The land is currently subject to a long term ground lease that has an initial maturity date of June 19, 2021. The current ground lease has fixed annual payments of approximately $1,017 per room, but no less than $161,738 which will be increased by the Consumer Price Index on December 5, 2017. There is also a percentage rent of 10.0% of gross room revenue in excess of $27,000 per room. The ground lease has five automatic 10-year extension options, unless tenant gives notice of non-renewal one year prior to the date the extended period was to commence. The option rent will be the prior period rent increased by Consumer Price Index every five years.

Extended Stay America (50 Plaza Drive): The land is currently subject to a long term ground lease that has an initial maturity date of March 8, 2023. The current ground lease has fixed annual payments of $1,800 per room but no less than $237,600 and escalates every five years thereafter at a rate of approximately 20.0%. There are five automatic 10-year extension options unless the tenant gives notice of non-renewal one year prior to the date the extension period was to commence. The option rent will be at fair market value, but not less than the prior period rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, NJ	Collateral Asset Summary – Loan No. 7 Harmon Meadow Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 55.4% 2.40x 8.7%

La Quinta Inn & Suites (350 Lighting Way): The land is currently subject to a long term ground lease that has a maturity date of June 11, 2062. The current ground lease has fixed annual payments of $1,223 per room, but no less than $184,676. There is also a percentage rent of 10.0% of gross room revenue in excess of an amount determined by multiplying the number of guest rooms by $25,726.88. There are no extension options on this ground lease.

Residence Inn (800 Plaza Drive): The land is currently subject to a long term ground lease that has an initial maturity date of March 4, 2064. The current ground lease has fixed annual payments of $100,000 with an increase of $50,000 per year through March 5, 2017 after which the increase is no longer a flat annual increase. Beginning on March 5, 2017, the ground lease has a percentage rent of 10.0% of gross room revenue in excess of $52,500 per room. Breakpoint will be adjusted by the percent increase in fixed rent commencing in year 11 and every 10th year thereafter. The ground lease has four automatic 10-year extension options, followed by one eight-year extension option unless the tenant gives notice of non-renewal one year prior to the date the extended period was to commence. The option rent will be at fair market value, but not less than the prior period rent.

Aloft Hotel (450 Harmon Meadow Boulevard): The land is currently subject to a long term ground lease that has an initial maturity date of October 22, 2075. The ground lease has current fixed annual payments of $256,500, which increase every five years beginning in 2015. Beginning on October 23, 2020, the ground lease has a percentage rent of 5.0% of gross room revenue in excess of $60,000 per room which increases to 7.5% on October 23, 2025 and 10.0% on October 23, 2035. There are four automatic 10-year extension options, followed by one eight-year extension option unless the tenant gives notice not to extend.

Hilton Garden Inn (70 Challenger Road): The ground lessor is The Village of Ridgefield Park and the ground lessee is Hartz Mountain Industries, Inc. Hartz Mountain Industries Inc., in turn has subleased their leasehold position to Ridgefield Park Lodging Associates LLC (dba Hilton Garden Inn). The land is currently subject to a long term ground lease that has an initial maturity date of June 30, 2056 and pays a fixed annual payment of $1,000 per room, but no less than $140,000 per annum. In addition to the fixed annual payment under the ground lease, the Hilton Garden Inn also pays a percentage rent of 5.0% of gross room revenue in excess of $32,000 per room per year up to $35,000 per room per year, plus 10.0% of gross room revenue in excess of $35,000 per room per year. The sublease has three 10-year extension options with one year’s notice, the third option expiring on October 30, 2084. The option rent will be the sum of the annual fixed rent for the prior five year period plus the average percentage rent for the same period, but not less than the prior period’s rent.

Red Robin (450 Harmon Meadow Boulevard): The land is currently subject to a long term ground lease that has an initial maturity date of November 30, 2033. The current ground lease has fixed annual payments of $250,000 and escalates every five years at a rate of 10.0%. The ground lease has two five-year extension options with one year’s notice.

Buffalo Wild Wings (470 Harmon Meadow Boulevard): The land is currently subject to a long term ground lease that has an initial maturity date of December 31, 2028. The current ground lease has fixed annual payments of $250,000 and escalates every five years at a rate of 10.0%. The ground lease has three five-year extension options with nine month’s notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, NJ	Collateral Asset Summary – Loan No. 7 Harmon Meadow Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 55.4% 2.40x 8.7%

CARTIFACT
Ridgefield Park
Palisades Park
Teterboro Airport
Teterboro
Moonachie
Ridgefield
Carlstadt
Meadowlands New Jersey Sports Complex
Metlife Stadium
Fairview
Guttenberg
West New York
Union City
Secaucus
North Arlington
Kearny
East Newark
Harrison
Newark
Newark Liberty International Airport
New Jersey Turnpike
Henry Hudson Pkwy
Hudson River
Harlem
Upper West Side
Upper East Side
Museum Of Natural History
Central Park
Astoria
Times Square
Midtown
Grand Central
Madison Square Garden
Long Island City
Hoboken
Stevens Institute Of Technology
Chelsea
Manhattan
New York University
New York
Newport Centre Mall
Jersey City
Jersey City Medical Center
World Trade Center
Financial District
FDR Drive
New Jersey City University
Brooklyn
Prudential Center
The Plaza at Harmon Meadow
Harmon Meadow Blvd
Park Plaza Dr
West Side Ave
Paterson Plank Rd
Millcreek Mall
HomeGoods
Home Depot
Best Buy

Harmon Meadow Portfolio

	Property Name	Address	City/State	Zip Code
1	Raymour & Flanigan	150 Harmon Meadow Boulevard	Secaucus, NJ	07094
2	Courtyard by Marriott	455 Harmon Meadow Boulevard	Secaucus, NJ	07094
3	Outback Steakhouse	425 Harmon Meadow Boulevard	Secaucus, NJ	07094
4	Carrabba's Italian Grill	475 Harmon Meadow Boulevard	Secaucus, NJ	07094
5	Aloft Hotel	450 Harmon Meadow Boulevard	Secaucus, NJ	07094
6	Red Robin	450 Harmon Meadow Boulevard	Secaucus, NJ	07094
7	Buffalo Wild Wings	470 Harmon Meadow Boulevard	Secaucus, NJ	07094
8	Holiday Inn	300 Plaza Drive	Secaucus, NJ	07094
9	Hyatt Place	575 Park Plaza Drive	Secaucus, NJ	07094
10	Extended Stay America	50 Plaza Drive	Secaucus, NJ	07094
11	La Quinta Inn & Suites	350 Lighting Way	Secaucus, NJ	07094
12	Hilton Garden Inn	70 Challenger Road	Ridgefield Park, NJ	07660
13	Residence Inn	800 Plaza Drive	Secaucus, NJ	07094

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5120 Woodway Drive Houston, TX 77056	Collateral Asset Summary – Loan No. 8 Decorative Center of Houston	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.3% 1.42x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5120 Woodway Drive Houston, TX 77056	Collateral Asset Summary – Loan No. 8 Decorative Center of Houston	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.3% 1.42x 9.4%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	Charles Steven Cohen
Borrower:	Decorative Center of Houston L.P.
Original Balance:	$50,000,000
Cut-off Date Balance:	$50,000,000
% by Initial UPB:	3.5%
Interest Rate:	4.3280%
Payment Date:	6th of each month
First Payment Date:	February 6, 2015
Maturity Date:	January 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(35), YM1(81), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(1)
	Initial	Monthly
Taxes:	$0	$126,283
Insurance:	$177,822	$14,819
Replacement:	$0	$10,762
TI/LC:	$0	$40,000

Financial Information
Cut-off Date Balance / Sq. Ft.:	$97
Balloon Balance / Sq. Ft.:	$84
Cut-off Date LTV:	64.3%
Balloon LTV:	56.0%
Underwritten NOI DSCR(2):	1.58x
Underwritten NCF DSCR(2):	1.42x
Underwritten NOI Debt Yield:	9.4%
Underwritten NCF Debt Yield:	8.4%
Underwritten NOI Debt Yield at Balloon:	10.8%
Underwritten NCF Debt Yield at Balloon:	9.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Design Center Office
Collateral:	Fee Simple
Location:	Houston, TX
Year Built / Renovated:	1974, 1985 / 2012-2014
Total Sq. Ft.:	516,582
Property Management:	Cohen Brothers Realty Corporation of Texas L.P.
Underwritten NOI(3):	$4,713,576
Underwritten NCF:	$4,219,685
Appraised Value:	$77,800,000
Appraisal Date:	October 9, 2014

Historical NOI
Most Recent NOI(3):	$3,916,143 (T-12 August 31, 2014)
2013 NOI:	$4,359,876 (December 31, 2013)
2012 NOI:	$3,920,638 (December 31, 2012)
2011 NOI:	$3,967,693 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	78.3% (October 7, 2014)
2013 Occupancy:	84.0% (December 31, 2013)
2012 Occupancy:	83.0% (December 31, 2012)
2011 Occupancy:	79.0% (December 31, 2011)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.15x and 1.92x, respectively.
(3)
The increase in the Underwritten NOI from Most Recent NOI is due primarily to the $209,911 in contractual rent steps through December 1, 2015 that were underwritten, as well as a decrease in operating expenses due to lower real estate taxes, insurance premiums, and a decrease in repairs and maintenance due to certain one-time expenses incurred in 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5120 Woodway Drive Houston, TX 77056	Collateral Asset Summary – Loan No. 8 Decorative Center of Houston	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.3% 1.42x 9.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(1)	% of Total U/W Base Rent	Lease Expiration
Precash, Inc.	NR/NR/NR	17,356	3.4%	$21.50	4.2%	3/31/2020
Stark Carpet Corporation	NR/NR/NR	14,266	2.8%	$21.03	3.4%	11/30/2021
Kravet Fabrics	NR/NR/NR	13,379	2.6%	$26.00	3.9%	4/30/2020
New Horizons of Houston	NR/NR/NR	13,326	2.6%	$18.00	2.7%	1/31/2019
Walter Lee Culp	NR/NR/NR	13,294	2.6%	$19.52	2.9%	3/31/2024
Total Major Tenants		71,621	13.9%	$21.23	17.2%
Remaining Tenants		333,006	64.5%	$21.92	82.8%
Total Occupied Collateral		404,627	78.3%	$21.80	100.0%
Vacant		111,955	21.7%
Total		516,582	100.0%

(1)	U/W Base Rent PSF includes contractual rent steps through December 1, 2015.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(3)	1	4,138	0.8%	4,138	0.8%	$20.75	1.0%	1.0%
2015	11	34,175	6.6%	38,313	7.4%	$22.60	8.8%	9.7%
2016	17	72,905	14.1%	111,218	21.5%	$20.90	17.3%	27.0%
2017	15	50,282	9.7%	161,500	31.3%	$22.00	12.5%	39.5%
2018	11	39,276	7.6%	200,776	38.9%	$21.73	9.7%	49.2%
2019	14	55,591	10.8%	256,367	49.6%	$21.85	13.8%	63.0%
2020	11	66,638	12.9%	323,005	62.5%	$22.89	17.3%	80.3%
2021	3	21,152	4.1%	344,157	66.6%	$23.02	5.5%	85.8%
2022	1	5,297	1.0%	349,454	67.6%	$18.00	1.1%	86.9%
2023	0	0	0.0%	349,454	67.6%	$0.00	0.0%	86.9%
2024	5	36,387	7.0%	385,841	74.7%	$22.99	9.5%	96.4%
2025	1	3,294	0.6%	389,135	75.3%	$24.00	0.9%	97.3%
Thereafter	2	15,492	3.0%	404,627	78.3%	$15.65	2.7%	100.0%
Vacant	NAP	111,955	21.7%	516,582	100.0%	NAP	NAP
Total / Wtd. Avg.	92	516,582	100.0%			$21.80	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the rollover schedule.
(2)	The Annual U/W Base Rent PSF, % UW Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through December 1, 2015.
(3)	The MTM tenant is WallStreet Texas, which has a lease out for renewal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5120 Woodway Drive Houston, TX 77056	Collateral Asset Summary – Loan No. 8 Decorative Center of Houston	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.3% 1.42x 9.4%

The Loan. The Decorative Center of Houston loan (the “Decorative Center of Houston Loan”) is secured by the borrower’s fee simple interest in a Class A, 516,582 sq. ft. office and design center in Houston, Texas (the “Decorative Center of Houston Property”) with an original principal balance of $50.0 million. The Decorative Center of Houston Loan has a 10-year term and amortizes on a 30-year schedule after an initial three-year interest only period. The Decorative Center of Houston Loan accrues interest at a fixed rate equal to 4.3280% and has a cut-off date balance of $50.0 million. The proceeds of the Decorative Center of Houston Loan were used to retire existing debt of approximately $28.7 million, pay closing costs of approximately $2.0 million, fund upfront reserves of approximately $0.2 million, and return approximately $19.1 million of equity to the sponsor. Based on the appraised value of $77.8 million as of October 9, 2014, the cut-off date LTV ratio of the Decorative Center of Houston Loan is 64.3% and the remaining implied equity is $27.8 million. The most recent prior financing of the Decorative Center of Houston Property was included in the LBUBS 2005-C3 mortgage trust.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$50,000,000	100.0%	Loan Payoff	$28,655,585	57.3%
			Reserves	$177,822	0.4%
			Closing Costs	$2,051,664	4.1%
			Return of Equity	$19,114,929	38.2%
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%

The Borrower / Sponsor. The borrower is Decorative Center of Houston, L.P., a single purpose New York limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Charles Steven Cohen (“Charles Cohen”).

Charles Cohen is the owner, president and chief executive officer of Cohen Brothers Realty Corporation (“CBRC”), which manages a portfolio of over 12 million sq. ft. of office properties located in New York, Texas, Florida and Southern California. Key properties include the Decoration and Design Building, International Plaza, 805 Third Avenue and 475 Park Avenue South, all of which are located in New York, New York. CBRC’s New York portfolio is comprised of eight Class A office towers in midtown Manhattan.

Charles Cohen is one of the largest owners of design center space in the United States. Cohen’s design center portfolio totals nearly 3.3 million sq. ft. and includes the Decorative Center of Houston Property, the Decoration and Design Building in New York, New York, and the Design Center of the Americas in Miami, Florida.

The Property. The Decorative Center of Houston Property is comprised of a 516,582 sq. ft. design center/office property located at 5120 Woodway Drive in Houston, Harris County, Texas, in the West Loop/Galleria office submarket. The Decorative Center of Houston Property consists of office space, design space, a café, a newly installed water feature, and a newly expanded parking garage. The Decorative Center of Houston Property was originally constructed in phases in 1974 and 1985 as a showroom/decorative center for designers to display and market their products. In 1984, Trammel Crow purchased the Decorative Center of Houston Property and added a 10-story glass tower to the center of the Decorative Center of Houston Property, connecting the low rise buildings at the ground and second floor levels (buildings A, B and C). Currently the Decorative Center of Houston Property is configured as a mixture between office (222,945 sq. ft., 43.2% of NRA) and design space (293,637 sq. ft., 56.8% of NRA). The current layout of the Decorative Center of Houston Property features design space on floors 1 – 4, with office tenants focused in the glass tower on floors 5 – 10.

The 222,945 sq. ft. office component includes a diverse tenant base occupied by midsize companies such as internet/technology companies, energy trading companies, and law firms, as well as national firms such as Thomson Reuters. Office tenants are attracted to the Decorative Center of Houston Property given its location in the Galleria, Houston’s largest retail center, Class A amenities, and rents priced at a discount to office rental rates in the West Loop/Galleria office submarket. The occupied office suites at the Decorative Center of Houston Property are leased at a weighted average rent of approximately $21.41 PSF, a comparative discount to the weighted average office rent reported for the West Loop/Galleria office submarket of $31.43 PSF and a substantial discount to Class A rents in the West Loop/Galleria office submarket of $40.31 PSF. The office suites at the Decorative Center of Houston Property feature 11-foot ceilings, 30,000-35,000 sq. ft. floor plates and ample parking given the lower parking requirements of the design tenants at the Decorative Center of Houston Property. Overall, the office space at the Decorative Center of Houston Property was 80.7% occupied as of October 7, 2014.

The 293,636 sq. ft. of design space is occupied by local and national decorative and design firms. The Decorative Center of Houston Property is a resource of the Gulf Coast for traditional and contemporary residential and contract furnishings, fabrics, floor coverings, architectural products, wall coverings, lighting, kitchen and bath products, and accessories. The Decorative Center of Houston Property features over 40 design showrooms. Design tenants have the ability to co-locate with other complementary interior design vendors, and the Decorative Center of Houston Property’s connections with the area’s leading interior designers who frequent the Decorative Center of Houston Property with their clients. The Decorative Center of Houston Property generates significant foot traffic from its design

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5120 Woodway Drive Houston, TX 77056	Collateral Asset Summary – Loan No. 8 Decorative Center of Houston	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.3% 1.42x 9.4%

tenants. The design and amenity space at the Decorative Center of Houston Property have generated an average of approximately 3,374 visitors per month through November 2014, a 7% increase of the visitor count achieved over the same period in 2013 (3,155 visitors). The showroom tenants at the Decorative Center of Houston Property are largely regional, with their location at the Decorative Center of Houston Property as their only location in the region. Many of the Decorative Center of Houston Property’s tenants have an exclusive license to sell products in the Gulf Coast region. Overall, the design space at the Decorative Center of Houston Property is 76.5% occupied as of October 7, 2014. In total, Charles Cohen invested $2.3 million towards a new infinity fountain, monument signage, landscaping, and other architectural features in the courtyard. In addition, the storefronts of the suites in buildings A & B were transformed with glass facades in place of the previous stone frontage. Finally, a $2.4 million garage renovation was completed adding an additional 200 spaces to the existing garage. Overall the renovations have driven occupancy in these spaces, with 18,656 sq. ft. completed since the opening of the new courtyard in Spring 2014.

Environmental Matters. The Phase I environmental report dated October 17, 2014 recommended no further action at the Decorative Center of Houston Property.

Major Tenants.

Precash, Inc. (17,356 sq. ft., 3.4% of NRA, 4.2% of U/W Base Rent). Precash, Inc. (“Precash”) provides payment and transaction processing services to customers around the country. Specifically, it offers electronic payment solutions for consumers to use at convenience stores, financial institutions, or mobile financial services, including mobile bill payment and mobile check deposit. Precash, similar to PayPal, replaces paper checks, cash, money orders, and other physical transactions with virtual payments through an online or telephone system. Users can utilize Precash to pay electronically for such products as wireless phone, insurance, utility, and cable or satellite television accounts. The company also provides prepaid Visa debit cards. Precash serves more than 3 million consumers and processes nearly $3 billion in payments annually. Precash payments are accepted at more than 25,000 national and retail locations; service providers in the network include Sprint Nextel and T-Mobile USA. Additionally, nearly 4,000 banks and financial institutions process bill payments through Precash. The company was founded in 1998 and is headquartered at the Decorative Center of Houston Property, with an additional office in Portland, Oregon.

Stark Carpet Corporation (14,266 sq. ft., 2.8% of NRA, 3.4% of U/W Base Rent). Stark Carpet Corporation provides custom home furnishings for architectural and interior design professionals. The company offers carpets, area rugs, fabrics, furniture, and wall coverings for residential and contract markets. The company sells its products under the Stark Carpet, Stark Fabric, Stark Fine Furniture, Stark Wallcovering, and Darius Antique & Decorative Rugs brand names from its own showrooms. Stark Carpet Corporation offers its products across the US and Europe, through its outlets in Norwalk, Connecticut, Charlotte, North Carolina, Los Angeles, and Costa Mesa, California, and London, England. The company is owned and operated by brothers John and Steven Stark. Their parents, the late Arthur and Nadia Stark, founded the company in 1946 which is currently based in New York, New York.

Kravet Fabrics (13,379 sq. ft., 2.6% of NRA, 3.9% of U/W Base Rent). Founded in 1918, Kravet Fabrics is a fifth generation family business distributing fabrics, furniture, wall coverings, trimmings, carpets and accessories. The company currently has over thirty showrooms in the United States and Canada as well as warehouses and offices in Bethpage, New York and Anderson, South Carolina. Kravet Fabrics continues to expand its network with the 2009 addition of a new showroom in Stamford, Connecticut and new distribution warehouse in Poole, United Kingdom. Additionally, Kravet Fabric’s high-end licensing division, Kravet Collections, began in 1993 as a way of showcasing certain gifted designers as well as the unique design accents of famous locations, lifestyles, and brands.

In 2011, Kravet Fabrics acquired Brunschwig & Fils, a manufacturer of decorative fabrics, wall coverings, and furnishings for the home. The company was founded in 1900 and shares Kravet Fabric’s legacy of international design, quality, detail, and craftsmanship.

New Horizons of Houston (“New Horizons”) (13,326 sq. ft., 2.6% of NRA, 2.7% of U/W Base Rent). Founded in 1982, New Horizons has over 300 computer learning centers in 70 countries. In the last 30 years it has provided more than 30 million students with technical training and is now the world’s largest independent IT training company. New Horizons is an official training partner for technology leaders such as Microsoft, Cisco, CompTIA and VMware. It is Microsoft’s largest training provider, delivering more than 40% of all authorized Microsoft training worldwide and the world’s largest Cisco-authorized training partner. In 2007 New Horizons was named training partner to all 100 companies listed in Fortune magazine’s ranking of America’s 100 largest corporations, plus more than half of the Global 100. In addition, New Horizons attained the 2014 Military Friendly Schools designation for the second year in a row. The 2014 Military Friendly Schools list honors the top 20 percent of colleges, universities and trade schools in the country that are doing the most to embrace America’s military service members. New Horizons accepts veterans benefiting from the post 9/11 GI bill.

Walter Lee Culp (13,294 sq. ft., 2.6% of NRA, 2.9% of U/W Base Rent). Culp Associates was founded in 1972 and opened its first showroom in Dallas at the Dallas Design Center. Interior designer Walter Lee Culp established the Culp Associates, which sold luxury textiles and furniture collections. In 1974, the firm opened a second showroom in the Decorative Center of Houston Property. Under current ownership, Culp Associates has added new lines to its current collection and distinguished itself in its Dallas and Houston showrooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5120 Woodway Drive Houston, TX 77056	Collateral Asset Summary – Loan No. 8 Decorative Center of Houston	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.3% 1.42x 9.4%

The Market. The Decorative Center of Houston Property is located on Woodway Drive in the Galleria neighborhood of Houston, Texas, approximately six miles west of the Houston central business district. The Galleria is home to a mixture of office, retail, residential and hotel properties. With more than 32 million sq. ft. of commercial office space, the Galleria is the 15th largest business center in the U.S. and compares in size to the downtowns of Seattle and Denver. In addition, the Galleria is home to approximately 2,000 companies, ranging from small- to large-sized commercial businesses, representing a variety of diverse industries. In addition, the Galleria offers more than 2.25 million sq. ft. of gross leasable retail space, and is ranked the fourth largest retail complex in the country. The area hosts approximately 200,000 office workers and shoppers daily and more than 24 million visitors from all over the world each year. The Galleria is the largest mall in Texas, and includes Neiman Marcus, Nordstrom’s, Saks Fifth Avenue and Macy’s. The Decorative Center of Houston Property features a five-mile radius population of 460,966, and a five-mile radius average household income of $98,742.

As of June 30, 2014, the Houston office market had a vacancy rate of 12.2% and overall asking rental rate of $25.40 PSF, an increase of $2.37 from second quarter of 2013. The West Loop/Galleria office submarket has a vacancy of 10.4%, one of the lowest in the state, and an overall weighted rental rate of $31.43 PSF, the third highest among all submarkets. As of second quarter of 2014, the direct vacancy rate for Class A office stands at 6.5% and rental rates were $40.31 PSF, both improving over the past four years.

Per the appraisal, wholesale marts and design centers asking rents range from $16.20 to $175.00 PSF nationally for showroom space. Expense reimbursement provisions vary from net to full service gross; however, the majority of leases are structured on a net basis. The Decorative Center of Houston Property is located in Harris County, Texas, just six miles west of the Houston central business district. The underwritten rent roll indicates base rent for showroom space at the Decorative Center of Houston Property ranging from approximately $15.02 to $32.43 PSF, with a current weighted average of $21.34 PSF.

The appraiser identified the following comparable properties, which are presented in the subsequent chart:

Lease Comparables(1)
Property	Location	Year Built / Year Renovated	Lease Area (Sq. Ft.)	Base Rent PSF	Expense Basis
Decorative Center of Houston Property	Houston, TX	1974, 1985 / 2012-2014	516,582	$21.80(2)	Full Service
Pacific Design Center	West Hollywood, CA	1975 / 1988	996,727	$40.00-$64.00	Net
Design Center of the Americas	Dania Beach, FL	1985 / 2005	775,000	$28.00-$50.00	Modified Gross
Boston Design Center	Boston, MA	1919 / 1985	554,000	$34.00-$46.00	Net
Dallas Market Center	Dallas, TX	1957 / 1999	5,250,000	$26.00-$56.00	Net
Chicago Merchandise Mart	Chicago, IL	1930 / NAP	3,559,251	$30.00-$40.00	Modified Gross
(1)	Source: Appraisal
(2)	Source: U/W Rent Roll

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5120 Woodway Drive Houston, TX 77056	Collateral Asset Summary – Loan No. 8 Decorative Center of Houston	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.3% 1.42x 9.4%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 8/31/2014	U/W	U/W PSF
Base Rent	$7,406,251	$7,676,095	$8,434,027	$8,612,900	$8,611,612	$16.67
Vacancy Gross Up	0	0	0	0	2,568,179	4.97
Rent Steps	0	0	0	0	209,911	0.41
Gross Potential Rent(1)	$7,406,251	$7,676,095	$8,434,027	$8,612,900	$11,389,701	$22.05
Total Recoveries	262,436	194,885	169,995	427,785	380,061	0.74
Total Other Income	54,759	29,053	21,160	36,914	36,914	0.07
Less: Vacancy(2)	0	0	0	0	(2,587,956)	(5.01)
Effective Gross Income	$7,723,446	$7,900,033	$8,625,182	$9,077,599	$9,218,719	$17.85
Total Operating Expenses	3,755,753	3,979,395	4,265,305	5,161,456	4,505,143	8.72
Net Operating Income(3)	$3,967,693	$3,920,638	$4,359,876	$3,916,143	$4,713,576	$9.12
TI/LC	0	0	0	0	364,746	0.71
Capital Expenditures	0	0	0	0	129,146	0.25
Net Cash Flow	$3,967,693	$3,920,638	$4,359,876	$3,916,143	$4,219,685	$8.17
(1)	U/W Gross Potential Rent includes $209,911 in contractual step rents through December 1, 2015.
(2)	U/W Vacancy represents 22.7% of Gross Potential Rent.
(3)
The increase in the U/W Net Operating Income from T-12 8/31/2014 Net Operating Income is due primarily to the $209,911 in contractual rent steps through December 1, 2015 that were underwritten as well as a decrease in operating expenses due to lower real estate taxes, insurance premiums, and a decrease in repairs and maintenance due to certain one-time expenses incurred in 2014.

Property Management. The Decorative Center of Houston Property is managed by Cohen Brothers Realty Corporation of Texas L.P., an affiliate of the borrower.

Lockbox / Cash Management. The Decorative Center of Houston Loan is structured with a hard lockbox account and in place cash management. The borrower has directed all rents with respect to the Decorative Center of Houston Property to be paid directly into the lockbox account. All amounts in the lockbox account are transferred on each business day to a cash management account controlled by the lender. Prior to the occurrence of a Trigger Period (as defined below), all excess funds on deposit in the cash management account after payment of debt service, operating expenses and required deposits into reserve accounts are disbursed to the borrower. During a Trigger Period, all excess cash flow will be held by the lender, with the exception that the lender will make excess cash flow available for incurred TI/LC costs if there are not sufficient funds in the TI/LC reserve account. During the continuance of an event of default under the Decorative Center of Houston Loan documents, the lender may apply amounts in the cash management account to obligations under the Decorative Center of Houston Loan in such order and priority as the lender determines in its discretion.

A “Trigger Period” will commence upon the debt service coverage ratio falling below 1.15x as of the end of any calendar quarter and will be cured upon an amortizing debt service coverage ratio equal to or greater than 1.25x for two consecutive quarters.

Initial Reserves. At closing, the borrower deposited $177,822 into an insurance reserve account. Additionally, the sponsor agreed to guaranty the payment of (i) $132,620 for required repairs, (ii) $182,804 for unexpired free rent, (iii) $72,819 for unfunded leasing costs, and (iv) $108,250 for unfunded tenant improvements, each of which was not funded at origination.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $126,283, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premium, which currently equates to $14,819, into an insurance reserve account, (iii) $40,000 into a TI/LC reserve account, which will be reduced to $25,000 beginning on the payment date in February 2016 and subject to a cap of $1.0 million and (iv) $10,762 into a replacement reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5120 Woodway Drive Houston, TX 77056	Collateral Asset Summary – Loan No. 8 Decorative Center of Houston	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.3% 1.42x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5120 Woodway Drive Houston, TX 77056	Collateral Asset Summary – Loan No. 8 Decorative Center of Houston	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.3% 1.42x 9.4%

Decorative Center of Houston
5120 Woodway Drive
Houston, TX 77056
Houston
DOWNTOWN HOUSTON
Humble
Aldine
Jersey Village
Piney Point Village
Southside Place
Mission Bend
Sugar Land
Missouri City
Stafford
Pearland
GEORGE BUSH INTERCONTINENTAL-HOUSTON AIRPORT
WILLIAM P HOBBY AIRPORT
WEST HOUSTON AIRPORT
North Harris County College
Willowbrook Mall
CY Fair Stadium
Jones Square Shopping Center
Sam Houston Race Park
VA Cemetery
W W Thorne Stadium
Copperwood Village Shopping Center
ENERGY CORRIDOR
CITYCENTRE
Memorial Hermann Medical Center
MarqE Entertainment Center
Houston Galleria
Rice University & Stadium
University of Houston
Forest Park Cemetery
Houston Baptist University
Meyerland Plaza
NRG Stadium
J K Butler Stadium
NORTHWEST FWY
NORTHWEST FREEWAY
N. BELTWAY 8
HARDY TOLL RD
KATY FREEWAY
WESTPARK TOLLWAY
SOUTH FWY
Northwest Mall
MarqE Entertainment Center
KATY FREEWAY
Houston Galleria

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

9333 and 9339 Genesee Avenue San Diego, CA 92121	Collateral Asset Summary – Loan No. 9 Genesee Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,943,933 61.1% 1.43x 9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9333 and 9339 Genesee Avenue San Diego, CA 92121	Collateral Asset Summary – Loan No. 9 Genesee Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,943,933 61.1% 1.43x 9.1%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Sponsor:	Polidev Investments, Inc.; Erol Tabanca
Borrower:	Genesee Plaza Holdings, LLC
Original Balance:	$45,000,000
Cut-off Date Balance:	$44,943,933
% by Initial UPB:	3.2%
Interest Rate:	4.3000%
Payment Date:	6th of each month
First Payment Date:	February 6, 2015
Maturity Date:	January 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), YM1(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$69,667	$69,667
Insurance:	$7,995	$3,997
Replacement:	$0	$3,187
TI/LC:	$0	$13,280
TI Reserve Deposit:	$1,098,311	$0
Free Rent:	$143,410	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$282
Balloon Balance / Sq. Ft.:	$227
Cut-off Date LTV:	61.1%
Balloon LTV:	49.2%
Underwritten NOI DSCR:	1.54x
Underwritten NCF DSCR:	1.43x
Underwritten NOI Debt Yield:	9.1%
Underwritten NCF Debt Yield:	8.5%
Underwritten NOI Debt Yield at Balloon:	11.4%
Underwritten NCF Debt Yield at Balloon:	10.6%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Medical Office
Collateral:	Fee Simple
Location:	San Diego, CA
Year Built / Renovated:	1983 / 2008, 2011-2014
Total Sq. Ft.:	159,356
Property Management:	Polidev Management, LLC
Underwritten NOI:	$4,103,478
Underwritten NCF:	$3,826,198
Appraised Value:	$73,500,000
Appraisal Date:	November 18, 2014

Historical NOI
Most Recent NOI:	$3,045,696 (T-12 October 31, 2014)
2013 NOI:	$2,344,152 (December 31, 2013)
2012 NOI:	$1,999,787 (December 31, 2012)
2011 NOI:	NAV

Historical Occupancy(2)(3)
Most Recent Occupancy:	92.6% (November 30, 2014)
2013 Occupancy:	75.3% (December 31, 2013)
2012 Occupancy:	69.5% (December 31, 2012)
2011 Occupancy:	59.0% (December 31, 2011)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)
The seller purchased the Genesee Plaza Property in October 2011 as a bank owned property that had been foreclosed upon by its prior lender after experiencing a decline in occupancy primarily due to mismanagement. After purchasing the Genesee Plaza Property, the seller invested over $5.6 million in capital improvements and tenant improvements, increasing reported 2011 occupancy from 59.0% to 92.6% as of November 30, 2014.

(3)	Historical Occupancy as provided by a third-party commercial real estate information company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9333 and 9339 Genesee Avenue San Diego, CA 92121	Collateral Asset Summary – Loan No. 9 Genesee Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,943,933 61.1% 1.43x 9.1%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
IGO Medical Group	NR/NR/NR	15,630	9.8%	$47.57	13.3%	8/31/2024
Trigild Incorporated	NR /NR/NR	13,492	8.5%	$28.30	6.8%	4/30/2019	(2)
Western Cancer Center	NR/NR/NR	13,367	8.4%	$29.40	7.0%	7/31/2017	(3)
Dermatology/Cosmetic Laser	NR/NR/NR	13,154	8.3%	$43.08	10.2%	8/31/2022
UCSD Regents of University of California	AA/Aa2/AA	12,732	8.0%	$41.38	9.4%	Various	(4)
Total Major Tenants		68,375	42.9%	$38.20	46.8%
Remaining Tenants		79,204	49.7%	$37.46	53.2%
Total Occupied Collateral		147,579	92.6%	$37.80	100.0%
Vacant		11,777	7.4%
Total		159,356	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)
Trigild Incorporated has two, five-year renewal options. Additionally, Trigild Incorporated has the right to terminate 4,450 sq. ft. of its space during any non-renewal term effective June 1, 2017 with 270 days’ notice, subject to a termination fee equal to the sum of (i) any outstanding unamortized tenant improvements for the 4,450 sq. ft. space and (b) any outstanding unamortized leasing commissions for the entire 13,492 sq. ft. space.

(3)	Western Cancer Center has one five-year renewal option.
(4)
The UCSD Regents of University of California space is comprised of 12,732 total sq. ft., 10,397 sq. ft. of which expire October 31, 2018 and 2,335 sq. ft. of which expire June 12, 2016. UCSD Regents of University of California has two three-year renewal options with respect to the 10,397 sq. ft. space and one three-year renewal option with 180 days’ notice with respect to the 2,335 sq. ft. space. Additionally, UCSD Regents of University of California has the right to terminate its 2,335 sq. ft. space effective any time prior to the thirtieth month of the renewal term with six months notice subject to a termination fee of $28,913.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	3	5,826	3.7%	5,826	3.7%	$30.60	3.2%	3.2%
2016	6	22,243	14.0%	28,069	17.6%	$34.21	13.6%	16.8%
2017	4	27,512	17.3%	55,581	34.9%	$33.52	16.5%	33.4%
2018	1	10,397	6.5%	65,978	41.4%	$43.91	8.2%	41.5%
2019	2	15,216	9.5%	81,194	51.0%	$28.47	7.8%	49.3%
2020	3	11,885	7.5%	93,079	58.4%	$34.92	7.4%	56.8%
2021	0	0	0.0%	93,079	58.4%	$0.00	0.0%	56.8%
2022	2	14,689	9.2%	107,768	67.6%	$43.12	11.4%	68.1%
2023	2	12,919	8.1%	120,687	75.7%	$41.21	9.5%	77.6%
2024	1	15,630	9.8%	136,317	85.5%	$47.57	13.3%	91.0%
2025	2	11,262	7.1%	147,579	92.6%	$44.71	9.0%	100.0%
Thereafter	0	0	0.0%	147,579	92.6%	$0.00	0.0%	100.0%
Vacant	NAP	11,777	7.4%	159,356	100.0%	NAP	NAP
Total / Wtd. Avg.	26	159,356	100.0%			$37.80	100.0%

(1)
Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

The Loan. The Genesee Plaza loan (the “Genesee Plaza Loan”) is a fixed rate loan with an original principal balance of $45.0 million, secured by the borrower’s fee simple interest in a two-building, 159,356 sq. ft. medical and traditional office building (the “Genesee Plaza Property”) located in San Diego, California. The Genesee Plaza Loan has a 10-year term and amortizes on a 30-year schedule. The Genesee Plaza Loan accrues interest at a fixed rate equal to 4.3000% and has a cut-off date balance of approximately $44.9 million. Based on the appraised value of $73.5 million as of November 18, 2014, the cut-off date LTV ratio is 61.1%. Loan proceeds along with approximately $28.6 million of equity from the sponsors were used to acquire the Genesee Plaza Property for $72.0 million, fund reserves of approximately $1.3 million and pay closing costs of approximately $0.3 million. The most recent prior financing of the Genesee Plaza Property was not included in a securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9333 and 9339 Genesee Avenue San Diego, CA 92121	Collateral Asset Summary – Loan No. 9 Genesee Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,943,933 61.1% 1.43x 9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$45,000,000	61.1%	Purchase Price	$72,000,000	97.8%
Sponsor Equity	$28,621,768	38.9%	Reserves	$1,319,382	1.8%
			Closing Costs	$302,385	0.4%
Total Sources	$73,621,768	100.0%	Total Uses	$73,621,768	100.0%

The Borrower / Sponsor. The borrower, Genesee Plaza Holdings, LLC, is a Delaware limited liability company and single purpose entity structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and non-recourse carve-out guarantors are Polidev Investments, Inc. and Erol Tabanca on a joint and several basis.

Polidev Investments, Inc. is part of Polidev, an integrated investment, management and leasing company that currently owns and manages four properties totaling approximately 435,000 sq. ft. of commercial real estate located in San Francisco and San Diego, California. Erol Tabaca is one of the founding principals of Polidev Investments, Inc.

The Property. The Genesee Plaza Property consists of a two-building, multi-tenant medical and traditional office property that contains 159,356 sq. ft. and is located in San Diego, California. The Genesee Plaza Property was constructed in 1983, renovated in 2008 for approximately $1.5 million, and further renovated from 2011 to 2014 for a total cost of approximately $3.4 million. The Genesee Plaza Property buildings are three stories in height and are separated by an open exterior courtyard. The second levels of each building are connected by a pedestrian bridge. The Genesee Plaza Property includes a 577 space mostly subterranean parking garage accessible from both Genesee Avenue and Executive Drive. Genesee Avenue acts as the primary north-south arterial and Executive Drive acts as the secondary east/west access street.

The seller purchased the Genesee Plaza Property in October 2011 as a bank owned property that had been foreclosed upon by its prior lender after experiencing a decline in occupancy primarily due to mismanagement. After purchasing the Genesee Plaza Property, the seller invested over $5.6 million in capital improvements and tenant improvements, increasing reported 2011 occupancy from 59.0% to 92.6% as of November 30, 2014.

The Genesee Plaza Property is 92.6% leased to 24 tenants as of November 30, 2014 and is comprised of 86,540 sq. ft. of medical office space and 72,816 sq. ft. of traditional office space. The largest tenant, IGO Medical Group, leases 15,630 sq. ft., 9.8% of the total net rentable area (“NRA”) and accounts for 13.3% of the U/W base rent. No other tenant leases more than 8.5% of the total NRA. Notable tenants include the UCSD Regents of University of California, Trigild Incorporated, Scripps Health System and Unilab Corporation. Under prior ownership, the property underwent approximately $3.4 million in capital expenditures and approximately $2.3 million in tenant improvements from 2012 to 2014.

The Genesee Plaza Property is located in the University Town Center area of San Diego immediately south of the UCSD Thornton Hospital, Scripps La Jolla Hospital and a portion of the UCSD campus. Immediately south of the Genesee Plaza Property is the Westfield UTC Mall, which is currently undergoing a $600 million multi-phase renovation that will add 330,000 sq. ft. including a new flagship Nordstrom, luxury and high-end retailers, 10 restaurants and a new parking lot scheduled to open in fall 2016.

Environmental Matters. The Phase I environmental report dated December 16, 2014 recommended no further action at the Genesee Plaza Property aside from the implementation of an asbestos containing-material operations and maintenance plan, which is currently in place.

Major Tenants.

IGO Medical Group (15,630 sq. ft.; 9.8% of NRA; 13.3% of U/W Base Rent) IGO Medical Group (“IGO”) was founded in 1979 and offers state of the art healthcare in infertility, obstetrics, and gynecology. The IGO staff at the Genesee Plaza Property includes 11 medical doctors board certified in obstetrics and gynecology with specialties including Obstetrics, Gynecology, Fertility, and Menopause. IGO signed a 10-year lease in 2007 and recently extended that lease through August 2024.

Trigild Incorporated (13,492 sq. ft.; 8.5% of NRA; 6.8% of U/W Base Rent) Trigild Incorporated (“Trigild”) was founded in 1976 and is headquarted at the Genesee Plaza Property. Trigild offers services in all types of commercial real estate focusing in property management, asset management, receivership and bankruptcy proceedings. Trigild currently manages over 25 million sq. ft. of commercial properties and 40,000 hotel and multifamily units nationwide. Trigild has two five-year lease extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9333 and 9339 Genesee Avenue San Diego, CA 92121	Collateral Asset Summary – Loan No. 9 Genesee Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,943,933 61.1% 1.43x 9.1%

Western Cancer Center d/b/a Genesis Healthcare (13,367 sq. ft.; 8.4% of NRA; 7.0% of U/W Base Rent) Genesis Healthcare offers the latest technology for the treatment of many cancers and urologic conditions. Genesis Healthcare offers a wide range of therapeutic options including active surveillance, minimally invasive surgical techniques such as robotic surgery and advanced radiation therapy techniques. Genesis Healthcare is comprised of 25 board-certified physicians and has 16 offices located throughout San Diego County. The office at the Genesee Plaza Property is used as the company’s administrative offices.

Market. The Genesee Plaza Property is located in the University Towne Center (“UTC”) area of San Diego, California. The UTC area is the focal point for a larger business/employment area known as the Golden Triangle. According to the appraisal, the UTC/Golden Triangle area, anchored by entities of education, research and high technology, is largely considered the financial center for the area and the city’s employment center. Specifically, the Genesee Plaza Property is located approximately fourteen miles north of the downtown San Diego central business district, approximately two miles east of the Pacific Ocean and approximately two miles east of the University of California San Diego (“UCSD”). Additionally, the Genesee Plaza Property is located within approximately two miles of a VA Hospital and Medical Center (323 beds) and within approximately one mile of the UCSD Thornton Hospital (119 beds) and the Scripps Memorial La Jolla Hospital (312 beds).

The Genesee Plaza Property is located within approximately 1.5 miles of Interstate 5 and Interstate 805. Interstate 5 is the primary north-south thoroughfare on the West Coast travelling from Mexico to Canada through Los Angeles, Sacramento, Portland and Seattle while Interstate 805 serves as an inland alternative route to coastal Interstate 5. Genesee Avenue is the primary north-south access through the UTC area from Interstate 5. According to the appraisal, the intersection of La Jolla Village Drive and Genesee Avenue, which is located within approximately 0.2 miles of the Genesee Plaza Property, is one of the most heavily trafficked in San Diego County.

As of Q3 2014, the San Diego Central county traditional office market contained an overall inventory of approximately 45.2 million sq. ft. with a vacancy rate of 11.4%. As of Q3 2014, the UTC traditional office submarket contained an overall inventory of approximately 6.6 million sq. ft. with a vacancy rate of 13.2%. According to the appraiser, the UTC office submarket is considered an upper tier submarket as compared to other submarkets in the overall market area.

As of Q3 2014, the San Diego medical office market contained an overall inventory of approximately 9.7 million sq. ft. with a vacancy rate of 10.0%. As of Q3 2014, the San Diego Central county medical office submarket contained an overall inventory of approximately 4.0 million sq. ft. with a vacancy rate of 7.3%.

As of September 2014, the unemployment rate in San Diego was 5.9%, which was less than the unemployment rate for the state of California of 7.3%.

Underwritten base rent for non-medical office space at the Genesee Plaza Property is approximately $31.05 PSF, which is below the appraiser’s market conclusion of $34.80 PSF. The appraiser identified seven comparable offices within the Genesee Plaza Property’s market. A summary of the seven comparable offices is shown in the chart below:

Comparable Traditional Office Leases(1)
Property	City, State	Year Built	NRA (sq. ft.)	Occupancy	Rent PSF
Genesee Plaza Property	San Diego, CA	1983	159,356	93%(2)	$31.05(3)
Nobel Executive Center	San Diego, CA	1987	117,355	93%	$31.20 - $39.00
Regents Park Financial Centre	San Diego, CA	1985	94,162	87%	$34.20 - $36.60
Chancellor Park	San Diego, CA	1989	195,733	90%	$33.60 - $37.80
La Jolla Centre I & II	San Diego, CA	1988	315,634	95%	$33.60 - $42.00
Sunroad Corporate Center	San Diego, CA	2001	303,897	96%	$37.20 - $46.20
Northern Trust Tower	San Diego, CA	1987	188,164	90%	$36.00 - $52.20
The Plaza at La Jolla Vintage	San Diego, CA	1990	326,384	97%	$36.12 - $49.20
Total / Wtd. Avg.					$34.80(4)
(1)	Source: Appraisal.
(2)	Based on a rent roll dated November 30, 2014.
(3)	Represents base rent for traditional, non-medical office tenants at the Genesee Plaza Property.
(4)	The appraiser determined a market rent of $34.80 PSF for the Genesee Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9333 and 9339 Genesee Avenue San Diego, CA 92121	Collateral Asset Summary – Loan No. 9 Genesee Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,943,933 61.1% 1.43x 9.1%

Underwritten base rent for medical office space at the Genesee Plaza Property is approximately $42.86 PSF, which is below the appraiser’s market conclusion of $43.20 PSF. The appraiser identified four comparable medical offices within the Genesee Plaza Property’s market. A summary of the four comparable medical offices is shown in the chart below:

Comparable Medical Office Leases(1)
Property	City, State	Year Built	NRA (sq. ft.)	Occupancy	Rent PSF
Genesee Plaza Property	San Diego, CA	1983	159,356	93%(2)	$42.86(3)
Chancellor Park	San Diego, CA	1989	195,733	90%	$37.80
Sunroad Corporate Center	San Diego, CA	2001	303,897	96%	$43.20
Regents Medical Center	La Jolla, CA	1989	69,616	86%	$38.40
Regents Court	San Diego, CA	1986	51,367	84%	$27.60
Total / Wtd. Avg.					$43.20(4)
(1)	Source: Appraisal.
(2)	Based on a rent roll dated November 30, 2014.
(3)	Represents underwritten base rent for medical office tenants at the Genesee Plaza Property.
(4)	The appraiser determined a market rent of $43.20 PSF for the Genesee Plaza Property.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2012	2013	T-12 10/31/2014	U/W	U/W PSF
Base Rent(2)	$3,235,463	$3,524,778	$4,168,178	$5,578,990	$35.01
Value of Vacant Space	0	0	0	409,840	2.57
Gross Potential Rent	$3,235,463	$3,524,778	$4,168,178	$5,988,830	$37.58
Total Recoveries	2,802	275,364	283,956	247,556	1.55
Total Other Income	374,896	465,055	578,072	663,225	4.16
Less: Vacancy(3)	(56,953)	0	0	(409,840)	(2.57)
Effective Gross Income	$3,556,208	$4,265,198	$5,030,206	$6,489,771	$40.72
Total Operating Expenses	1,556,420	1,921,046	1,984,510	2,386,293	14.97
Net Operating Income	$1,999,787	$2,344,152	$3,045,696	$4,103,478	$25.75
TI/LC	0	0	0	239,034	1.50
Capital Expenditures	0	0	0	38,245	0.24
Net Cash Flow	$1,999,787	$2,344,152	$3,045,696	$3,826,198	$24.01
(1)
The seller purchased the Genesee Plaza Property in October 2011 as a bank owned property that had been foreclosed upon by its prior lender after experiencing a decline in occupancy primarily due to mismanagement. After purchasing the Genesee Plaza Property, the seller invested over $5.6 million in capital improvements and tenant improvements, increasing reported 2011 occupancy from 59.0% to 92.6% as of November 30, 2014.

(2)	U/W Base Rent includes $170,806 of contractual rent steps through November 2015.
(3)	U/W Vacancy is based on an economic vacancy of 6.8% of Gross Potential Rent, greater than the appraiser’s concluded vacancy of 6.0%. The Genesee Plaza Property is 92.6% leased as of November 30, 2014.

Property Management. The Genesee Plaza Property is managed by Polidev Management, LLC, which is an affiliate of the borrower.

Lockbox / Cash Management. The Genesee Plaza Loan is structured with a hard lockbox and springing cash management. In place cash management will occur upon (i) a Cash Trap Period (as defined herein) and (ii) the failure by the borrower to maintain a debt service coverage ratio of at least 1.10x at the end of any two consecutive calendar quarters, and will end, with respect to clause (ii), upon the borrower providing evidence that the debt service coverage ratio is at least 1.15x for four consecutive calendar quarters.

A “Cash Trap Period” will commence upon (i) any event of default, (ii) any bankruptcy action of borrower principal, guarantor or manager or (iii) the failure by the borrower to maintain a debt service coverage ratio of at least 1.05x at the end of any two consecutive calendar quarters.

Initial Reserves. At closing, the borrowers deposited (i) $69,667 into a tax reserve account, (ii) $7,995 into an insurance reserve account, (iii) $1,098,311 into a TI/LC reserve deposit account for outstanding tenant improvements owed in connection with recently executed leases and (iv) $143,410 into a free rent reserve account for outstanding free rent associated owed in connection with recently executed leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9333 and 9339 Genesee Avenue San Diego, CA 92121	Collateral Asset Summary – Loan No. 9 Genesee Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,943,933 61.1% 1.43x 9.1%

Ongoing Reserves. On a monthly basis, the borrowers will be required to make deposits of (i) 1/12 of the required annual taxes, which currently equates to $69,667, (ii) 1/12 of the estimated insurance premiums, which currently equates to $3,997, (iii) $13,280 ($1.00 PSF annually) into a tenant improvement and leasing commission reserve account and (iv) 3,187 ($0.24 PSF annually) into a capital expenditures reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9333 and 9339 Genesee Avenue San Diego, CA 92121	Collateral Asset Summary – Loan No. 9 Genesee Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,943,933 61.1% 1.43x 9.1%

CARTIFACT
Genesee Plaza
9333 and 9339 Genesee Avenue
San Diego, CA 92121
Pacific Ocean
Del Mar
Del Mar Racetrack & Fairgrounds
NORTH CITY
DEL MAR HEIGHTS
CARMEL VALLEY
RANCHO PENASQUITOS
SORRENTO VALLEY
TORREY PINES
MIRA MESA
Mira Mesa Mall
Mira Mesa Marketcenter
Mesa Shopping Center
San Diego Miramar College
Plaza Sorrento Shopping Center
Scripps Green Hospital
Scripps Memorial Hospital La Jolla
University of California San Diego
UCSD Thornton Hospital
VA Hospital and Medical Center
Scripps Institute of Oceanography
Costa Verde Shopping Center
Westfield University Towne Center
La Jolla Village Sq.
LA JOLLA VILLAGE
UNIVERSITY CITY
MIRAMAR AIR FORCE BASE
LA JOLLA
NORTH CLAIREMONT
San Diego
KEARNY MESA
BAY HO
MONTGOMERY FIELD
CLAIREMONT MESA
BAY PARK
Rady Children's Hospital
SERRA MESA
LINDA VISTA
Qualcomm Stadium
MISSION VALLEY
University of San Diego
Westfield Mission Valley
Fashion Valley
MORENO MISSION
SeaWorld
NORMAL HEIGHTS
WEST UNIVERSITY HEIGHTS
UCSD Medical Center-Hillcrest
Scripps Mercy Hospital
San Diego Sports Arena
OLD TOWN
LOMA PORTAL
NORTH HILLS
Escondido
Carlsbad
Encinitas
Rancho Santa Fe
Solana Beach
Fairbanks Ranch
Del Mar
Poway
Ramona
Lakeside
Santee
La Jolla
La Mesa
El Cajon
Spring Valley
San Diego
Lemon Grove
La Presa
Chula Vista
PACIFIC OCEAN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3400 Stone Way North Seattle, WA 98103	Collateral Asset Summary – Loan No. 10 Stone 34	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,555,000 61.6% 1.85x 9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3400 Stone Way North Seattle, WA 98103	Collateral Asset Summary – Loan No. 10 Stone 34	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,555,000 61.6% 1.85x 9.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Unico Investment Group LLC
Borrower:	Stone & 34th LLC
Original Balance:	$43,555,000
Cut-off Date Balance:	$43,555,000
% by Initial UPB:	3.1%
Interest Rate:	4.7500%
Payment Date:	6th of each month
First Payment Date:	February 6, 2015
Maturity Date:	January 6, 2027
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), D(106), O(13)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$76,250	$25,417
Insurance:	$0	Springing
Replacement:	$0	$1,616
TI/LC:	$597,025	$8,789
Required Repairs:	$32,080	NAP
Ground Rent:	$25,935	Amount payable under ground lease
Free Rent:	$9,256	$0
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$337
Balloon Balance / Sq. Ft.:	$337
Cut-off Date LTV:	61.6%
Balloon LTV:	61.6%
Underwritten NOI DSCR:	1.89x
Underwritten NCF DSCR:	1.85x
Underwritten NOI Debt Yield:	9.1%
Underwritten NCF Debt Yield:	8.9%
Underwritten NOI Debt Yield at Balloon:	9.1%
Underwritten NCF Debt Yield at Balloon:	8.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office / Retail
Collateral:	Leasehold
Location:	Seattle, WA
Year Built / Renovated:	2014 / NAP
Total Sq. Ft.:	129,297
Property Management:	Unico Properties LLC
Underwritten NOI:	$3,960,830
Underwritten NCF:	$3,881,359
Appraised Value:	$70,700,000
Appraisal Date:	December 1, 2014

Historical NOI(2)
Most Recent NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP
2011 NOI:	NAP

Historical Occupancy(2)
Most Recent Occupancy:	91.8% (December 1, 2014)
2013 Occupancy:	NAP
2012 Occupancy:	NAP
2011 Occupancy:	NAP
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	The Stone 34 Property was completed in 2014, as such, Historical NOI and Historical Occupancy are not applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3400 Stone Way North Seattle, WA 98103	Collateral Asset Summary – Loan No. 10 Stone 34	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,555,000 61.6% 1.85x 9.1%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Brooks Sports, Inc.(2)	A+/Aa2/AA	114,913	88.9%	$30.01	96.9%	8/31/2024
MiiR	NR/NR/NR	3,764	2.9%	$29.51	3.1%	2/28/2025
Total Occupied Collateral		118,677	91.8%	$29.99	100.0%
Vacant		10,620	8.2%
Total		129,297	100.0%

(1)	Credit ratings represent Berkshire Hathaway Inc., the parent company of Brooks Sports, Inc. Berkshire Hathaway Inc. does not guarantee the lease of Brooks Sports, Inc.
(2)
Brooks Sports, Inc. is subleasing 17,973 sq. ft. of office space to Tableau Software, Inc. Tableau Software Inc.’s lease term began on January 1, 2015 and expires on January 31, 2018. Per the borrower, Brooks Sports, Inc. intends to expand into the space at the expiration of the Tableau Software Inc. sublease.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	1	114,913	88.9%	114,913	88.9%	$30.01	96.9%	96.9%
2025	1	3,764	2.9%	118,677	91.8%	$29.51	3.1%	100.0%
2026	0	0	0.0%	118,677	91.8%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	118,677	91.8%	$0.00	0.0%	100.0%
Vacant	NAP	10,620	8.2%	129,297	100.0%	NAP	NAP
Total / Wtd. Avg.	2	129,297	100.0%			$29.99	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

The Loan. The Stone 34 loan (the “Stone 34 Loan”) is a fixed rate loan secured by the borrower’s leasehold interest in the 129,297 sq. ft., five-story, Class A mixed use building with office and retail tenants located at 3400 Stone Way North in Seattle, Washington (the “Stone 34 Property”) with an original principal balance of $43.555 million. The Stone 34 Loan has a 12-year term and is interest-only throughout the entire term. The Stone 34 Loan accrues interest at a fixed rate equal to 4.7500% and has a cut-off date balance of $43.555 million. Loan proceeds, along with approximately $29.1 million in equity from the borrower, were used to acquire the property for $70.25 million, fund upfront reserves of approximately $0.7 million and pay closing costs of approximately $1.7 million. Based on the appraised value of $70.7 million as of December 1, 2014, the cut-off date LTV is 61.6%. The most recent prior financing of the Stone 34 Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$43,555,000	60.0%	Purchase Price	$70,250,000	96.7%
Sponsor Equity	29,090,476	40.0%	Closing Costs	1,654,929	2.3%
			Reserves	740,547	1.0%
Total Sources	$72,645,476	100.0%	Total Uses	$72,645,476	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3400 Stone Way North Seattle, WA 98103	Collateral Asset Summary – Loan No. 10 Stone 34	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,555,000 61.6% 1.85x 9.1%

The Borrower / Sponsor. The borrower, Stone & 34th LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Unico Investment Group LLC.

Unico Investment Group LLC (“Unico”) is a real estate investor and full service operator that focuses on office and multifamily assets located in the western United States. Unico’s predecessor company was founded in 1953 to lease, manage and develop the University of Washington’s 10-acre Metropolitan Tract in Seattle and developed several iconic Seattle office projects, including Rainier Tower and Two Union Square. In 1996, Unico diversified its Seattle office holdings and began acquiring investment properties throughout the western United States and over the last 15 years, Unico has expanded its portfolio to 13 million sq. ft. in 11 western U.S. markets through investment of its own capital alongside joint venture capital from institutional and private investors.

Unico’s joint venture partner in the Stone 34 Property is Laird Norton Real Estate Inc., a subsidiary of Laird Norton Company LLC. Laird Norton Company LLC’s history dates back to 1855, when William Laird and James and Matthew Norton formed a partnership in a frontier lumber option. Laird Norton Real Estate Inc., formed in 2006, is a Seattle-based real estate investment company that owns and operates a large portfolio of light industrial, office and mixed use properties. Laird Norton Real Estate Inc. is the largest investment of Laird Norton Company LLC, with holdings of more than $350 million distributed throughout the midwest and western United States.

The Property. The Stone 34 Property is a five-story, Class A mixed use office and retail building situated in the Wallingford/Fremont neighborhood of Seattle, Washington, located immediately north of Lake Union. The Stone 34 Property features 106,601 sq. ft. of office space and 23,316 sq. ft. of retail space. The Stone 34 Property was built in 2014 and its design incorporates advanced sustainable building systems and practices, achieving the LEED platinum certification. The Stone 34 Property’s sustainability features include four electric vehicle charging stations, preferred parking for fuel-efficient and alternative-fuel vehicles, thermal storage tank and chilled beams mechanical system, which allow the building to meet aggressive energy reduction targets, and a 65,000 gallon rainwater storage tank and treatment system, which reduces potable water usage by over 90%, among others. The Stone 34 Property features an underground parking garage with 218 spaces, for a parking ratio of 1.69 per 1,000 sq. ft. Other amenities at the Stone 34 Property include secured bike storage with shower facilities, an exterior patio deck area with panoramic views of Lake Union and the Seattle central business district to the south, as well as close proximity to the Burke-Gilman Trail, a 27-mile running and biking trail. The Stone 34 Property was developed as a build-to-suit for Brooks Sports, Inc., which utilizes its space for the company’s global corporate headquarters and has opened its flagship retail store in the ground floor retail space at the property.

Environmental Matters. The Phase I environmental report dated December 4, 2014 recommended no further action at the Stone 34 Property.

Major Tenants.

Brooks Sports, Inc. (114,913 sq. ft., 88.9% of NRA, 96.9% of U/W Base Rent, rated A+/Aa2/AA by Fitch/Moody’s/S&P) Brooks Sports, Inc. (“Brooks Sports”) is an American running company that designs and markets high-performance men’s and women’s running shoes, apparel and accessories worldwide in over 50 countries. Brooks Sports was founded in Philadelphia, Pennsylvania in 1914 and has been headquartered in Seattle, Washington since 1993. Brooks Sports was acquired by Fruit of the Loom in 2006, and was spun out of Fruit of the Loom as a separate wholly-owned subsidiary of Berkshire Hathaway Inc. in 2012. Brooks Sports is a sponsor of the Rock ‘n’ Roll Marathon series of races, which features over 25 marathons worldwide. Brooks Sports has no early termination options and has two five-year extension options remaining, each with 12 months prior notice and at fair market rent.

MiiR (3,764 sq. ft., 2.9% of NRA, 3.1% of U/W Base Rent) MiiR is a Seattle-based outdoor equipment retailer that sells water bottles, bicycles and growlers at hundreds of retailers across the country, including REI, Whole Foods and Crate and Barrel. MiiR uses an innovative business model centered on helping fund green charities around the world. Since its founding, MiiR’s retail sales have helped build 16 wells and donate more than 150 bikes to students and aid workers in east Africa. MiiR is using the Stone 34 Property as its flagship location and has built out an innovative retail experience which features a beer and coffee bar in addition to its retail offerings. MiiR has no early termination options and has two five-year extension options remaining, each with nine months prior notice and at market rent. MiiR is expected to open for business in the spring of 2015 and begins paying rent in February 2015.

The Market. The Stone 34 Property is located in the Canal office submarket approximately 3.5 miles north of the Seattle central business district. Seattle is considered a top five Intellectual Capital, Energy and Education (“ICEE”) city in the United States and has experienced positive growth momentum in recent years. Over the past five years, Seattle’s total employment has grown at an average annual rate of 1.9%, compared to 1.3% nationally. The Seattle area’s unemployment rate was 4.9% in September 2014, down 0.50% year-over-year and below the national average of 5.9%. Within the Seattle-Bellevue-Everett metropolitan statistical area, three of the largest six employers, by number of employees, are the local, state and federal governments, while two are Fortune 500 corporations, Boeing and Microsoft. The remaining of the six is the University of Washington.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3400 Stone Way North Seattle, WA 98103	Collateral Asset Summary – Loan No. 10 Stone 34	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,555,000 61.6% 1.85x 9.1%

The Seattle office market has also experienced positive momentum, spurred by the growth of the technology industry. In the first three quarters of 2014, over 2 million sq. ft. of new leases were signed to software, telecommunications, internet retail and other technology firms, representing approximately 36% of new leasing activity for the year. Total tenants in the market have grown 29% during 2014, occupying 7 million sq. ft. today compared to approximately 5 million sq. ft. at the end of 2013. Prominent technology companies located in the downtown Seattle area include Google, Adobe, Facebook, Microsoft, Tableau Software and Amazon.

The Canal submarket has outpaced the broader downtown submarket because of the expanding presence of Amazon and other complementary technology firms in the area. The Canal submarket has a 3.3% vacancy rate, compared to 13.0% for the broader downtown market. The Canal submarket also reported positive absorption in the third quarter of 2014, marking the seventh straight quarter of positive absorption in the submarket. The appraiser determined seven recent comparable office leases with base rents ranging from $30.00 to $35.00 PSF and determined a market rent of $33.00 PSF for office tenants at the Stone 34 Property. Comparable office leases are detailed below.

Office Lease Comparables(1)
Property	Year Built	NRA (SF)	Rental Rate PSF
Stone 34 Property(2)	2014	106,161	$30.01
202 Westlake	2013	130,710	$32.50
Westlake Terry	2007	317,628	$32.30
Confidential	2014	392,173	$32.21
Home Plate Center I & II	2012	341,951	$32.00
Confidential 2	2015	316,734	$32.50
Tableau Building	1997	48,076	$30.00
400 Fairview Building	2016	367,898	$32.60
Total(3)		1,915,170	$30.00-$35.00
(1)	Source: Appraisal.
(2)	Figures for the Stone 34 Property reflect the office component only and are based on the U/W rent roll dated December 1, 2014.
(3)	Total does not include the Stone 34 Property.

The Stone 34 Property is located in the Wallingford/Fremont neighborhood of downtown Seattle. The Fremont neighborhood is recognized as one of Seattle’s most distinctive communities with a decidedly creative culture. Fremont, which consists of approximately 28,000 residents, is home to many regional attractions, including the Fremont Bridge, the Troll sculpture, Lenin’s statue, the Fremont Rocket, and the Fremont Sunday Market. The area is also in close proximity to the Lake Union waterfront and Gas Works Park. Primary access is provided by Interstate 5, Highway 99 and 15th Avenue NW, which provide north/south access to downtown Seattle to the south and Everett to the north. The population within a three-mile radius of the Stone 34 Property is 271,919 and the median household income is $61,203 in the same range. The appraiser determined 11 recent comparable retail leases with base rents ranging from $28.00 PSF to $45.00 PSF and determined a market rent of $32.00 PSF for retail tenants at the Stone 34 Property. Comparable retail leases are listed below.

Retail Lease Comparables(1)
Property (Seattle, WA)	Year Built	Tenant	Lease Area (SF)	Rental Rate PSF
Stone 34 Property(2)	2014	Various	23,136	$29.86
Stadium Place	2013	Confidential	3,755	$30.00
Stadium Place	2013	Confidential	5,664	$30.00
Circa Green Lake	2009	Teddy’s Burgers	2,289	$31.50
Circa Green Lake	2009	Forza Coffee	1,845	$32.00
Fremont EPI Project	2002	Confidential	1,522	$32.00
Confidential	2012	Confidential	3,758	$35.00
Confidential	2012	Confidential	925	$38.00
Confidential	2012	Confidential	5,498	$32.00
Ground Level Retail	1998	Yellow Dot Café	1,970	$28.00
Queen Anne Retail Collection	2007	Zeeks Pizza	1,161	$38.00
Queen Anne Retail Collection	2007	Massage Envy	3,089	$45.00
Total(3)			31,476	$28.00-$45.00
(1)	Source: Appraisal.
(2)	Figures for the Stone 34 Property reflect the retail component only and are based on the U/W rent roll dated December 1, 2014.
(3)	Total does not include the Stone 34 Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3400 Stone Way North Seattle, WA 98103	Collateral Asset Summary – Loan No. 10 Stone 34	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,555,000 61.6% 1.85x 9.1%

 Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W PSF
Base Rent(1)	$3,931,563	$30.41
Value of Vacant Space	391,750	3.03
Gross Potential Rent	$4,323,313	$33.44
Total Recoveries	1,412,693	10.93
Total Other Income	431,754	3.34
Less: Vacancy(2)	(391,750)	(3.03)
Effective Gross Income	$5,776,010	$44.67
Total Operating Expenses	1,815,180	14.04
Net Operating Income	$3,960,830	$30.63
TI/LC	245,611	1.90
Capital Expenditures	19,395	0.15
Non-recurring Items(3)	(185,534)	(1.43)
Net Cash Flow	$3,881,359	$30.02

(1)	U/W Base Rent includes $371,950 in contractual step rent and NPV credit step rent through February 2016.
(2)	U/W Vacancy represents in-place vacancy.
(3)	U/W Non-recurring Items consisted of taking credit for a straightline of the structured Brooks Sports, Inc. excess cash flow sweep.

Property Management. The Stone 34 Property is managed by Unico Properties LLC.

Lockbox / Cash Management. The Stone 34 Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by lender. Unless a Trigger Period (as defined below) is ongoing, all amounts on deposit in the clearing account will be swept daily into the borrower’s account. During a Trigger Period, all amounts on deposit in the clearing account will be swept daily into the deposit account controlled by the lender.

A “Trigger Period” will commence (i) upon an event of default, (ii) if the debt service coverage ratio falls below 1.15x on the last day of any calendar quarter, or (iii) during a Lease Sweep Period (as defined below). A Trigger Event will cease to exist upon (a) with respect to clause (i) above, such event of default has been cured, (b) with respect to clause (ii) the debt service coverage ratio is at least 1.20x for two consecutive quarters, and (c) with respect to clause (iii) such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first monthly payment date following (i) the earlier of (a) 12 months prior to the earliest expiration of a Sweep Lease (as defined below) or (b) the date by which any tenant under a Sweep Lease is required to give notice of its exercise of a renewal option under its Sweep Lease or (ii) the tenant under a Sweep Lease (A) failing to renew the Sweep Lease, (B) “going dark” (with respect to 50% or more of its demised premises), (C) defaulting under its lease or (D) becoming subject to bankruptcy proceedings. A Lease Sweep Period will be cured if (a) with respect to clause (i), (ii)(A) and (ii)(B) at least 85% of the Sweep Lease space is leased pursuant to one or more qualified leases, as defined in the loan documents, and the replacement tenant(s) are in occupancy and paying full un-abated rent (the “Occupancy Conditions”), (b) with respect to clause (ii)(B) the funds in the sweep account are equal to the Lease Sweep Dark Deposit Amount (as defined below), (c) with respect to clause (ii)(C) (x) the Sweep Lease default has been cured and (y) the Occupancy Conditions have been met and (d) with respect to clause (ii)(D), (x) the bankruptcy proceedings have terminated and the Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender, (y) at least 75% of the Sweep Lease space is leased pursuant to one or more qualified leases and (z) the Occupancy Conditions have been met.

A “Sweep Lease” means (i) the Brooks Sports, Inc. lease or (ii) any replacement lease that covers all or substantially all of the space demised under the Brooks Sports, Inc. lease as of the loan closing date.

The “Lease Sweep Dark Deposit Amount” means $2,300,000.

Initial Reserves. At closing, the borrower deposited (i) $76,250 into a tax reserve account, (ii) $597,025 into a TI/LC reserve account for outstanding approved leasing expenses, (iii) $32,080 into a required repairs reserve account, (iv) $25,935 into a ground rent reserve account and (v) $9,256 into a free rent reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3400 Stone Way North Seattle, WA 98103	Collateral Asset Summary – Loan No. 10 Stone 34	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,555,000 61.6% 1.85x 9.1%

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $25,417, into a tax reserve account, (ii) $8,789 into a TI/LC reserve account, subject to a TI/LC reserve cap equal to $100,000, (iii) $1,616 into a replacement reserve account and (iv) the monthly amount payable under the ground lease into a ground rent reserve account. On each monthly payment date during a Trigger Period, the borrower is required to deposit all excess cash into a cash collateral account. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Ground Lease. The land is currently subject to a long term ground lease (the “Ground Lease”) that has an initial maturity of July 31, 2068. The Ground Lease has three 10-year options to renew the ground lease, the first of which must be exercised no later than December 31, 2062. Effective as of January 1, of the lease years that are 10, 20, 30 and 45 years after the lease commencement date of August 1, 2013 (each, a “Revaluation Date”), the ground rent will be reset to an amount equal to 8.0% of the Fair Market Value (as defined below), but not less than the rent payable immediately prior to such Revaluation Date. The first Revaluation Date will occur on January 1, 2023. The ground lessor and ground lessee will begin Fair Market Value discussions approximately 180 days prior to each Revaluation Date. If ground lessor and ground lessee cannot agree on Fair Market Value within 120 days of the Revaluation Date, the Fair Market Value will be determined by a third party appraiser.

The “Fair Market Value” shall be determined based on the highest and best use of the Stone 34 Property without reference to the actual improvements on the Stone 34 Property and, with respect to the first two Revaluation Dates only, assuming any development would be limited to the floor area ratio and permitted height and gross square footage of the Stone 34 Property constructed on the Stone 34 Property.

 The Ground Lease contains a right of first refusal in favor of the ground lessor thereunder. However, such right of first refusal is not exercisable by the ground lessor in the event of a foreclosure or deed-in-lieu thereof, or in connection with the first sale by the lender or the foreclosure sale purchaser.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3400 Stone Way North Seattle, WA 98103	Collateral Asset Summary – Loan No. 10 Stone 34	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,555,000 61.6% 1.85x 9.1%

CARTIFACT
Stone 34
3400 Stone Way North
Seattle, WA 98103
FREMONT
UNIVERSITY DISTRICT
UNIVERSITY OF WASHINGTON
PORTAGE BAY
Gas Works Park
EASTLAKE
Seattle
Lake Union
WESTLAKE
QUEEN ANNE
CAPITOL HILL
Volunteer Park
LOWER QUEEN ANNE
South Lake Union Park
Fred Hutchinson Cancer Research Center
UW Medicine Campus
The Bill & Melinda Gates Foundation
SEATTLE CENTER
SOUTH LAKE UNION
DENNY TRIANGLE
BELLTOWN
Kirkland
Redmond
Bellevue
Medina
Yarrow Point
Seattle
Mercer Island
Eastgate
Newcastle
Issaquah
Renton
Tukwila
SeaTac
White Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 11 Walgreens Net Lease Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,139,962 69.5% 1.81x 7.8%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Acquisition
Sponsor(1):	DFB Holdings, LLC; Douglas F. Blough
Borrower:	WG DST 2
Original Balance:	$43,139,962
Cut-off Date Balance:	$43,139,962
% by Initial UPB:	3.0%
Interest Rate(2):	4.2200%
Payment Date:	1st of each month
First Payment Date:	February 1, 2015
Anticipated Repayment Date(2):	January 1, 2025
Maturity Date:	January 1, 2030
Amortization(3):	Interest Only, ARD
Additional Debt(4):	$12,313,578 Mezzanine Debt
Call Protection:	L(25), D(92), O(3)
Lockbox / Cash Management(5):	Hard / In Place

Reserves
	Initial	Monthly
Taxes(6):	$0	Springing
Insurance(6):	$0	Springing

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.:	$308	$397
Balloon Balance / Sq. Ft.:	$308	$397
Cut-off Date LTV:	69.5%	89.4%
Balloon LTV:	69.5%	89.4%
Underwritten NOI DSCR(7):	1.82x	1.56x
Underwritten NCF DSCR(7):	1.81x	1.55x
Underwritten NOI Debt Yield(7):	7.8%	6.1%
Underwritten NCF Debt Yield(7):	7.7%	6.0%

Property Information
Single Asset / Portfolio:	Portfolio of nine properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	139,850
Property Management:	Self-managed
Underwritten NOI:	$3,367,668
Underwritten NCF:	$3,337,407
Appraised Value:	$62,030,000
Appraisal Date:	November 2014

Historical NOI(8)
Most Recent NOI:	NAV

Historical Occupancy(8)
Most Recent Occupancy:	100.0% (December 19, 2014)
(1)
The sponsor is related to the borrower under the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as Walgreens Net Lease Portfolio I, which has a Cut-off Date Balance of $35,438,702.

(2)
If the mortgage loan is not paid in full by the Anticipated Repayment Date (“ARD”), the interest rate will increase to 2.0000% per annum plus the greater of (i) 4.2200%, or (ii) the 10-year treasury yield as of the first day after the ARD. The additional interest will accrue, but the payment of said interest will be deferred until the maturity date.

(3)	The mortgage loan is interest only through the ARD.
(4)
Entities controlled by Kawa Capital Partners, LLC (“Kawa”) and Cantor Fitzgerald Securities (“CFS”) collectively provided $51.4 milion in mezzanine loans to finance the sale leaseback of 41 Walgreens properties. The lender allocated $12,313,578 of mezzanine proceeds to the Walgreens Net Lease Portfolio II properties for illustration of combined debt metrics. The two $12.85 million Kawa mezzanine loans are interest only and accrue interest at a rate of 16.4300% per annum with payment obligations only from various sources of distributable amounts payable to the mezzanine borrowers pursuant to its existing joint venture agreement. The $25.7 million CFS mezzanine loan is interest only with a 15.0000% per annum internal rate of return and a current interest rate of 5.0000% per annum.

(5)
A cash flow sweep will be triggered upon (i) event of default, (ii) bankruptcy action of borrower or major tenant, (iii) DSCR falls below 1.55x based on a trailing three-month period until such time the DSCR is at least 1.60x for two consecutive quarters, (iv) loan not paid in full three months prior to the ARD, (v) major tenant ceases to operate at two or more individual properties and the senior unsecured debt rating of the major tenant issued by Moody’s falls below Ba2 or the long term issuer credit rating by S&P falls below BB, or (vi) the senior unsecured debt rating of the major tenant issued by Moody’s falls below B2 or the long term issuer credit rating by S&P falls below B.

(6)
The borrower will be required to deposit 1/12 of annual taxes and insurance premiums upon (i) event of default, (ii) borrower or tenant fails to pay taxes and insurance premiums pursuant to the major tenant lease, (iii) any major tenant lease is no longer in full force and effect in respect of taxes, and the applicable individual property major tenant lease in respect of insurance collections, or (iv) with respect to monthly insurance collections only, any property is no longer self-insured by Walgreens or the major tenant fails to maintain a credit rating from S&P of at least BBB-, or (v) with respect to monthly tax collection only, DSCR falls below 1.55x based on a trailing three-month period.

(7)	The Total Debt metrics are calculated using the current interest rate of 5.0000% on the CFS mezzanine loan.
(8)	The properties were part of a sale leaseback, therefore, Historical NOI and Historical Occupancy are not available.

TRANSACTION HIGHLIGHTS
■
Geographic Diversity. The Walgreens Net Lease Portfolio II properties are located in Indiana, Missouri and Tennessee, with no one property comprising more than 12.7% of the in-place base rent. Partial release or substitution of properties is not permitted.

■
Tenancy. The Walgreens Net Lease Portfolio II is 100.0% leased to Walgreen Co. a subsidiary of Walgreens Boots Alliance, Inc. (NASDAQ: WBA; Moody’s: Baa2; S&P: BBB) (“Walgreens”), under nine separate 15-year pure net leases expiring December 31, 2029, with each lease allowing for 12 five-year renewal options. Founded in 1901, Walgreens operates the largest drugstore chain in the United States with more than 8,300 locations. For the fiscal year ended August 31, 2014, Walgreens reported $76.4 billion in net sales, $1.9 billion in net income and $37.2 billion in total assets. During the same period, Walgreens increased net sales 5.8% with same store sales increasing by 4.9%. The tenant reported average store sales for the portfolio of $10.5 million for the 12 months ended May 31, 2014.

■
Sponsorship and Equity. DFB Holdings, LLC is controlled by Douglas F. Blough, co-founder and CFO of Net Lease Capital Advisors, a real estate investment firm that specializes in credit tenant lease transactions. Since inception, Net Lease Capital Advisors has acquired over $1.0 billion of net lease property and has closed over $9.0 billion in transactions. The sponsor, along with entities owned by CFS and Meisrow Financial, which have ownership interest in the borrower, contributed approximately $4.3 million in cash equity to acquire the nine properties in a sale leaseback transaction for approximately $58.5 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 Candlewood Lake Road Brookfield, CT 06804	Collateral Asset Summary – Loan No. 12 Candlewood Lake Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,946,629 73.3% 1.36x 8.3%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Neil Goldberg; Michael Goldberg; Steven Goldberg
Borrower:	Candlewood Lake Road, LLC
Original Balance:	$42,000,000
Cut-off Date Balance:	$41,946,629
% by Initial UPB:	2.9%
Interest Rate:	4.2100%
Payment Date:	6th of each month
First Payment Date:	February 6, 2015
Maturity Date:	January 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$50,427	$50,427
Insurance:	$57,278	$8,183
Replacement(2):	$0	$2,634
TI/LC(3)(4):	$0	$8,781

Financial Information
Cut-off Date Balance / Sq. Ft.:	$199
Balloon Balance / Sq. Ft.:	$160
Cut-off Date LTV:	73.3%
Balloon LTV:	58.8%
Underwritten NOI DSCR:	1.42x
Underwritten NCF DSCR:	1.36x
Underwritten NOI Debt Yield:	8.3%
Underwritten NCF Debt Yield:	8.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Brookfield, CT
Year Built / Renovated:	2005 / NAP
Total Sq. Ft.:	210,734
Property Management:	Bar Advertising Co. No. 2, L.P.
Underwritten NOI:	$3,499,016
Underwritten NCF:	$3,353,290
Appraised Value:	$57,200,000
Appraisal Date:	November 7, 2014

Historical NOI(5)
Most Recent NOI:	$3,604,233 (T-12 October 31, 2014)
2013 NOI:	$3,636,983 (December 31, 2013)
2012 NOI:	$3,906,911 (December 31, 2012)
2011 NOI:	$3,875,194 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	100.0% (January 5, 2015)
2013 Occupancy:	96.2% (December 31, 2013)
2012 Occupancy:	98.8% (December 31, 2012)
2011 Occupancy:	98.3% (December 31, 2011)
(1)
Cash management will be triggered upon (i) an event of default, (ii) the failure by the borrower to maintain a debt service coverage ratio of at least 1.15x for any calendar quarter, until the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters or (iii) the commencement of a Lease Sweep Period. A “Lease Sweep Period” means the date that (i) Raymour & Flanigan goes dark, gives notice to vacate, files bankruptcy or pays its rent 30 days late, (ii) Bed Bath & Beyond has not renewed its lease nine months prior to expiration for a term of at least five years, (iii) Michael’s Store has not renewed its lease six months prior to expiration for a term of at least five years or (iv) OfficeMax Store has not renewed its lease six months prior to expiration for a term of at least five years.

(2)	Replacement reserves are subject to a cap of $126,440.40. If the replacement reserve falls below $63,220.20, the borrower is required to re-commence monthly deposits.
(3)	TI/LC reserves are subject to a cap of $316,101 so long as occupancy is at least 88.0%.
(4)	All excess cash will be deposited into the TI/LC reserve account upon the commencement of a Lease Sweep Period.
(5)	The decrease from 2012 NOI to Most Recent NOI is primarily a result of higher insurance premiums and real estate taxes and a 3.0% management fee commencing in 2013.

TRANSACTION HIGHLIGHTS
■
Property. The Candlewood Lake Plaza property is a 210,734 sq. ft. anchored retail center located in Brookfield, Connecticut. Developed in 2005, the property is 100.0% occupied as of January 5, 2015 by 12 tenants, including the anchor tenant, Raymour & Flanigan. Notable tenants include Bed Bath & Beyond, CVS, Michael’s Store, OfficeMax Store and TJ Maxx.

■
Strong Anchor Tenant. Raymour & Flanigan executed a 15-year lease extension through December 2029. Raymour & Flanigan operates 92 full-line showrooms, 11 clearance centers, 15 customer service centers and four distribution centers, serving customers in seven states: Connecticut, Delaware, Massachusetts, New Jersey, New York, Pennsylvania and Rhode Island. According to Furniture Today, Raymour & Flanigan was the fourth-largest conventional furniture and mattress retailer in the United States with over $1.0 billion in sales in 2013.

■
Sales. Raymour & Flanigan reported 2013 sales of approximately $12.5 million ($178 PSF), which ranks second out of nine Raymour & Flanigan stores within the Connecticut region. Additional 2013 tenant sales include: TJ Maxx - $337 PSF, CVS - $1,172 PSF and Michael’s Store - $295 PSF.

■
Sponsor. The Goldberg family has owned and operated Raymour & Flanigan since its founding in 1947. Current CEO and President Neil Goldberg joined the family business in 1972 and was later joined by Steven Goldberg and Michael Goldberg in 1979 and 1981, respectively. Collectively, Michael Goldberg, Steven Goldberg and Neil Goldberg serve as the senior executives at Raymour & Flanigan and oversee the operation of over 11.0 million sq. ft. of commercial real estate.

■
Market. The Candlewood Lake Plaza property is located in the Brookfield retail submarket within the greater Fairfield County retail market. As of 2013, the Fairfield County retail market contained an overall inventory of approximately 46.9 million sq. ft. with a vacancy rate of 4.9%. As of 2013, the Brookfield submarket contained an overall inventory of approximately 1.7 million sq. ft. with a vacancy rate of 6.4%. As of November 2014, the unemployment rate in Brookfield was 4.7%. In 2014, the population within a three-mile radius was 43,421 with a median income of $78,049.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 13 Walgreens Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,065,000 68.4% 1.36x 8.3%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Acquisition
Sponsor:	Cole Credit Property Trust IV, Inc.
Borrower:	29 Special Purpose Entities
Original Balance(1):	$39,065,000
Cut-off Date Balance(1):	$39,065,000
% by Initial UPB:	2.7%
Interest Rate:	4.4500%
Payment Date:	6th of each month
First Payment Date:	January 6, 2015
Maturity Date:	December 6, 2024
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	$80,000,000 Pari Passu Debt
Call Protection(2):	L(26), D(91), O(3)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes(3):	$0	Springing
Insurance(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$278
Balloon Balance / Sq. Ft.:	$255
Cut-off Date LTV:	68.4%
Balloon LTV:	62.6%
Underwritten NOI DSCR(5):	1.37x
Underwritten NCF DSCR(5):	1.36x
Underwritten NOI Debt Yield:	8.3%
Underwritten NCF Debt Yield:	8.2%

Property Information
Single Asset / Portfolio:	Portfolio of 29 properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	1993-2007 / NAP
Total Sq. Ft.:	427,800
Property Management:	CREI Advisors, LLC
Underwritten NOI:	$9,871,092
Underwritten NCF:	$9,781,797
Appraised Value:	$174,040,000
Appraisal Dates:	October 2014

Historical NOI
Most Recent NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV
2012 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (February 6, 2015)
2014 Occupancy:	NAV
2013 Occupancy:	NAV
2012 Occupancy:	NAV
(1)
The Original Balance and Cut-off Date Balance of approximately $39.1 million represent the non-controlling A-2 Note of an approximately $119.1 million Walgreens Portfolio Whole Loan evidenced by two pari passu notes.

(2)
The lockout period will be at least 26 payment dates beginning with and including the first payment date of January 6, 2015. Prepayment of the full approximately $119.1 million Walgreens Portfolio Whole Loan is permitted on the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 26, 2018.

(3)
Ongoing tax deposits are waived so long as (i) no event of default shall have occurred, (ii) each sole tenant is obligated and is paying taxes directly or (iii) each sole tenant lease is in full force and effect.

(4)
Ongoing insurance deposits are waived so long as (i) no event of default shall have occurred, (ii) each sole tenant is obligated and is maintaining insurance (or self-insurance) in accordance with each sole tenant lease, (iii) each sole tenant lease is in full force and effect and (iv) unless the borrower is providing insurance under an approved blanket policy, the senior unsecured debt rating of the sole tenant is at least BBB- by S&P.

(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.84x and 1.82x, respectively.

TRANSACTION HIGHLIGHTS

■
Sponsor Equity. The sponsor acquired the portfolio as part of a sale-leaseback transaction with Walgreens Boots Alliance, Inc. (NASDAQ: WBA; Moody’s: Baa2; S&P: BBB) (“Walgreens”). Approximately $56.8 million of equity was contributed to complete the acquisition.

■
Long Term NNN lease. Walgreens entered into new 15-year NNN leases at each of the properties in the Walgreens Portfolio. Walgreens is responsible for the direct payment of all operating expenses, real estate taxes, insurance premiums and capital expenditures. The leases have 5.0% rent steps every five years through the 35th lease year and shall thereafter be at fair market value, and feature 12 automatic five-year renewal options, unless previously terminated.

■	Geographic Diversity. The 29 locations are located across 12 states in the Midwestern and Southern United States.

■
Release / Substitution. After the lockout period, the borrowers may obtain the release of one or more, but not all, of the mortgaged properties provided, among other things, (i) the LTV for the remaining properties shall not exceed the lesser of the LTV immediately preceding such release and 68.4%, (ii) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the partial release and 1.35x and (iii) the borrowers partially defease to the lender 125.0% of the allocated loan amount for the released property. In addition, the borrower is permitted to release individual mortgaged properties and substitute new properties as collateral for the loan up to three times during the term of the loan in the event that the related mortgaged property goes dark, provided, among other things, the DSCR for all mortgaged properties following the substitution is equal to or greater than the greater of the DSCR on the closing date of the loan and the DSCR immediately prior to the substitution. Lastly, the borrower may obtain the release of the Walgreens – Michigan City property in connection with a third party’s option to purchase the mortgaged property, provided that, among other things, the borrower pays the to the lender an amount equal to (i) the greater of (a) 125% of the allocated loan amount for such mortgaged property plus all accrued and unpaid interest, (b) the fair market value, and (c) $1,208,000 and (ii) the proportionate yield maintenance premium.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 14 Walgreens Net Lease Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,438,702 69.9% 1.81x 7.8%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Acquisition
Sponsor(1):	DFB Holdings, LLC; Douglas F. Blough
Borrower:	WG DST 1
Original Balance:	$35,438,702
Cut-off Date Balance:	$35,438,702
% by Initial UPB:	2.5%
Interest Rate(2):	4.2200%
Payment Date:	1st of each month
First Payment Date:	February 1, 2015
Anticipated Repayment Date(2):	January 1, 2025
Maturity Date:	January 1, 2030
Amortization(3):	Interest Only, ARD
Additional Debt(4):	$10,115,382 Mezzanine Debt
Call Protection:	L(25), D(92), O(3)
Lockbox / Cash Management(5):	Hard / In Place

Reserves
	Initial	Monthly
Taxes(6):	$0	Springing
Insurance(6):	$0	Springing

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.:	$295	$379
Balloon Balance / Sq. Ft.:	$295	$379
Cut-off Date LTV:	69.9%	89.9%
Balloon LTV:	69.9%	89.9%
Underwritten NOI DSCR(7):	1.83x	1.56x
Underwritten NCF DSCR(7):	1.81x	1.55x
Underwritten NOI Debt Yield(7):	7.8%	6.1%
Underwritten NCF Debt Yield(7):	7.7%	6.0%

Property Information
Single Asset / Portfolio:	Portfolio of eight properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	120,258
Property Management:	Self-managed
Underwritten NOI:	$2,770,378
Underwritten NCF:	$2,744,744
Appraised Value:	$50,700,000
Appraisal Date:	November 2014

Historical NOI(8)
Most Recent NOI:	NAV

Historical Occupancy(8)
Most Recent Occupancy:	100.0% (December 19, 2014)
(1)
The sponsor is related to the borrower under the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as Walgreens Net Lease Portfolio II, which has a Cut-off Date Balance of $43,139,962.

(2)
If the mortgage loan is not paid in full by the Anticipated Repayment Date (“ARD”), the interest rate will increase to 2.0000% per annum plus the greater of (i) 4.2200%, or (ii) the 10-year treasury yield as of the first day after the ARD. The additional interest will accrue, but the payment of said interest will be deferred until the maturity date.

(3)	The mortgage loan is interest only through the ARD.
(4)
Entities controlled by Kawa Capital Partners LLC (“Kawa”) and Cantor Fitzgerald Securities (“CFS”) collectively provided $51.4 million in mezzanine loans to finance the sale leaseback of 41 Walgreens properties. The lender allocated $10,115,382 of mezzanine proceeds to the Walgreens Net Lease Portfolio I properties for illustration of combined debt metrics. The two $12.85 million Kawa mezzanine loans are interest only and accrue interest at a rate of 16.4300% per annum with payment obligations only from various sources of distributable amounts payable to the mezzanine borrowers pursuant to its existing joint venture agreement. The $25.7 million CFS mezzanine loan is interest only with a 15.0000% per annum internal rate of return and a current interest rate of 5.0000% per annum.

(5)
A cash flow sweep will be triggered upon (i) event of default, (ii) bankruptcy action of borrower or major tenant, (iii) DSCR falls below 1.55x based on a trailing three-month period until such time the DSCR is at least 1.60x for two consecutive quarters, (iv) loan not paid in full three months prior to the ARD, (v) major tenant ceases to operate at two or more individual properties and the senior unsecured debt rating of the major tenant issued by Moody’s falls below Ba2 or the long term issuer credit rating by S&P falls below BB, or (vi) the senior unsecured debt rating of the major tenant issued by Moody’s falls below B2 or the long term issuer credit rating by S&P falls below B.

(6)
The borrower will be required to deposit 1/12 of annual taxes and insurance premiums upon (i) event of default, (ii) borrower or tenant fails to pay taxes and insurance premiums pursuant to the major tenant lease, (iii) any major tenant lease is no longer in full force and effect in respect of taxes, and the applicable individual property major tenant lease in respect of insurance collections, or (iv) with respect to monthly insurance collections only, any property is no longer self-insured by Walgreens or the major tenant fails to maintain a credit rating from S&P of at least BBB-, or (v) with respect to monthly tax collection only, DSCR falls below 1.55x based on a trailing three-month period.

(7)	The Total Debt metrics are calculated using the current interest rate of 5.0000% on the CFS mezzanine loan.
(8)	The properties were part of a sale leaseback; therefore, Historical NOI and Historical Occupancy are not available.

TRANSACTION HIGHLIGHTS

■
Geographic Diversity. The Walgreens Net Lease Portfolio I properties are located in Arkansas, Iowa, Kansas and Ohio, with no one property comprising more than 13.9% of the in-place base rent. Partial release or substitution of properties is not permitted.

■
Tenancy. The Walgreens Net Lease Portfolio I is 100.0% leased to Walgreen Co. a subsidiary of Walgreens Boots Alliance, Inc. (NASDAQ: WBA; Moody’s: Baa2; S&P: BBB) (“Walgreens”), under eight separate 15-year pure net leases expiring December 31, 2029, with each lease allowing for 12 five-year renewal options. Founded in 1901, Walgreens operates the largest drugstore chain in the United States with more than 8,300 locations. For the fiscal year ended August 31, 2014, Walgreens reported $76.4 billion in net sales, $1.9 billion in net income and $37.2 billion in total assets. During the same period, Walgreens increased net sales 5.8% with same store sales increasing by 4.9%. The tenant reported average store sales for the portfolio of $10.5 million for the 12 months ended May 31, 2014.

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Sponsorship and Equity. DFB Holdings, LLC is controlled by Douglas F. Blough, co-founder and CFO of Net Lease Capital Advisors, a real estate investment firm that specializes in credit tenant lease transactions. Since inception, Net Lease Capital Advisors has acquired over $1.0 billion of net lease property and has closed over $9.0 billion in transactions. The sponsor, along with entities owned by CFS and Meisrow Financial, which have ownership interest in the borrower, contributed approximately $3.7 million in cash equity to acquire the eight properties in a sale leaseback transaction for approximately $48.1 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2332 Leonard Street Dallas, TX 75201	Collateral Asset Summary – Loan 15 Hotel ZaZa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,904,756 49.2% 2.60x 17.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Charles S. Givens; Records Private Equity, L.L.C.
Borrower:	Givens-Records Development, LLC
Original Balance:	$35,000,000
Cut-off Date Balance:	$34,904,756
% by Initial UPB:	2.5%
Interest Rate:	3.9000%
Payment Date:	6th of each month
First Payment Date:	January 6, 2015
Maturity Date:	December 6, 2024
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(26), D(89), O(5)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$646,667	$60,717
Insurance(2):	$0	Springing
Replacement(3):	$0	At least 4% of prior month’s gross revenues

Financial Information
Cut-off Date Balance / Unit:	$235,843
Balloon Balance / Unit:	$187,185
Cut-off Date LTV:	49.2%
Balloon LTV:	39.0%
Underwritten NOI DSCR:	3.00x
Underwritten NCF DSCR:	2.60x
Underwritten NOI Debt Yield:	17.0%
Underwritten NCF Debt Yield:	14.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Dallas, TX
Year Built / Renovated:	2002 / 2012
Total Units:	148
Property Management:	Z Resorts Management LLC
Underwritten NOI:	$5,938,971
Underwritten NCF:	$5,145,326
Appraised Value:	$71,000,000
Appraisal Date:	October 14, 2014

Historical NOI
2014 NOI:	$6,103,359 (December 31, 2014)
2013 NOI:	$4,829,016 (December 31, 2013)
2012 NOI:	$4,446,398 (December 31, 2012)
2011 NOI:	$4,277,026 (December 31, 2011)

Historical Occupancy
2014 Occupancy:	74.9% (December 31, 2014)
2013 Occupancy:	75.0% (December 31, 2013)
2012 Occupancy:	75.2% (December 31, 2012)
2011 Occupancy:	73.3% (December 31, 2011)
(1)
Cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.20x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters, or (iii) if any new mezzanine loan is outstanding.

(2)	The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.
(3)
The borrower is required to deposit the greater of (i) 4% of prior month’s gross revenues, (ii) the then-current amount required under the management agreement and (iii) the then-current amount required under the franchise agreement for approved capital expenditures and FF&E.

TRANSACTION HIGHLIGHTS

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Collateral. The Hotel ZaZa property is a 148-room, full service boutique hotel located in the Uptown district of Dallas, Texas. Built in 2002, the property features 130 standard rooms and 18 suites, approximately 5,310 sq. ft. of meeting space and the award-winning Dragonfly Restaurant and Lounge Guests at the Hotel ZaZa also have access to an outdoor pool, spa and fitness center. Since 2010, the sponsor has invested approximately $4.1 million in capital improvements in the Hotel ZaZa property, including expanding the ballroom, updating guestrooms, renovating the Dragonfly Restaurant and adding a laundry facility. The sponsor has planned additional renovations to the replace the carpets and fitness equipment in 2015.

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Property Location. The Hotel ZaZa property is located just north of the Dallas central business district in the Uptown district of Dallas, Texas, within the Dallas-Fort Worth-Arlington metropolitan statistical area (the “DFW MSA”). The U.S. Census Bureau estimated that the DFW MSA was the fastest growing metro area in the country over the past 10 years, adding approximately 1.5 million people and increasing the population by over 25.0% since 2000. The Uptown district is a mature area that is experiencing significant new development and a growing local workforce. The Turtle Creek/Uptown office market has over 10 million sq. ft. of office space, with an occupancy rate of over 80.0% and some of the highest rental rates in the DFW MSA. The area is in close proximity to the Dallas arts district, a prominent cultural center in Dallas, and commercial development located along McKinney Avenue, the main thoroughfare through the Uptown area. The area is also close to several prominent regional attractions including, the American Airlines Center, the House of Blues, the State Fair Music Hall, the George W. Bush Presidential Library and AT&T Stadium, among others.

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Sponsorship. Charles S. Givens is a professional real estate investor that specializes in the design, construction, management and marketing of mixed-used projects, offices, family resort properties and residential condominiums. Mr. Givens has designed over 2,000 condominiums and homes, eight luxury resort developments, three full-service retirement communities, and three luxury hotel properties, among other developments. Records Private Equity, L.L.C. is owned by Jeffrey Records, the CEO of MidFirst Bank. The sponsor also owns the Hotel ZaZa Houston and the Hotel ZaZa Austin, which is anticipated to open in 2015.

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Performance. According to the September 2014 hospitality research report, the property achieved an occupancy, ADR, and RevPAR of 75.0%, $281.24, and $210.98, respectively. The penetration rates for the occupancy, ADR and RevPAR were 107.4%, 98.4%, and 105.7%, respectively over the same period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

700 3rd Avenue Seattle, WA 98104	Collateral Asset Summary – Loan No. 16 DoubleTree Arctic Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,969,173 59.1% 1.46x 10.4%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	William J. Lawson
Borrower:	Arctic Club Hotel LLC; Arctic Club Master Tenant LLC
Original Balance:	$27,000,000
Cut-off Date Balance:	$26,969,173
% by Initial UPB:	1.9%
Interest Rate:	4.6900%
Payment Date:	6th of each month
First Payment Date:	February 6, 2015
Maturity Date:	January 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$1,913	$478
Insurance:	$31,789	$5,298
FF&E:	$0	(2)
Seasonality(3):	$170,000	Springing
PIP(4):	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$224,743
Balloon Balance / Room:	$183,091
Cut-off Date LTV:	59.1%
Balloon LTV:	48.2%
Underwritten NOI DSCR:	1.67x
Underwritten NCF DSCR:	1.46x
Underwritten NOI Debt Yield:	10.4%
Underwritten NCF Debt Yield:	9.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Seattle, WA
Year Built / Renovated:	2008 / NAP
Total Rooms:	120
Property Management:	Arctic Hotel Management LLC
Underwritten NOI:	$2,799,452
Underwritten NCF:	$2,445,571
Appraised Value:	$45,600,000
Appraisal Date:	October 31, 2014

Historical NOI:
Most Recent NOI:	$2,973,986 (T-12 October 31, 2014)
2013 NOI:	$2,520,430 (December 31, 2013)
2012 NOI:	$2,122,935 (December 31, 2012)
2011 NOI:	$1,848,265 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	79.4% (October 31, 2014)
2013 Occupancy:	79.4% (December 31, 2013)
2012 Occupancy:	77.5% (December 31, 2012)
2011 Occupancy:	76.4% (December 31, 2011)
(1)
Cash management will be triggered upon (i) the continuance of an event of default, (ii) an event of default under the management agreement, (iii) the borrowers fails to maintain a DSCR of at least 1.20x, (iv) any breach or event of default under the franchise agreement which permits the franchisor to terminate the franchise agreement, or (v) the occurrence of a PIP Trigger Event, as defined in the loan documents.

(2)
The borrowers will be required to make monthly deposits equal to the greater of (i) 1/12 of 4.0% of room revenue and 2.0% of all other gross revenues of the greater of (x) prior year’s gross revenues ending on the last day of the most recent calendar quarter and (y) the annual gross revenues projected in the approved annual budget and (ii) any amount required under the management agreement or franchise agreement for FF&E work. This currently equates to $29,490.

(3)	The borrowers will be required to deposit the lesser of $42,500 or excess cash flow subject to a cap of $170,000, when the balance falls below $170,000.
(4)	The borrowers will be required to deposit 115% of the estimated cost of any PIP work to be completed under the franchise agreement or replacement franchise agreement.

TRANSACTION HIGHLIGHTS

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Location. The DoubleTree Arctic Club property is located in the financial district of Seattle, Washington and is located near Pioneer Square, the Pike Place Market, Safeco Field, the Port of Seattle and the Washington State Convention & Trade Center.

■	Hotel Amenities. The hotel is a 10-story building totaling 120 rooms, 5,970 sq. ft. of meeting space, a restaurant, a lounge, a gift shop and a fitness center.

■	Performance. The property over-penetrates the competitive set in each category including Occupancy (100.1%), ADR (113.7%), and RevPAR (113.8%) as of the October 2014 STR report.

■
Diverse Demand. The property has a diverse set of demand generators including both leisure (Pike Place Market, Pioneer Square, the Seattle Space Needle, CenturyLink Field) and corporate (EMC Corp., Cycle 30, GE, Deloitte).

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Experienced and Well-Capitalized Sponsor. William J. Lawson has specialized in construction of hotels/motels and other commercial real estate for 25 years. Mr. Lawson currently has ownership interest in 15 hotels across several flags including Comfort Suites, Holiday Inn Express, Hilton Garden Inn, Best Western, Marriott, Motel 6, and independent hotels.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1561 Ulster Avenue Lake Katrine, NY 12449	Collateral Asset Summary – Loan No. 17 Mount Kisco Medical Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,475,000 75.0% 1.37x 8.7%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Joseph T. Kirchhoff; David Silver; Christopher C. Dyson; Molly S. Dyson
Borrower:	MHMG-KM Kingston, LLC
Original Balance:	$26,475,000
Cut-off Date Balance:	$26,475,000
% by Initial UPB:	1.9%
Interest Rate:	4.6300%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest only for the first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(90), O(3)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$308,000	$28,000
Insurance:	$5,292	$1,702
Replacement:	$0	$1,400
TI/LC:	$0	$4,200

Financial Information
Cut-off Date Balance / Sq. Ft.:	$315
Balloon Balance / Sq. Ft.:	$270
Cut-off Date LTV:	75.0%
Balloon LTV:	64.3%
Underwritten NOI DSCR(2):	1.41x
Underwritten NCF DSCR(2):	1.37x
Underwritten NOI Debt Yield:	8.7%
Underwritten NCF Debt Yield:	8.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Medical Office
Collateral:	Fee Simple
Location:	Lake Katrine, NY
Year Built / Renovated:	2014 / NAP
Total Sq. Ft.(3):	84,000
Property Management:	Kirchhoff Property Management Inc.
Underwritten NOI:	$2,301,180
Underwritten NCF:	$2,233,980
Appraised Value:	$35,300,000
Appraisal Date:	August 20, 2014

Historical NOI(4)
Most Recent NOI:	$2,499,000 (T-12 September 30, 2014)
2013 NOI:	NAP
2012 NOI:	NAP
2011 NOI:	NAP

Historical Occupancy(4)
Current Occupancy:	100.0% (February 6, 2015)
2013 Occupancy:	NAP
2012 Occupancy:	NAP
2011 Occupancy:	NAP
(1)
Cash management will be triggered upon (i) an event of default, (ii) the failure by the borrower after the end of two consecutive calendar quarters to maintain a NOI debt service coverage ratio of at least 1.25x, (iii) any borrower, principal, gurantor or property manager bankruptcy action or (iv) the occurrence of a Lease Trigger Period. A “Lease Trigger Period” will commence upon the occurrence of any one or more of the following: (i) Mount Kisco Medical Group, P.C. ceases to operate; (ii) Mount Kisco Medical Group, P.C., or the guarantor of Mount Kisco Medical Group, P.C.’s obligations under the lease, is the subject of a bankruptcy action; (iii) Mount Kisco Medical Group, P.C. gives notice of its intent to terminate the lease or otherwise vacates or surrenders its demised premises; or (iv) the lease terminates or expires.

(2)	Based on amortizing debt service payments. Based on the current interest only payments, the DSCR based on Underwritten NOI and Underwritten NCF are 1.85x and 1.80x respectively.
(3)	Mount Kisco Medical Group, P.C. sub-leases approximately 12.4% of its space to a pharmacy and a complimentary medical group.
(4)	The property was constructed in 2014. As such, historical NOI and historical occupancy is not applicable.

TRANSACTION HIGHLIGHTS

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Sponsor Equity. The sponsors purchased the land for the property in 2012 for approximately $3.1 million and subsequently invested approximately $29.2 million in the development of the Mount Kisco Medical Office property, which was completed in July 2014, resulting in a total cost basis of approximately $32.4 million ($386 PSF). Development included the customization of the Mount Kisco Medical Office property with larger floorplates, procedure rooms for non-invasive operations and post operation recovery bays for patients.

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Tenancy. Mount Kisco Medical Group, P.C. (“Mount Kisco”) leases 100.0% of the property as of February 6, 2015. Mount Kisco was founded in 1946 and has over 400 physicians in 40 different offices. Additionally, Mount Kisco has invested approximately $2.8 million into the development and customization of the property ($33.17 PSF). Within the property, Mount Kisco houses five specialties: family/internal medicine, pediatrics, obstetrics/gynecology, ophthalmology, and orthopedics, along with a state-of-the-art procedure room, urgent care walk-in clinic, CT and MRI capabilities, and a full service pharmacy and wellness shop. The property was originally built for Mid-Hudson Medical Group, which was acquired by Mount Kisco in January 2015. There are 43 board-certified physicians that work at the property that were previously part of the Mid-Hudson Medical Group.

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Location. The property is located along Route 9W, within close proximity to Route 209 and the New York State Thruway, approximately five miles north of both the Benedictine Hospital and Kingston Hospital. Additionally, the Mount Kisco Medical Office property is located directly north of the Hudson Valley Mall, which is the largest retail destination in the submarket.

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Local Sponsorship Joseph T. Kirchhoff, one of the loan sponsors, has been involved in real estate for over 20 years and mainly focuses on academic, healthcare, institutional and commercial real estate clients in the Hudson Valley region. As of June 30, 2014, Kirchhoff Companies owns 34 properties with a total estimated value of over $240 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

540 Buckingham Road Richardson, TX 75081	Collateral Asset Summary – Loan No. 18 Sweetwater Ranch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,100,000 74.1% 1.19x 8.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Franck A. Ruimy
Borrower:	Cadogan Sweetwater Management I, LLC; Cadogan Sweetwater Management II, LLC
Original Balance:	$26,100,000
Cut-off Date Balance:	$26,100,000
% by Initial UPB:	1.8%
Interest Rate:	4.5000%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest only for 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management(1):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$431,161	$53,606
Insurance:	$76,394	$10,913
Replacement:	$0	$6,500
Capital Expenditure Holdback(2):	$1,944,140	$0

Financial Information
Cut-off Date Balance / Unit:	$83,654
Balloon Balance / Unit:	$76,559
Cut-off Date LTV(2):	74.1%
Balloon LTV:	73.3%
Underwritten NOI DSCR(3):	1.24x
Underwritten NCF DSCR(3):	1.19x
Underwritten NOI Debt Yield(2):	8.2%
Underwritten NCF Debt Yield(2):	7.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Richardson, TX
Year Built / Renovated:	1994 / NAP
Total Units(4):	312
Property Management:	Vesta Management Services, LLC
Underwritten NOI:	$1,969,235
Underwritten NCF:	$1,891,235
Appraised Value:	$32,600,000
Appraisal Date:	October 1, 2014

Historical NOI
Most Recent NOI:	$1,979,957 (T-12 September 30, 2014)
2013 NOI:	$1,785,047 (December 31, 2013)
2012 NOI:	$1,648,398 (December 31, 2012)
2011 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	95.5% (October 14, 2014)
2013 Occupancy:	95.0% (December 31, 2013)
2012 Occupancy:	93.0% (December 31, 2012)
2011 Occupancy:	92.0% (December 31, 2011)
(1)
Cash management will be triggered upon (i) an event of default, (ii) (a) if, as of any calendar quarter through and including November 5, 2016, the DSCR is less than 1.05x until such time the DSCR is at least 1.10x for two consecutive calendar quarters or (b) if, as of any calendar quarter from November 6, 2016 through and including November 6, 2024, the DSCR is less than 1.15x until such time the DSCR is at least 1.20x for two consecutive calendar quarters and (iii) as long as any new mezzanine loan is outstanding.

(2)
$972,070 of the capital expenditure holdback reserve is available for immediate release. The remaining capital expenditure holdback funds may be released, provided, among other things per the loan documents, the property has a debt yield, as defined in the loan documents, of at least 8.0% as of any calendar quarter. The Cut-off Date LTV, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield were calculated net of the $1,944,140 capital expenditure holdback .

(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.65x and 1.59x, respectively.
(4)	In addition to the 312 rentable units, there are 2 units held offline that are currently used as a management office and model unit.

TRANSACTION HIGHLIGHTS

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Property. The Sweetwater Ranch property is a Class B+, 312-unit (277,311 total net rentable sq. ft.) multifamily garden-style apartment complex consisting of 13 three-story residential buildings and one single-story clubhouse situated on 13.54 acres. The property, built in 1994, has a total of 312 units made up of 144 one-bedroom apartments, 144 two-bedroom apartments and 24 three-bedroom apartments. Unit amenities include a full appliance package, including range/oven, refrigerator, garbage disposal, dishwasher, double sinks, a built-in microwave, central air conditioning, carpeted floors and vinyl “wood look” flooring in the kitchens. Property amenities include a clubhouse, an on-site leasing office, controlled access gates, a resident business center, a pool with sundeck and a hot tub, a private pond with fountains, a playground, a laundry facility, a fitness center and a grilling and picnic area. Parking at the property consists of 566 total spaces for a ratio of 1.81 spaces per unit.

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Location. The property is located in the town of Richardson about 10 miles northeast of the Dallas central business district. The property is approximately three miles from I-635 and US 75, two thoroughfares in the Dallas metropolitan area. Interstate 635 is a general east/west route which makes a partial loop around the northern portion of Dallas and it gives access to other major freeways in the metro Dallas area, including I-20, I-30 and I-35 East. US 75 is a north/south route that provides access to the Dallas central business district to the south and US 380 to the north. There is a Kroger-anchored shopping center located nearby the property that includes retailers such GNC, The UPS Store, Bank of America and McDonald’s, among others and a Walgreens to the southeast. To the west, Centennial Boulevard turns into Spring Valley Road which is densely developed with retail and office users including freestanding restaurants, banks and several hotels.

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Capital Improvements. The property has undergone significant capital improvements since 2011, totaling approximately $1.2 million. The majority of the capital improvements were spent on unit upgrades, including new appliances, new carpet and faux-wood vinyl flooring, new countertops, two inch blinds, two tone paint and new brushed nickel fixtures. More than 50% of the units have received some level of upgrades to date, and these units achieve a premium over non-upgraded units. After closing, the sponsor plans to invest an additional $1.9 million into continued capital improvements at the property, including additional unit upgrades, roof replacement, clubhouse and fitness room renovations and exterior painting, among other things.

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Sponsor. Franck A. Ruimy is the Chief Executive Officer of Aerium Group, a real estate investment firm that acquires, owns and manages portfolios of commercial properties for a number of investment funds. Mr. Ruimy has over 22 years experience in real estate investment, finance, and asset management in North America and Europe. Aerium Group’s management portfolio totals nearly 1.5 million square meters and is valued at approximately €6.1 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Various, OK	Collateral Asset Summary – Loan No. 19 AHIP Oklahoma City Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,500,000 53.1% 3.53x 16.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	American Hotel Income Properties REIT Inc.
Borrower:
AHIP OK Oklahoma Airport 4401 Properties LLC; AHIP OK Oklahoma Airport 4401 Enterprises LLC; AHIP OK Oklahoma Airport 4411 Properties LLC; AHIP OK Oklahoma Airport 4411 Enterprises LLC; AHIP OK Oklahoma Quail Properties LLC; AHIP OK Oklahoma Quail Enterprises LLC; AHIP OK Woodward Properties LLC; AHIP OK Woodward Enterprises LLC

Original Balance:	$25,500,000
Cut-off Date Balance:	$25,500,000
% by Initial UPB:	1.8%
Interest Rate:	4.2000%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest Only
Additional Debt:	None
Call Protection(1):	L(27), D(89), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$371,569	$34,640
Insurance(3):	$0	Springing
FF&E(4):	$0	Springing
Required Repairs:	$57,288	NAP
PIP:	$700,000	$0

Financial Information
Cut-off Date Balance / Room:	$57,955
Balloon Balance / Room:	$57,955
Cut-off Date LTV:	53.1%
Balloon LTV:	53.1%
Underwritten NOI DSCR(5):	3.96x
Underwritten NCF DSCR(5):	3.53x
Underwritten NOI Debt Yield:	16.9%
Underwritten NCF Debt Yield:	15.0%

Property Information
Single Asset / Portfolio:	Portfolio of four properties
Property Type:	Hospitality
Collateral:	Fee Simple
Location:	Various, OK
Year Built / Renovated:	Various / NAP
Total Rooms:	440
Property Management:	ONE OK Airport HI Management LLC; ONE OK Airport SS Management LLC; ONE OK Quail HI Management LLC; ONE OK Woodward Management LLC
Underwritten NOI:	$4,300,635
Underwritten NCF:	$3,837,735
Appraised Value:	$48,000,000
Appraisal Date:	September 1, 2014

Historical NOI
Most Recent NOI:	$4,103,836 (T-12 July 31, 2014)
2013 NOI:	$3,837,501 (December 31, 2013)
2013 NOI:	$3,383,000 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	72.0% (July 31, 2014)
2013 Occupancy:	72.6% (December 31, 2013)
2012 Occupancy:	73.2% (December 31, 2012)
(1)
After the lockout period, the borrowers may obtain the release of an individual property upon a bona fide third-party sale provided, among other things, (i) the LTV for the remaining properties shall not exceed the lesser of the LTV immediately preceding such release and 53.1%, however this shall not apply if the debt yield for the remaining properties is greater than or equal to 15.0%, (ii) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the partial release and 2.22x, (iii) the borrowers partially defease to lender 120.0% of the allocated loan amount for the released property.

(2)	Cash management will be triggered (i) upon an event of default or (ii) if the DSCR falls below 1.20x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters.
(3)	The borrowers will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.
(4)
The borrowers will be required to deposit 1/12 of 4.0% of prior year’s gross revenues beginning on the payment date in November 2015. In addition, the borrowers can post a letter of credit in lieu of making monthly deposits.

(5)
Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payment. Based on a 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR would be 2.87x and 2.56x, respectively.

TRANSACTION HIGHLIGHTS

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Property. The AHIP Oklahoma City Portfolio consists of four hotel properties containing a total of 440 guestrooms. The properties in the portfolio include the Holiday Inn Oklahoma City Airport, the Hampton Inn & Suites Woodward, the Staybridge Suites Oklahoma City Airport and the Holiday Inn Oklahoma City North Quail Springs. The Holiday Inn Oklahoma City Airport is a six-story, 147-room, full service hotel that opened in 2010. The Hampton Inn & Suites Woodward is a four-story, 81-room limited service hotel that opened in 2010. The Staybridge Suites Oklahoma City Airport is a four-story, 103-room, extended stay hotel that opened in 2010. The Holiday Inn Oklahoma City North Quail Springs is a five-story, 109-room, full service hotel that opened in 2011.

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Location. The Holiday Inn Oklahoma City Airport and Staybridge Suites Oklahoma City Airport are both located off of Interstate 40 near central Oklahoma City, Oklahoma in close proximity to Will Rogers World airport. The Holiday Inn Oklahoma City North Quail Springs is located off of the John Kilpatrick Turnpike in northwest Oklahoma City, Oklahoma. The Holiday Inn & Suites Woodward is located in Woodward, Oklahoma approximately 140 miles northwest of Oklahoma City, Oklahoma.

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Sponsor. The sponsor of the borrower and the non-recourse carve-out guarantor is American Hotel Income Properties REIT Inc., which is the United States holding company for all of American Hotel Income Properties REIT LP’s (“AHIP”) domestic assets. AHIP is traded on the Toronto Exchange under the symbol HOT-UN. AHIP indirectly owns and acquires hotel properties in the United States. Its portfolio is primarily comprised of 37 hotel properties that provide railway crew accommodation and 24-hour food service in 19 states.

■	Performance. For the trailing 12-month period ending July 2014, the AHIP Oklahoma City Portfolio achieved an occupancy, ADR, and RevPAR of 72.0%, $93.30, and $67.15, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1400 Valwood Parkway, 1645 Wallace Drive, 1617 and 1650 West Crosby Road Carrollton, TX 75006	Collateral Asset Summary – Loan No. 20 Valwood Business Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,275,000 75.0% 1.26x 8.9%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Paul Garrett; The Paul Garrett 1994 Revocable Trust
Borrower:	Valwood Group, LLC
Original Balance:	$24,275,000
Cut-off Date Balance:	$24,275,000
% by Initial UPB:	1.7%
Interest Rate:	4.8500%
Payment Date:	6th of each month
First Payment Date:	March 6, 2015
Maturity Date:	February 6, 2020
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(32), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$227,083	$45,417
Insurance:	$27,858	$3,482
Immediate Repairs:	$34,034	NAP
Replacement:	$0	$4,504
TI/LC(2):	$1,150,000	$45,013
Tenant TI(3):	$1,297,156	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$67
Balloon Balance / Sq. Ft.:	$64
Cut-off Date LTV:	75.0%
Balloon LTV:	71.6%
Underwritten NOI DSCR(4):	1.41x
Underwritten NCF DSCR(4):	1.26x
Underwritten NOI Debt Yield:	8.9%
Underwritten NCF Debt Yield:	7.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Flex Industrial
Collateral:	Fee Simple
Location:	Carrollton, TX
Year Built / Renovated:	1998, 2001 / NAP
Total Sq. Ft.:	360,403
Property Management:	Robert Lynn Management Company, LTD
Underwritten NOI:	$2,163,891
Underwritten NCF:	$1,929,689
Appraised Value:	$32,350,000
Appraisal Date:	October 20, 2014

Historical NOI
Most Recent NOI:	$2,260,454 (T-12 September 30, 2014)
2013 NOI:	$2,310,887 (December 31, 2013)
2012 NOI:	$2,312,940 (December 31, 2012)
2011 NOI:	$2,370,336 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	93.7% (December 30, 2014)
2013 Occupancy:	93.7% (December 31, 2013)
2012 Occupancy:	95.4% (December 31, 2012)
2011 Occupancy:	95.4% (December 31, 2011)
(1)
Cash management and a full excess cash flow sweep will be triggered upon (i) an event of default, (ii) any bankruptcy action of the borrower, principal, guarantor or property manager, (iii) the failure by the borrower to maintain a debt service coverage ratio of at least 1.10x for two consecutive calendar quarters, until the debt service coverage ratio is at least 1.15x for two consecutive calendar quarters or (iv) the commencement of a Lease Trigger Period. A “Lease Trigger Period” will commence on the date (i) which is the earlier of (a) 12 months prior to each expiration date under the Schneider lease or (b) set forth in Schneider’s lease upon which they are required to notify the landlord of its intent to either renew or terminate its lease, (ii) Schneider fails to continuously operate for 30 days, (iii) Schneider, or any guarantor under the Schneider lease, is the subject of a bankruptcy action, (iv) Schneider gives notice of its intent to terminate, vacate, surrender or sublease its premises or (v) the Schneider lease terminates, expires or Schneider otherwise vacates, surrenders or subleases its premises.

(2)	Beginning March 6, 2016, the monthly TI/LC reserve deposit will decrease to $15,013.
(3)
The borrower deposited $1,297,156 into escrows for outstanding tenant improvement obligations primarily for recent leasing. On each monthly payment date during a Lease Trigger Period, the borrower is required to deposit all excess cash into the Schneider reserve.

(4)	Based on amortizing debt service payments. Based on the current interest-only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.81x and 1.62x, respectively.

TRANSACTION HIGHLIGHTS

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Property. The Valwood Business Park buildings consist of three single-story flex/industrial buildings built in 2001 and one single-story flex/industrial building built in 1998, totaling 360,403 sq. ft. Collectively, the buildings have a total of 861 parking spaces, 61 dock overhead doors, six semi-dock overhead doors and ten ramped doors.

■
Occupancy. The Valwood Business Park buildings are 93.7% leased on a triple-net basis to seven tenants, as of December 30, 2014. Since 2009, the property has maintained an average of approximately 94.9%.

■
Mission Critical Location. Schneider Electric Bldg America (“Schneider”) (29.5% of NRA) occupies the single-tenant building located at 1650 West Crosby Road. Built-to-suit in 1998, Schneider utilizes the property for its corporate headquarters of its division and most recently executed a seven-year lease renewal in December 2013.

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Location. The Valwood Business Park property buildings are located within the North Stemmons/Valwood industrial corridor of Carrollton, TX, approximately 15 miles northwest of the Dallas central business district. Major transportation includes Interstate 35E, Interstate 635, Dallas North Tollway and George Bush Turnpike. Interstate 35E runs north and south through the state of Texas, providing access from Oklahoma, through Dallas/Fort Worth Austin and San Antonio and ending on the Mexican border. Additionally, Addison Airport, the third largest general aviation airport in the country, is located approximately six miles east of the Valwood Business Park buildings.

■
Market. As of Q3 2014, the Northwest Dallas industrial submarket reported a vacancy rate of approximately 7.2%. The 2014 population within an approximately three-mile radius of the buildings was 87,153 with a median household income of $58,225.

■
Demand Generator. The Valwood Business Park buildings are located within a jurisdiction that benefits from the Freeport tax exemption. The law exempts the state inventory tax so long as the inventory is transferred within 175 days of being manufactured or acquired.

■	Cost Basis. To date, the sponsor has a total cost basis of approximately $36.5 million in the buildings, reflecting a 66.5% loan-to-cost ratio. The sponsor acquired the buildings in April 2007.
■
Sponsor. Paul Garrett founded the Garrett Group in 1999, a real estate investment management company that manages a portfolio of office, industrial and retail properties located in California and Texas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., KeyBanc Capital Markets Inc. and Goldman, Sachs & Co. (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time.  The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the COMM 2015-LC19 Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The Information supersedes any such information previously delivered.  The Information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The Information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety.   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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